As filed with the Securities and Exchange Commission on February 9, 2022

Registration No. 333-266965

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 10 to

FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INNOVATION BEVERAGE GROUP LIMITED

(Exact Name of Registrant as Specified in its Charter)

Australia	2080	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

INNOVATION BEVERAGE GROUP LIMITED

29 Anvil Road

Seven Hills, NSW 2147

Australia

Tel: +61 (02) 9620 4574

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31th Floor

New York, NY 10036

Tel: (212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Darrin Ocasio, Esq. Glenn Burlingame, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31th Floor New York, NY 10036 Tel: (212) 930-9700 Fax: (212) 930 9725	Anthony W. Basch, Esq. Alexander W. Powell, Esq. Kaufman & Canoles, P.C. Two James Center 1021 East Cary Street, Suite 1400 Richmond, VA 23219 Tel: (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted. This offering is contingent upon final approval of our Nasdaq listing.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 9, 2022

2,500,000 Units

Each Unit Consisting of

One Ordinary Share and One Warrant to Purchase One Ordinary Share

INNOVATION BEVERAGE GROUP LIMITED

This is an initial public offering of 2,500,000 units (“units”) of Innovation Beverage Group Limited. Each unit consists of one ordinary share and one tradeable warrant to purchase one ordinary share (each a “warrant,” collectively, “warrants”). Prior to this offering, there has been no public market for our ordinary shares or warrants. We anticipate that the initial public offering price of our units will be $4.15 per unit. The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The ordinary shares and the warrants are immediately separable and will be issued separately in this offering. Each warrant offered as part of this offering is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

In addition, on the date that is 90 calendar days immediately following the initial issuance date of the warrants, the exercise price of the warrants will adjust to be the equal to the greater of (a) 50% of the Initial Exercise Price of the warrants on the issuance date or (b) 100% of the lowest volume weighted average price per ordinary share occurring on any day between the initial exercise date of the warrants and 90 calendar days following the issuance date of the warrants (the “Reset Price”). The lowest Reset Price is $2.075 (which is 50% of Initial Exercise Price, based on an assumed public offering price of $4.15 per unit).

We have applied to list the ordinary shares under the symbol “IBG” and will apply to list our warrants under the symbol “IBGWW” on The Nasdaq Capital Market. No assurance can be given that our application will be approved or that a trading market will develop. The offering will not proceed unless our ordinary shares and warrants are accepted for listing on the Nasdaq Capital Market.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 16 of this prospectus.

		Per Unit		Total Without Over-Allotment Option		Total With Over-Allotment Option
Initial public offering price	$		$		$
Underwriting discounts and commissions(1)	$		$		$
Proceeds, before expenses, to us	$		$		$

(1)	We have also agreed to pay a non-accountable expense allowance to Aegis Capital Corp. (“Aegis”) as the underwriter, of one percent (1%) of the gross proceeds received in this offering and to reimburse the underwriter for other out-of-pocket expenses related to the offering. In addition, Aegis will receive warrants to purchase up to a total of 125,000 ordinary shares (equal to five percent (5%) of the ordinary shares sold in this offering, or 143,750 ordinary shares if the underwriter exercises its over-allotment option in full) and exercisable at a price per share equal to 125% of the offering price (the “Underwriter’s Warrants”), which are also being registered under this registration statement. For a description of compensation to be received by the underwriter, see “Underwriting.”

We have granted the underwriter an option, exercisable for forty-five (45) days from the date of this prospectus, to purchase up to an additional 375,000 ordinary shares and/or up to an additional 375,000 warrants to cover over-allotments. For a description of the other compensation to be received by the underwriter, see “Underwriting.”

The underwriter expects to deliver the units against payment in U.S. dollars on or about [ ], 2023.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Sole Book Running Manager

Aegis Capital Corp.

The date of this prospectus is [ ], 2023

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the underwriter have authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of ordinary shares in our company.

For investors outside the United States: Neither we, nor the underwriter, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States.

Innovation Beverage Group Limited was incorporated in Australia on April 20, 2018, as “Australian Boutique Spirits PTY LTD” and on May 2, 2022, the name changed to “Innovation Beverage Group PTY Limited”. Subsequently, on June 11, 2022, the company’s converted from a proprietary company to a public limited company and is now named “Innovation Beverage Group Limited.” Except where indicated or where the context otherwise requires, the terms “Innovation Beverage Group,” “IBG,” “we,” “us,” “our,” the “Company,” and “our business” refer to Innovation Beverage Group Limited, an Australian public limited company together with its subsidiaries.

All references to “shares” in this prospectus refer to ordinary shares of Innovation Beverage Group Limited, no par value per share.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable. Although we are responsible for all of the disclosures contained in this prospectus, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

PRESENTATION OF FINANCIAL INFORMATION

Our functional currency and reporting currency are in U.S. dollars. This prospectus contains consolidated financial statements presented in U.S. dollars, which were prepared in accordance with generally accepted accounting principles in the United States. Our fiscal year ends on December 31 of each year. Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless otherwise noted, (i) all industry and market data in this prospectus is presented in U.S. dollars, (ii) all financial and other data related to Innovation Beverage Group Limited in this prospectus is presented in U.S. dollars, (iii) all references to “$” or “USD” in this prospectus (other than in our financial statements) refer to U.S. dollars, and (iv) all references to “AUD$” or “AUD” in this prospectus refer to Australian dollars.

TRADEMARKS AND TRADENAMES

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names that may appear in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying units in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements.

Company History and Development

Innovation Beverage Group Limited was incorporated in Australia on April 20, 2018 as “Australian Boutique Spirits PTY LTD” and changed its name on May 2, 2022 to “Innovation Beverage Group PTY Limited”. Subsequently, on June 11, 2022, the company converted from a proprietary company to a public limited company. Our registered office is located at 29 Anvil Road, Seven Hills, NSW 2147, Australia. Our main telephone number is +61 (02) 9620 4574. Since its beginning in 2018 as Australian Boutique Spirits Pty Ltd, IBG has been a committed innovator within the beverage industry.

On April 29, 2021, the Company’s Board of Directors and shareholders approved of a recapitalization of the Company by increasing the share capital from 600 ordinary shares to 10,000,000 ordinary shares, effective July 29, 2021. On August 12, 2022, the Company’s shareholders approved of a reverse split of our ordinary shares determined at the discretion of the Board of Directors. On September 10, 2022, our Board of Directors approved a 1-for-1.62 reverse split of our ordinary shares, effective September 12, 2022, pursuant to which shareholders received one (1) ordinary share for every 1.62 ordinary shares held as of such date.

Innovation Beverage Group Limited (“IBG”) has two wholly-owned subsidiaries, Bevmart USA LLC and Reg Liquors LLC d/b/a Wired for Wine. On July 13, 2021, IBG formed Bevmart USA LLC, a Delaware limited liability company, and on July 8, 2022, we changed the name to IBG USA LLC. Subsequently, on November 3, 2021, IBG acquired 100% of the outstanding equity interests in Reg Liquors LLC, a New Jersey limited liability company formed on August 16, 2016. The following chart illustrates our structure both at the time of this prospectus and after the offering.

Overview

We are a developer, manufacturer, marketer, exporter and retailer of a growing beverage portfolio of 60 formulations across 13 alcoholic and non-alcoholic brands for which we own exclusive manufacturing rights. Our focus is on premium and super premium brands.

IBG USA LLC (“IBG USA”) was formed for the purpose of importing, producing via co-packers, marketing and wholesaling Innovation Beverage Group Limited owned portfolio of brands in the United States. IBG USA has not conducted any of these activities as of yet but plans to in the near future.

Reg Liquors LLC d/b/a Wired For Wine is an e-commerce retailer of wines and spirits, and it operates its own marketplaces, www.wiredforwine.com and www.bevmart.com.

Our flagship Australian Bitters Company (“ABC”) brand accounted for approximately 75% of our revenues in 2021. We also sell BitterTales, a brand to which we have the exclusive right to manufacture for distribution in the United States. The Bitters category is expected to return to growth from 2021 onwards, especially Cocktail Bitters, as restrictions ease and consumer trends around home cocktailing, desire for more natural ingredients and bitter flavors increases.

Our goal is to increase our market share in the $600 million global market for bitters. Our partnership with Coca-Cola Europacific Partners (NASDAQ:CCEP), one of the world’s largest Coca-Cola bottlers, to exclusively manufacture ABC bitters for distribution in Australia is a key component of this strategy. We retain distribution rights for ABC bitters outside Australia and are actively negotiating new distribution arrangements for new markets.

Our direct-to-consumer (DTC) distribution channel is a network of eCommerce platforms: www.bevmart.com.au, www.bevmart.com, www.wiredforwine.com, and www.drummerboy.com. We launched BevMart.com.au in Australia in May 2021 and BevMart.com in the U.S. in February 2022. In November 2021, we acquired the U.S.-based www.wiredforwine.com. Our Drummerboy brand will be offered through its own DTC website. We offer our brands, as well as other brands, through our four (4) eCommerce platforms.

We are introducing a new non-alcoholic spirit brand called Drummerboy, our first entry into the growing non-alcoholic beverage market. No-and-Low Alcohol products are becoming increasingly accepted as a lifestyle and societal norm, making it more accessible and approachable for consumers. The market value of no/low alcohol in key global markets in 2021 was just under USD$10 billion, up from USD$7.8 billion in 2018.[2] With a direct to consumer (DTC) retail price per bottle of AUD$50 (approximately USD$35) and via manufacturing efficiencies through in-house manufacturing, we anticipate a margin in excess of 80% gross profit when selling Drummerboy through its own www.drummerboy.com website in a DTC sale.

[2] IWSR, No- and Low-Alcohol in Key Global Markets Reaches Almost US$10 Billion in Value (Last accessed April 26, 2022).

Through efficiencies of managing www.bevmart.com, www.bevmart.com.au, and www.wiredforwine.com and having our own back end fulfilment warehouses and key relationships with logistics partnerships launch of www.drummerboy.com in both Australia and the U.S. via our own DTC system will lead to immediate scale opportunities.

We have launched Twisted Shaker, our first entry in the bottled cocktail market, in Australia. The pre-batched cocktail market grew significantly during the beginning of the COVID pandemic with consumers loving the convenience and cost efficiency of this type of product. Twisted Shaker cocktails are full-strength, high-quality bottled cocktails. We launched Twisted Shaker in the U.S. in November 2022. Currently, we are in the process of identifying distributors in Australia and the U.S.

Our Company conducts business with and has entered into material agreements with Sway Energy Corp. (“Sway”). Our Chief Operating Officer and Chairman of our board of directors is Sahil Beri, who is the brother of Amit Beri, the Chief Executive Officer and a director of Sway Energy Corp. This family relationship presents a potential conflict of interest between the companies. On July 31, 2021, the Company (formerly known as Australian Boutique Spirits Pty Ltd) and Sway (formerly known as Elegance Brand, Inc.) entered into a Manufacturing, Supply and License Agreement, as amended on March 10, 2021, June 14, 2021, and October 21, 2022 (“2020 Manufacturing Agreement”). Upon the termination of the 2020 Manufacturing Agreement, two licenses granted thereunder will expire. Pursuant to said agreement, (i) IBG holds a royalty-free license to Twisted Shaker to manufacture, use and sell the product throughout the world, except the U.S., its territories and possessions; and (ii) Sway holds a royalty-free license to use the intellectual property rights associated with VOCO to manufacture, use and sell the brand in the U.S., its territories and possessions.  For further details about the 2020 Manufacturing Agreement, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Material Agreements.”

Innovation Beverage Group Limited operates, under a lease agreement, a distillery and beverage manufacturing facility in Seven Hills, NSW Australia. The facility has the ability to macerate, blend, import bulk spirits, distill a variety of spirits and bottle or can products. The following products are currently manufactured in this facility:

●	Australian Bitters Company
●	BitterTales
●	Coventry Estate Gin
●	Cheeky Vodka
●	Twisted Shaker Cocktails
●	Geo Liqueurs
●	Cheeky Espresso Martini

Our facility is FDA-certified, kosher compliant in Australia and meets CCEP’s stringent standards. We believe that we currently have the capacity to increase production tenfold with minimal capital expenditures. We also plan to engage third-party manufacturers, as appropriate, to achieve cost savings and logistical efficiencies.

Growth Strategy

Our growth strategy is focused on:

●	continuing to invest in development of new formulations and brands;

●	invest in strategic marketing initiatives to build our portfolio of brands:

●	invest in global distribution expansion:

●	strengthening relationships with existing distributors and entering into partnerships with new distributors to expand global distribution network;

●	expanding our production volume by utilizing unused production capacity in our Australian manufacturing facility;

●	increasing our DTC capabilities through our existing marketplaces and acquiring additional marketplaces in the future; and

●	developing our employees to enhance performance in the marketplace.

We have remained committed to executing this strategy, and as a result have realized its impact on each segment of our business.

Competitive Advantages

Our Company has vertically integrated manufacturing, import, sales and marketing company with a focus on direct-to-consumer sales enabling complete capture of the value chain. Our eCommerce and product team consists of members with extensive beverage industry experience garnered at some of the world’s largest alcohol companies, such as Endeavour Drinks Group (Australia’s largest liquor online and brick-and-mortar retail group), Treasury Wine Estates (Australia’s largest wine company and one of the world’s largest wine companies) and Anheuser-Busch InBev (the world’s largest brewer).

Cost Advantages

IBG’s product portfolio is focused on bitters, light spirits and non-alcoholic spirits, which have short manufacturing times. As a result, IBG is more capital efficient as compared to dark spirit manufacturers (e.g. whisky, brandy, etc.), which often require aging in barrels for years before being sold.

Management Team

Our senior management team is led by Dean Huge, our chief executive officer. Mr. Huge joined us on February 22, 2022.

During his 35-year career as a high-impact, hands-on finance executive, Dean Huge has built a track record of growing profitable operations and implementing successful turnarounds as CEO, CFO, Director, and Treasurer at public and private companies in industries including beverage, financial services, manufacturing, distribution, and SAAS. Most recently, Mr. Huge was CFO of Splash Beverage Group (NYSE American:SBEV) where within five years he led the company from start-up to a NYSE uplisting, raising $24 million.

Emerging Growth Company Status

As a company with less than $1.235  billion in revenue during our last two fiscal periods (the years ended December 31, 2021 and 2022), we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer Status

     We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

      As an exempted Australian company to be listed on the Nasdaq Capital Market, we will be subject to the Nasdaq Stock Market corporate governance listing standards. However, the Nasdaq Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in Australia, which is our home country, may differ significantly from the Nasdaq Stock Market corporate governance listing standards. For instance, we are not required to:

●	have a majority of the board to be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the “Exchange Act”);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions for non-management directors; and

●	have annual meetings and director elections.

Currently, as an Australian company, we intend to rely on home country practice with respect to our corporate governance.

Risk Factor Summary

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, liquidity and prospects. You should carefully consider these risks, including the risks described under the heading “Risk Factors” included elsewhere in this prospectus, before deciding to invest in our ordinary shares. Risks relating to our business include, among others:

●	Potential decline in consumption of products we sell due to consumer preference and taste;
●	Changes in consumer preferences and category trends;
●	Shifts in health concerns and legislative initiatives against sweetened beverages;
●	Inability to successfully consummate or integrate acquisitions or divestitures;
●	Issues surrounding retention of our management team and workforce;
●	Reliance on distributors, retailers, and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business;
●	If a change of control is effected, Coca-Cola Europacific Partners could potentially terminate their agreement with us;
●	Issues predicting the timing, amount of our sales, and inventory stock;
●	Disruptions in the relationship with our key flavor suppliers;
●	Loss or damage to goods in transit and other possible product contamination and liabilities;
●	Disruptions to the shipping industry;
●	Failure or issues with protecting our intellectual property;
●	The competitive nature of the industry in which we operate;
●	Market shortages and volatility surrounding raw materials necessary to manufacture our products;
●	Factors that may affect consumer discretionary spending;
●	Disruptions in supply and distribution chains;
●	Economic, political, and other global uncertainties leading to capital market disruptions;
●	Failure of our products to secure and maintain listings in the control states in the U.S.;
●	Cybersecurity issues;
●	Issues with industry regulation compliance;
●	Risks inherent with sales of products in international markets;
●	The exercise of warrants would result in dilution to our shareholders;
●	Inability to secure additional capital and achieve adequate liquidity to grow, compete, and continue on; and
●	Our emerging growth company status could make our stock less attractive to investors.

THE OFFERING

Units offered

2,500,000 units, each unit consisting of one ordinary share and one warrant to purchase one ordinary share for an assumed exercise price of $4.15 per share (100% of the assumed $4.15 offering price per unit). The warrants are exercisable from the date of issuance until the fifth anniversary of such date. The actual number of units we will offer will be determined based on the actual offering price. The units will not be certificated or issued in stand-alone form. The ordinary shares and the warrants are immediately separable upon issuance and will be issued separately in this offering. (1)

Description of the warrants

The assumed exercise price of the warrants is $4.15 per share (100% of the initial public offering price per unit) (the “Initial Exercise Price”). Each warrant is exercisable for one ordinary share, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the ordinary shares as described in this prospectus. Each warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the warrants will be governed by a Warrant Agent Agreement, dated as of the effective date of this offering, between us and VStock Transfer, LLC, as the warrant agent (the “Warrant Agent”). This prospectus also relates to the shares of common stock issuable upon exercise of the warrants.

In addition, on the date that is 90 calendar days immediately following the initial issuance date of the warrants, the exercise price of the warrants will adjust to be the equal to the greater of (a) 50% of the Initial Exercise Price of the warrants on the issuance date or (b) 100% of the lowest volume weighted average price per ordinary share occurring on any day between the initial exercise date of the warrants and 90 calendar days following the issuance date of the warrants (the “Reset Price”). The lowest Reset Price is $2.075 (which is 50% of Initial Exercise Price, based on an assumed public offering price of $4.15 per unit).

For further details about the terms of the warrants, see the section of this prospectus “Description of Share Capital and Constitution.” (1)

Over-allotment Option to purchase additional units from us	We have granted the underwriter an option, exercisable one or more times in whole or in part, to purchase up to 375,000 additional ordinary shares at a price of $4.14 and/or warrants to purchase up to an aggregate of 375,000 ordinary shares at a price of $0.01, in any combinations thereof, less underwriting discount and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any.
Ordinary shares outstanding before this offering	7,522,480 ordinary shares(1).
Ordinary shares outstanding after this offering	10,022,480 ordinary shares (excluding ordinary shares underlying the warrants).
Use of Proceeds	We intend to use the net proceeds from this offering to pay, in connection with the acquisition of Reg Liquors LLC d/b/a/ Wired for Wine, USD$600,000 to the seller, for working capital and general corporate purposes, including operating expenses. Additionally, we may use a portion of the net proceeds from this offering to acquire or invest in complementary products or assets. However, we have no current plans, commitments or obligations to do so. See “Use of Proceeds” for more information.
Underwriter	Aegis Capital Corp.
Underwriter’s Warrants

We have agreed to issue to Aegis warrants to purchase up to a total of 125,000 ordinary shares (equal to five percent (5%) of the aggregate number of ordinary shares sold in this offering), which are exercisable at a price per share of $5.19 (equal to 125% of the offering price per unit).

Lockup Agreements

Our executive officers, directors, and shareholders holding ten percent (10%) or more of our ordinary shares prior to the offering, collectively, have agreed with the underwriter not to sell, transfer or dispose of any ordinary shares or similar securities for a period of 180 days following the closing of this offering.

Nasdaq Trading symbol	We have applied for listing of our ordinary shares on the Nasdaq Capital Market under the symbol “IBG.” We will apply to list our warrants on the Nasdaq Capital Market under the symbol “IBGWW”. The offering will not proceed unless our ordinary shares and warrants are accepted for listing on the Nasdaq Capital Market.

Risk Factors	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our ordinary shares.

(1) Effective September 12, 2022, we implemented a 1-for-1.62 reverse split of our ordinary shares, pursuant to which shareholders received one (1) ordinary share for every 1.62 ordinary shares held as of that date.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our historical financial data. The summary consolidated statements of operation for the years ended December 31, 2021 and 2020, the six months ended June 30, 2022 and 2021 and the summary consolidated balance sheets as of June 30, 2022 and December 31, 2021 and 2020 have been derived from our consolidated financial statements included elsewhere in this prospectus. The following summary financial data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future.

The following table presents our summary consolidated statements of operation for the years ended December 31, 2021 and 2020:

	For the year ended December 31, 2021 (US$)	For the year ended December 31, 2020 (US$)
Revenue, net	$3,748,281	$2,181,754

Cost of goods sold	1,255,877	441,710

Gross profit	2,492,404	1,740,044

Operating expenses
Other general and administrative	910,319	354,713
Salary and wages	800,186	492,189
Sales and marketing	424,992	24,438
Contracted services	302,740	183,416
Total operating expenses	2,438,237	1,054,756

Income from operations	54,167	685,288

Other income (expenses):
Other income (expenses)	(5,775)	109,812
Interest income	72,446	36,877
Interest expense	(32,549)	(6,145)
Total other income (expenses)	34,122	140,544

Income before taxes	88,289	825,832

Income tax expense	56,526	230,066

Net income	31,763	595,766
Other comprehensive income (loss)
Foreign currency translation adjustment	(147,514)	82,824
Total other comprehensive income (loss)	$(115,751)	$678,590

Basic and diluted earnings per share	$0.00	$0.10

Weighted average shares outstanding – basic and diluted	6,449,014	6,172,840

The following table presents our summary consolidated statements of operation for the six months ended June 30, 2022 and 2021:

	For the six months ended June 30, 2022 (US$)	For the six months ended June 30, 2021 (US$)
Revenue, net	$2,032,890	$1,331,599

Cost of goods sold	1,082,457	357,965

Gross profit	950,433	973,634

Operating expenses
Other general and administrative	992,281	206,587
Salary and wages	826,785	311,950
Sales and marketing	381,022	155,560
Contracted services	813,611	—
Total operating expenses	3,013,699	674,097

Income (loss) from operations	(2,063,266)	299,537

Other income (expenses):
Other	36,896	24,573
Interest income	4,785	46,793
Interest expense	(11,278)	(37,238)
Total other income (expenses)	30,403	34,128

Income (loss) before taxes	(2,032,863)	333,665

Income tax expense	(3,210)	(86,753)

Net income (loss)	(2,036,073)	246,912
Other comprehensive income (loss)
Foreign currency translation adjustment	(109,444)	(19,848)
Total other comprehensive income (loss)	$(2,145,517)	$227,064

Basic and diluted earnings per share	$(0.28)	$0.04

Weighted average shares outstanding – basic and diluted	7,360,850	6,172,840

The following table presents our summary consolidated balance sheets data as of June 30, 2022 and December 31, 2021 and 2020.

	As of June 30, 2022 (US$)	As of December 31, 2021 (US$)	As of December 31, 2020 (US$)
ASSETS
Current assets
Cash and cash equivalents	$70,244	$1,559,172	$403,486
Accounts receivable	1,011,242	995,666	15,036
Inventory, at cost	1,441,080	1,070,275	428,449
Prepaid expenses	243,048	180,133	11,564
Total current assets	2,765,614	3,805,246	858,535

Deposits	35,270	36,762	39,021
Finance right of use asset	23,798	29,621	50,880
Operating right of use asset	261,106	330,759	423,849
Due from related parties	756,033	697,127	1,884,577
Equipment, net	174,738	189,272	163,164
Intangible assets, net	404,972	421,565	—
Goodwill	951,802	951,802	—
Deferred tax asset	45,247	50,895	34,986
Total assets	$5,418,580	$6,513,049	$3,455,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,962,456	$1,505,899	$1,219,662
Deferred revenue	162,192	170,832	—
Notes payable	630,250	708,063	197,777
Current portion of finance lease liability	13,796	23,631	32,489
Current portion of operating lease liability	147,870	143,015	118,267
Total current liabilities	2,916,564	2,551,440	1,568,195

Accrued employee benefits, non-current	21,687	18,237	12,001
Finance lease liability, less current portion	2,695	5,593	26,545
Operating lease liability, less current portion	147,516	243,186	383,903
Total liabilities	3,088,462	2,818,456	1,990,644

Stockholders’ equity
Ordinary shares, no par value; no authorization limited; 7,496,340 7,280,031 and 6,172,840 ordinary shares issued and outstanding at June 30, 2022, December 31, 2021 and 2020 respectively	4,723,111	3,942,069	420
Accumulated other comprehensive loss	(153,885)	(44,441)	103,073
Accumulated deficit	(2,239,108)	(203,035)	1,360,875
Total stockholders’ equity	2,330,118	3,694,593	1,464,368
Total liabilities and stockholders’ equity	$5,418,580	$6,513,049	$3,455,012

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. You should consider carefully the following risk factors, as well as the other information in this prospectus, including our consolidated financial statements and notes thereto, before you decide to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations and prospects could be materially adversely affected, the value of our ordinary shares and/or warrants could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Cautionary Note Regarding Forward-Looking Statements.”

Potential decline in the consumption of products we sell due to consumer preference and taste could have a negative impact on our sales, operations, and business.

Our business depends upon consumers’ consumption of our beverage brands. Consumer preferences and tastes may shift due to, among other reasons, changing taste preferences, demographics, or perceived value. Consequently, any material shift in consumer preferences and taste in our major markets away from our beverage brands, or from the categories in which they compete could have a negative impact on our business, liquidity, financial condition, and/or results of operations. Consumer preferences may shift due to a variety of factors, including changes in demographic or social trends, public health policies may be put into effect to deal with the spread of COVID-19, and changes in leisure, dining, and beverage consumption patterns. A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including:

●	a general decline in economic or geopolitical conditions;

●	concern about the health consequences of consuming beverage alcohol products and about drinking and driving;

●	a general decline in the consumption of beverage alcohol products in on-premise establishments, which may result from stricter laws relating to driving while under the influence of alcohol;

●	the increased activity of anti-alcohol groups;

●	increased federal, state, provincial, and foreign excise, or other taxes on beverage alcohol products and possible restrictions on beverage alcohol advertising and marketing;

●	increased regulation placing restrictions on the purchase or consumption of beverage alcohol products or increasing prices due to the imposition of duties or excise tax or changes to international trade agreements or tariffs;

●	inflation; and

●	wars, health epidemics or pandemics, quarantines, weather, and natural or man-made disasters.

Demand for our products may be adversely affected by changes in category trends and consumer preferences.

Consumer preferences for our beverage brands change continually. Our success depends on our ability to predict, identify and interpret the tastes and habits of consumers and to offer products that appeal to those preferences.

If we do not succeed in offering products that appeal to consumers, our sales and market share will decrease, and our profitability could suffer. We must be able to distinguish among short-term fads, mid-term trends, and long-term changes in consumer preferences. If we are unable to accurately predict which shifts in consumer preferences will be long-term, or if we fail to introduce new and improved products to satisfy those preferences, our sales could decline. In addition, because of our varied consumer base, we must offer a sufficient array of products to satisfy the broad spectrum of consumer preferences. If we fail to expand our product offerings successfully across product categories or if we do not rapidly develop products in faster growing and more profitable categories, demand for our products will decrease and our profitability could suffer.

We may experience a reduced demand for some of our products due to health concerns (including obesity) and legislative initiatives against sweetened beverages.

Consumers are concerned about health and wellness; public health officials and government officials are increasingly vocal about obesity and its consequences. There has been a trend among some public health advocates and dietary guidelines to recommend a reduction in sweetened beverages, as well as increased public scrutiny, new taxes on sugar-sweetened beverages (as described below), and additional governmental regulations concerning the marketing and labeling/packing of the beverage industry. Additional or revised regulatory requirements, whether labeling, tax or otherwise, could have a material adverse effect on our financial condition and results of operations. Further, increasing public concern with respect to sweetened beverages could reduce demand for our beverages and increase desire for more low-calorie soft drinks, water, enhanced water, coffee-flavored beverages, tea, and beverages with natural sweeteners. We are continuously working to reduce calories and sugar in our products while launching new products, to pair with existing brand extensions that round out our diversified portfolio.

We may not be able to consummate proposed acquisitions or divestitures successfully or integrate acquired businesses successfully.

From time to time, we acquire businesses, assets, or securities of companies that we believe will provide a strategic fit with our business. We integrate acquired businesses with our existing operations; our overall internal control over financial reporting processes; and our financial, operations, and information systems. If the financial performance of our business, as supplemented by the assets and businesses acquired, does not meet our expectations, it may make it more difficult for us to service our debt obligations and our results of operations may fail to meet market expectations. We may not effectively assimilate the business or product offerings of acquired companies into our business or within the anticipated costs or timeframes, retain key customers and suppliers or key employees of acquired businesses, or successfully implement our business plan for the combined business. In addition, our final determinations and appraisals of the estimated fair value of assets acquired and liabilities assumed in our acquisitions may vary materially from earlier estimates, and we may fail to realize fully anticipated cost savings, growth opportunities, or other potential synergies. We cannot assure that the fair value of acquired businesses or investments will remain constant.

We may also divest ourselves of businesses, assets, or securities of companies that we believe no longer provide a strategic fit with our business. We may provide various indemnifications in connection with the divestiture of businesses or assets. Divestitures of portions of our business may also result in costs stranded in our remaining business. Delays in developing or implementing plans to address such costs could delay or prevent the accomplishment of our financial objectives.

In addition, our continued success depends, in part, on our ability to develop new products. The launch and ongoing success of new products are inherently uncertain, especially with respect to consumer appeal. A new product launch can give rise to a variety of costs. An unsuccessful launch, among other things, can affect consumer perception of existing brands, and our reputation. Unsuccessful implementation or short-lived popularity of our product innovations may result in inventory write-offs and other costs.

We cannot assure that we will realize the expected benefits of acquisitions, divestitures, or investments. We also cannot assure that our acquisitions, investments, or joint ventures will be profitable, that forecasts regarding our acquisitions, divestitures, or investment activities will be accurate, or that the internal control over financial reporting of entities which we must consolidate as a result of our investment activities will be as robust as the internal control over financial reporting for our wholly-owned entities. Our failure to adequately manage the risks associated with acquisitions or divestitures, or the failure of an entity in which we have an equity or membership interest, could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

We may not be able to retain and recruit executive management or build morale and performance amongst our workforce.

Our success depends upon the efforts and abilities of our executive management team, key senior management, and a high-quality employee base, as well as our ability to attract, motivate, reward, and retain them. If one of our executive officers or critical senior management terminates his or her employment, we may not be able to replace their expertise, fully integrate new personnel, or replicate the prior working relationships. The loss of critical employees might significantly delay or prevent the achievement of our business objectives. Qualified individuals with the breadth of skills and experience in our industry that we require are in high demand, and we may incur significant costs to attract them. Difficulties in hiring or retaining key executive or employee talent, or the unexpected loss of experienced employees could have an adverse impact on our business performance. In addition, we could experience business disruption and/or increased costs related to organizational changes, reductions in workforce, or other cost-cutting measures.

We may not be able to secure additional capital and achieve adequate liquidity to grow and compete.

We will require additional capital to operate, grow and compete, and failure to obtain such additional capital could limit our operations and our growth. We may need to raise additional funds through private or public equity and/or debt financing. We cannot assure that additional financing will be available to us on acceptable terms or at all. If additional capital is either unavailable or cost prohibitive, our operations and growth may be limited, and we may need to change our business strategy to slow the rate of, or eliminate, our expansion or to reduce or curtail our operations. Also, any additional financing we undertake could impose covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital, our existing shareholders may experience dilution and the new securities may have rights, preferences, and privileges senior to those of our ordinary shares.

If we are not able to successfully execute on our future operating plans and objectives, our financial condition, and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

It is important that we meet our sales goals and increase sales going forward as our operating plan already reflects prior significant cost containment measures and may make it difficult to achieve top-line growth if further significant reductions become necessary. If we do not meet our sales goals, our available cash and working capital will decrease and our financial condition will be negatively impacted.

In order to be successful, we believe that we must, among other things:

●	increase the sales volume and gross margins for our products;

●	maintain efficiencies in operations;

●	manage our operating expenses to sufficiently support operating activities;

●	maintain fixed costs at or near current levels; and

●	avoid significant increases in variable costs relating to production, marketing, and distribution.

We may not be able to meet these objectives, which could have a material adverse effect on our results of operations. We have incurred significant operating expenses in the past and may do so again in the future and, as a result, will need to increase revenues in order to improve our results of operations. Our ability to increase sales will depend primarily on success in expanding our current markets, improving our distribution base, entering into DTC arrangements with national accounts, and introducing new brands, products or product extensions to the market. Our ability to successfully enter new distribution areas and obtain national accounts will, in turn, depend on various factors, many of which are beyond our control, including, but not limited to, the continued demand for our brands and products in target markets, the ability to price our products at competitive levels, the ability to establish and maintain relationships with distributors in each geographic area of distribution and the ability in the future to create, develop and successfully introduce one or more new brands, products, and product extensions.

Our reliance on distributors, retailers, and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers, and brokers strategically positioned to serve those areas. Most of our distributors, retailers, and brokers sell and distribute competing products, including non-alcoholic and alcoholic beverages, and our products may represent a small portion of their businesses. The success of this network will depend on the performance of the distributors, retailers, and brokers of this network. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other beverage companies who have greater resources than we do. To the extent that our distributors, retailers, and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and results of operations could be adversely affected. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing, and sales activities.

Our ability to maintain and expand our distribution network and attract additional distributors, retailers, and brokers will depend on a number of factors, some of which are outside our control. Some of these factors include:

●	the level of demand for our brands and products in a particular distribution area;

●	our ability to price our products at levels competitive with those of competing products; and

●	our ability to deliver products in the quantity and at the time ordered by distributors, retailers, and brokers.

We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve success with regards to any of these factors in a geographic distribution area will have a material adverse effect on our relationships in that particular geographic area, thus limiting our ability to maintain or expand our market, which will likely adversely affect our revenues and financial results.

A key component of our business is our arrangement with CCEP to exclusively manufacture the bitters sold under the Australian Bitters Company brand for distribution in Australia. The disruption of this distribution strategy or the loss of this manufacturing and distribution partnership could result in a significant loss of revenue.

IBG exclusively manufactures Australian Bitters Company bitters for distribution in Australia due to our partnership with CCEP. During 2020, from a period of April to October, due to the COVID-pandemic and mass lockdowns of hospitality venues in a majority of Australia, CCEP did not make any significant purchases of product from us. In 2021, distribution and sales of our bitters under the Australian Bitters Company brand accounted for approximately 75% of our total revenue. If we fail to maintain good relations with CCEP and our agreement with CCEP were to expire or terminate, then we could incur a significant loss of revenue, which would negatively impact our results of operations.

Coca-Cola Europacific Partners could potentially terminate their agreement with us in the event of a change of control.

Under our Manufacturing Agreement (the “Agreement”) with Coca-Cola Europacific Partners, Coca-Cola Europacific Partners has the right to terminate the Agreement in the event of a change of control (as defined in the Agreement). The Company has been advised by Australian counsel that this offering would not constitute a change of control for purposes of the Agreement unless an entity that is a direct competitor of Coca-Cola Europacific Partners in the beverage industry comes to hold, directly or indirectly, a legal or beneficial interest in any shares in the Company. There can be no assurance that Coca-Cola Europacific Partners will not determine that upon consummation of the offering or thereafter such a competitor has become a holder, directly or indirectly of a legal or beneficial interest in any shares in the Company. In addition, events may occur after the consummation of this offering that would constitute a change of control under other elements of the definition of change of control set forth in the Agreement and thus trigger Coca-Cola Europacific Partners’ right to terminate the Agreement. Termination of the Agreement could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

We engage in transactions with a related party, which presents a potential conflict of interest.

Our Company conducts business with and has entered into material agreements with Sway Energy Corp. Our Chief Operating Officer and Chairman of our board of directors is Sahil Beri, who is the brother of Amit Beri, the Chief Executive Officer and a director of Sway Energy Corp. This family relationship presents a potential conflict of interest between the companies. We cannot assure you that Mr. Sahil Beri’s interests will always be wholly aligned with the Company’s or that strains on such family relationship will not negatively impact our Company or our business.

Upon the termination of the 2020 Manufacturing Agreement, two manufacturing and distribution licenses will expire, one of which would have a negative impact on our revenue.

Upon the termination of the 2020 Manufacturing Agreement, two licenses granted thereunder will expire. Pursuant to said agreement, (i) IBG holds a royalty-free license to Twisted Shaker to manufacture, use and sell the product throughout the world, except the U.S., its territories and possessions; and (ii) Sway holds a royalty-free license to use the intellectual property rights associated with VOCO to manufacture, use and sell the brand in the U.S., its territories and possessions. The expiration of the license to manufacture and distribute Twisted Shaker would negatively impact our revenue as it accounted for one percent (1%) of our group consolidated revenue for fiscal year 2021, whereas the expiration of Sway’s royalty-free license to manufacture and distribute VOCO would return the rights to us.

Under the 2020 Manufacturing Agreement, Sway has a right to a Favored Nations Price Adjustment and if we fail to comply to provide such a pricing obligation, Sway is entitled to terminate the agreement.

Sway is entitled to a Favored Nations Price Adjustment (as described further under the section “Material Agreements”) on one occasion only during each Anniversary Year (meaning the period from August 1 through July 31) and it only applies to sales and purchases of Covered Products (as defined in the section “Material Agreements”) in the next succeeding Anniversary Year. If IBG fails to provide Sway with a Favored Nations Price Adjustment to which it may be entitled, Sway may, at its option, in addition to all of its other rights under this Agreement or at law, terminate this Agreement without liability to IBG. The termination of the 2020 Manufacturing Agreement would adversely effect our revenue, financial condition and results of operations.

It is difficult to predict the timing and amount of our sales because our distributors are not required to place minimum orders with us.

Our independent distributors and national accounts are not required to place minimum monthly or annual orders for our products. In order to reduce their inventory costs, independent distributors typically order products from us on a “just in time” basis in quantities and at such times based on the demand for the products in a particular distribution area. Accordingly, we cannot predict the timing or quantity of purchases by any of our independent distributors or whether any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. Additionally, our larger distributors and national partners may make orders that are larger than we have historically been required to fill. Shortages in inventory levels, supply of raw materials, or other key supplies could negatively affect us.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions, and new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory of raw materials, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spend, and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

We rely upon our ongoing relationships with our key flavor suppliers. If we are unable to source our flavors on acceptable terms from our key suppliers, we could suffer disruptions in our business.

We currently purchase our flavor concentrate from various flavor concentrate suppliers, and continually develop other sources of flavor concentrate for each of our products. Generally, flavor suppliers hold the proprietary rights to their flavor specific ingredients. Although we have the exclusive rights to flavor concentrates developed with our current flavor concentrate suppliers, and while we have the rights to the ingredients for our products, we do not have the list of ingredients for our flavor extracts and concentrates. Consequently, we may be unable to obtain these exact flavors or concentrates from alternative suppliers on short notice. If we have to replace a flavor supplier, we could experience disruptions in our ability to deliver products to our customers, which could have a material adverse effect on our results of operations.

We highly depend upon the protection of our trademarks and proprietary rights, and failure to protect our intellectual property rights may result in our inability to continue providing certain of our existing products and beverage brands.

Our future success depends significantly on our ability to protect our current and future brands and products and to defend our intellectual property rights. We have been granted trademark registrations covering our brands and products and have filed, and expect to continue to file, trademark applications seeking to protect newly developed brands and products. We cannot be sure that trademark registrations will be issued with respect to any of our trademark applications. We could also, by omission, fail to timely renew or protect a trademark and our competitors could challenge, invalidate, or circumvent any existing or future trademarks issued.

Competition from traditional and large, well-financed non-alcoholic and alcoholic beverage manufacturers may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

The beverage industry is highly competitive. We compete with other beverage companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, all of whom also distribute other beverage brands. Our products compete with all non-alcoholic and alcoholic beverages, most of which are marketed by companies with substantially greater financial resources than ours. Some of these competitors are placing severe pressure on independent distributors not to carry competitive brands such as ours. We also compete with regional beverage producers and “private label” suppliers.

Increased competitor consolidations, market-place competition, particularly among branded beverage products, and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our current revenue and financial targets. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our existing markets, as well as on our ability to expand the market for our products.

If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

We have an international registration of certain of our trademarks under the Madrid protocol. We also rely on a combination of trademark and trade secrecy laws, confidentiality procedures, formulation protection procedures and contractual provisions with employees and contractors to protect our intellectual property rights. Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, copyrights, licenses, formulations and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, and in particular our trademarks and trade secrets, to be of considerable value and importance to our business and our success. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trademarks, trade secrets, or similar proprietary rights. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products, or recoup our associated research and development costs.

As part of the distribution strategy of our products, we grant licenses to distributors for their respective territory. Although our distribution agreements require that the use of our trademarks and designs is subject to our control and approval, any breach of these provisions, or any other action by any of our licensing partners that is harmful to our brands, goodwill and overall image, could have a material adverse impact on our business.

Supply of quality water, agricultural and other raw materials, certain raw materials, and packaging materials purchased under short-term supply contracts, and limited group of suppliers of glass bottles, may harm our supplier which may affect our production costs and cause a shortage of our product supply.

The quality and quantity of water available for use is important to the supply of our agricultural raw materials and our ability to operate our business. Water is a limited resource in many parts of the world and if climate patterns change and droughts become more severe, there may be a scarcity of water or poor water quality which may affect our production costs or impose capacity constraints. We are dependent on sufficient amounts of quality water for operation of our facilities, as well as to conduct our other operations. The suppliers of the agricultural raw materials we purchase are also dependent upon sufficient supplies of quality water for their vineyards and fields. If water available to our operations or the operations of our suppliers becomes scarce or the quality of that water deteriorates, we may incur increased production costs or face manufacturing constraints. In addition, water purification and waste treatment infrastructure limitations could increase costs or constrain operation of our production facilities. A substantial reduction in water supplies could result in material losses of grape crops and vines or other crops, which could lead to a shortage of our product supply.

Our facilities use a large volume of agricultural and other raw materials to produce their products. Our facilities all use large amounts of various packaging materials, including glass, aluminum, cardboard, and other paper products. Our production facilities also use electricity, natural gas, and diesel fuel in their operations. Certain raw materials and packaging materials are purchased under contracts of varying maturities. The supply, on-time availability and price of raw materials, packaging materials, and energy can be affected by many factors beyond our control, including market demand, global geopolitical events (especially as to their impact on crude oil prices), droughts, storms, and other weather conditions or natural or man-made events, economic factors affecting growth decisions, inflation, plant diseases, and theft.

Disruptions in our supply chains could impact our ability to continue production. To the extent any of the foregoing factors increases the costs of our finished products or lead to a shortage of our product supply, we could experience a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

The volatility of energy and increased regulations may have an adverse impact on our gross margin.

Over the past few years, volatility in the global oil markets has resulted in variable fuel prices, which many shipping companies have passed on to their customers by way of higher base pricing and increased fuel surcharges. If fuel prices continue to increase, we expect to experience higher shipping rates and fuel surcharges, as well as energy surcharges on our raw materials. It is hard to predict what will happen in the fuel markets in the remainder of 2022 and beyond. Due to the price sensitivity of our products, we may not be able to pass such increases on to our customers.

Disruption within our supply chain or distribution channels could have an adverse effect on our business, financial condition, and results of operations.

Our ability, through our suppliers, business partners, independent distributors, and retailers, to make, move and sell products is critical to our success. Damage or disruption to our suppliers or to manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics such as the COVID-19 pandemic, labor strikes, or other reasons, could impair the manufacture, distribution, and sale of our products. Many of these events are outside of our control. Failure to take adequate steps to protect against or mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition, and results of operations.

Our business operations may be interrupted and negatively affected due to economic and political uncertainties or changes associated with our international operations.

We operate facilities in Australia, which includes a distillery, and in the United States. These countries impose duties, excise taxes, and/or other taxes on beverage alcohol products, and/or on certain raw materials used to produce our beverage alcohol products, in varying amounts. Governmental bodies may propose changes to international trade agreements, treaties, tariffs, taxes, and other government rules and regulations including but not limited to environmental treaties and regulations. Significant increases in import and excise duties or other taxes on, or that impact, beverage alcohol products could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations. Any such tariffs, and any retaliatory tariffs may have a material adverse effect on our results of operations, including our sales and profitability.

In addition, governmental agencies extensively regulate the beverage alcohol products industry concerning such matters as licensing, warehousing, trade and pricing practices, permitted and required labeling, advertising, and relations with wholesalers and retailers. Certain regulations also require warning labels and signage. New or revised regulations or increased licensing fees, requirements, or taxes could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations. Additionally, various jurisdictions may seek to adopt significant additional product labeling or warning requirements or limitations on the marketing or sale of our products because of what our products contain or allegations that our products cause adverse health effects. If these types of requirements become applicable to one or more of our major products under current or future environmental or health laws or regulations, they may inhibit sales of such products.

These uncertainties and changes, as well as the decisions, policies, and economic strength of our suppliers and distributors, could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

Volatility in the price or availability of the inputs we depend on, including raw materials, packaging, energy, and labor, could adversely impact our financial results.

The principal raw materials we use include glass bottles, aluminum cans, labels, and cardboard cartons, flavorings, and sweeteners. These ingredient costs are subject to fluctuation. Substantial increases in the prices of our ingredients, raw materials, and packaging materials, to the extent that they cannot be recouped through increases in the prices of finished beverage products, would increase our operating costs and could reduce our profitability. If our supply of these raw materials is impaired or if prices increase significantly, it could affect the affordability of our products and reduce sales.

If we are unable to secure sufficient ingredients or raw materials including glass, sugar, and other key supplies, we might not be able to satisfy demand on a short-term basis.

Operational disruptions or catastrophic loss to our properties, other production facilities, or distribution systems could cause delays in our production.

If any of our properties, production facilities, or distribution systems were to experience a significant operational disruption or catastrophic loss, it could delay or disrupt production, shipments, and revenue, and result in potentially significant expenses to repair or replace these properties. Also, our production facilities are asset intensive. As our operations are concentrated in a limited number of production and distribution facilities, we are more likely to experience a significant operational disruption or catastrophic loss in any one location from acts of war or terrorism, fires, floods, earthquakes, severe winter storms, hurricanes, pandemics, labor strike, or other labor activities, cyber-attacks, and other attempts to penetrate our information technology systems or the information technology used by our employees who work from home during the COVID-19 pandemic, unavailability of raw or packaging materials, or other natural or man-made events. If a significant operational disruption or catastrophic loss were to occur, we could breach agreements, our reputation could be harmed, and our business, liquidity, financial condition, and/or results of operations could be adversely affected due to higher maintenance charges, unexpected capital spending, or product supply constraints.

Our insurance policies do not cover certain types of catastrophes and may not cover certain events such as pandemics. Economic conditions and uncertainties in global markets may adversely affect the cost and other terms upon which we are able to obtain property damage and business interruption insurance. If our insurance coverage is adversely affected, or to the extent we have elected to self-insure, we may be at greater risk that we may experience an adverse impact to our business, liquidity, financial condition, and/or results of operations.

Counterfeit or confusingly similar products sold by third parties could harm our brand and cause a decrease in our sales and operations.

To the extent that third parties sell products that are either counterfeit versions of our brands or brands that look like our brands, consumers of our brands could confuse our products with products that they consider inferior. This could cause them to refrain from purchasing our brands in the future and in turn could impair our brand equity and adversely affect our sales and operations.

Failure to obtain satisfactory performance from our suppliers or loss of our existing suppliers could harm our business and as a result, our operations could suffer.

We do not have long-term, written agreements with any of our suppliers. The termination of our relationships or an adverse change in the terms of these arrangements could have a negative impact on our business. If our suppliers increase their prices, we may not be able to secure alternative suppliers, and may not be able to raise the prices of our products to cover all or even a portion of the increased costs. Also, our suppliers’ failure to perform satisfactorily or handle increased orders, delays in shipments of products from suppliers or the loss of our existing suppliers, especially our key suppliers, could cause us to fail to meet orders for our products, lose sales, incur additional costs and/or expose us to product quality issues. In turn, this could cause us to lose credibility in the marketplace and damage our relationships with distributors, ultimately leading to a decline in our business and results of operations. If we are not able to renegotiate these contracts on acceptable terms or find suitable alternatives, our business, financial condition, or results of operations could be negatively impacted.

Failure of our U.S. distributors to distribute our products adequately within their territories could result in a decline of our operations.

In the U.S., we are required by law to use state-licensed distributors or, in 17 states known as “control states,” state-owned agencies performing this function, to sell our products to retail outlets, including liquor stores, bars, restaurants, and national chains in the United States. Our importer has established relationships for our brands with a limited number of wholesale distributors; however, failure to maintain those relationships could significantly and adversely affect our business, sales, and growth. Through our eCommerce website in the United States, www.wiredforwine.com, we distribute to approximately 44 states under a direct-to-consumer (DTC) model where such DTC shipments of wine are legally permitted.

Over the past decade there has been increasing consolidation, both intrastate and interstate, among distributors. As a result, many states now have only two or three significant distributors. Also, there are several distributors that now control distribution for several states. If we fail to maintain good relations with a distributor, our products could, in some instances be frozen out of one or more markets entirely. The ultimate success of our products also depends in large part on our distributors’ ability and desire to distribute our products to our desired U.S. target markets, as we rely significantly on them for product placement and retail store penetration. In addition, all of our distributors also distribute competitive brands and product lines. We cannot assure you that our U.S. distributors will continue to purchase our products, commit sufficient time and resources to promote and market our brands and product lines, or that they can or will sell them to our desired or targeted markets. If they do not, our sales will be harmed, resulting in a decline in our results of operations.

If our third-party service providers and business partners do not satisfactorily fulfill their commitments and responsibilities, our financial results could suffer.

In the conduct of our business, we rely on relationships with third parties, including cloud data storage and other information technology service providers, suppliers, distributors, contractors, joint venture partners, and other external business partners, for certain functions or for services in support of key portions of our operations. These third-party service providers and business partners are subject to similar risks as we are, relating to cybersecurity, privacy violations, business interruption, and systems and employee failures, and are subject to legal, regulatory, and market risks of their own. Our third-party service providers and business partners may not fulfill their respective commitments and responsibilities in a timely manner and in accordance with the agreed-upon terms. In addition, while we have procedures in place for selecting and managing our relationships with third-party service providers and other business partners, we do not have control over their business operations or governance and compliance systems, practices and procedures, which increases our financial, legal, reputational, and operational risk. If we are unable to effectively manage our third-party relationships, or for any reason our third-party service providers or business partners fail to satisfactorily fulfill their commitments and responsibilities, our financial results could suffer.

Pandemics, such as the current global COVID-19 pandemic, outbreaks of communicable infections or diseases, or other public health concerns in the markets in which our consumers or employees live and/or in which we or our distributors, retailers, and suppliers operate may damage our business and disrupt our operations.

Disease outbreaks and other public health conditions could result in disruptions and damage to our business caused by potential negative consumer purchasing behavior as well as disruption to our supply chains, production processes, and operations. Consumer purchasing behavior may be impacted by reduced consumption by consumers who may not be able to leave home or otherwise shop in a normal manner as a result of quarantines or other cancellations of public events and other opportunities to purchase our products, from bar and restaurant closures, or from a reduction in consumer discretionary income due to reduced or limited work and layoffs. Supply disruption may result from restrictions on the ability of employees and others in the supply chain to travel and work, caused by quarantine or individual illness, or which may result from border closures imposed by governments to deter the spread of communicable infection or disease, or determinations by us or our suppliers or distributors to temporarily suspend operations in affected areas, or other actions which restrict the ability to distribute our products or which may otherwise negatively impact our ability to produce, bottle, and ship our product, for our distributors to distribute our products, or for our suppliers to provide us our raw materials. Ports or channels of entry may be closed or operate at only a portion of capacity, or transportation of products within a region or country may be limited, if workers are unable to report to work due to travel restrictions or personal illness. Our operations and the operations of our suppliers may become less efficient or otherwise become negatively impacted if our executive leaders or other personnel critical to our operations are unable to work or if a significant percentage of the workforce is unable to work or is required to work from home. Our cyber-security could be compromised if persons who are forced to work from home do not maintain adequate information security. A prolonged quarantine or border closure could result in temporary or longer-term disruptions of sales patterns, consumption and trade patterns, supply chains, production processes, and operations. A widespread health crisis, such as the COVID-19 pandemic, could negatively affect the economies and financial markets of many countries resulting in a global economic downturn, which could negatively impact demand for our products and our ability to borrow money. Any of these events could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

Contamination and degradation of product quality from diseases, pests, and the effects of weather and climate conditions could delay, disrupt, and harm our sales and operations.

Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could adversely affect sales. Various diseases, pests, fungi, viruses, drought, frosts, and certain other weather conditions or the effects of climate conditions, such as smoke taint from wildfires, could affect the quality and quantity of agricultural raw materials available, decreasing the supply and quality of our products. Similarly, power disruptions due to weather conditions could adversely impact our production processes and the quality of our products. We cannot guarantee that we and/or our suppliers of agricultural raw materials will succeed in preventing contamination in existing and/or future vineyards or fields. Future government restrictions regarding the use of certain materials used in growing grapes or other agricultural raw materials may increase vineyard costs and/or reduce production of grapes or other crops. It is also possible that a supplier may not provide materials or product components which meet our required standards or may falsify documentation associated with the fulfillment of those requirements.

Product contamination or tampering or the failure to maintain our standards for product quality, safety, and integrity, including with respect to raw materials, naturally occurring compounds, packaging materials, or product components obtained from suppliers, may also reduce demand for our products or cause production and delivery disruptions. Contaminants or other defects in raw materials, packaging materials, or product components purchased from third parties and used in the production of our products, or defects in the fermentation or distillation process could lead to low beverage quality as well as illness among, or injury to, consumers of our products and may result in reduced sales of the affected brand or all our brands.

If any of our products become unsafe or unfit for consumption, are misbranded, or cause injury, we may have to engage in a product recall and/or be subject to liability and incur additional costs. A widespread product recall, multiple product recalls, or a significant product liability judgment could cause our products to be unavailable for a period, which could further reduce consumer demand and brand equity.

Class action or other litigation relating to abuse of our products, the misuse of our products, product liability, or marketing or sales practices could cause a disruption in our operations.

There has been public attention directed at the beverage alcohol industry, which we believe is due to concern over problems related to harmful use of alcohol, including drinking and driving, underage drinking, and health consequences from the misuse of alcohol. We could be exposed to lawsuits relating to product liability or marketing or sales practices. Adverse developments in lawsuits concerning these types of matters or a significant decline in the social acceptability of beverage alcohol products that may result from lawsuits could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

Failure of our products to secure and maintain listings in the control states in the U.S. could cause our sales to decrease which will negatively impact our operations.

In the control states, the state liquor commissions act in place of distributors and decide which products are to be purchased and offered for sale in their respective states. Products selected for listing in control states must generally reach certain volumes and/or profit levels to maintain their listings. Products in control states are selected for purchase and sale through listing procedures, which are generally made available to new products only at periodically scheduled listing interviews. Products not selected for listings can only be purchased by consumers in the applicable control state through special orders, if at all. If, in the future, we are unable to maintain our current listings in the control states, or secure and maintain listings in those states for any additional products we may develop or acquire, sales of our products could decrease significantly, which would have a material adverse financial effect on our results of operations and financial condition.

Failure of our key or service product information technology systems, cyber-security breach, or cyber-related fraud to act properly could negatively impact our business, operations, and reputation.

We rely on information technology (“IT”) systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), and software and technical applications and platforms, some of which are managed, hosted, provided and/or used by third-parties or their vendors, to assist us in the management of our business.

Increased IT security threats and more sophisticated cyber-crime, pose a potential risk to the security of our IT systems, networks, and services, as well as to the confidentiality, availability, and integrity of our data. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information, due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our business continuity plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive, and/or business harm, which may adversely affect our business operations and/or financial condition. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, suppliers, or consumers. In any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems.

Litigation and litigation risks may have an adverse impact on our operations, business, and reputation.

From time to time, we may become involved in various litigation matters and claims, including employment, regulatory proceedings, administrative proceedings, governmental investigations, and contract disputes. We could face potential claims or liability for, among other things, breach of contract, defamation, libel, fraud, or negligence. We may also face employment-related litigation, including claims of age discrimination, sexual harassment, gender discrimination, immigration violations, or other local, state, and federal labor law violations. Because of the uncertain nature of litigation and insurance coverage decisions, the outcome of such actions and proceedings cannot be predicted with certainty and an unfavorable resolution of one or more of them could have a material adverse effect on our business, financial condition, results of operations, cash flows, reputation, brand identity, and the trading price of our securities. Any such litigation, with or without merit, could also result in substantial expenditures of time and money, and divert attention of our management team from other tasks important to the success of our business.

Product liability or other related liabilities could lead to litigation which could damage our operations, business, and reputations.

Although we maintain liability insurance and will attempt to limit our contractual liability for damages arising from our products, these measures may not be sufficient for us to successfully avoid or limit product liability or other related liabilities. Our product liability insurance coverage is limited to AUD$1 million per occurrence and AUD$2 million in the aggregate and our general liability umbrella policy is capped at AUD$5 million, which may be insufficient. Further, any contractual indemnification and insurance coverage we have from parties supplying our products is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by these suppliers. In any event, extensive product liability claims could be costly to defend and/or costly to resolve and could harm our reputation or business.

If we encounter product recalls or other product quality issues, our business may suffer.

Product quality issues, real or imagined, or allegations of product contamination, even when false or unfounded, could tarnish our image and could cause consumers to choose other products. In addition, because of changing government regulations or implementation thereof, or allegations of product contamination, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our beverages, including contents, labels, caps, and containers, are subject to the rules and regulations of various federal, provincial, state, and local health agencies. If a regulatory authority finds that a current or future product or production batch or “run” is not in compliance with any of these regulations, we may be fined, or production may be stopped, which would adversely affect our financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we cannot anticipate whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the chemical content or perceived adverse health consequences of certain of our products. These types of requirements, if they become applicable to one or more of our products under current or future environmental or health laws or regulations, may inhibit sales of such products. In California, a law requires that a specific warning appear on any product that contains a component listed by the state as having been found to cause cancer or birth defects. This law recognizes no generally applicable quantitative thresholds below which a warning is not required. If a component found in one of our products is added to the list, or if the increasing sensitivity of detection methodology that may become available under this law and related regulations as they currently exist, or as they may be amended, results in the detection of an infinitesimal quantity of a listed substance in one of our beverages produced for sale in California, the resulting warning requirements or adverse publicity could affect our sales.

Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyber-attacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature, and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition, or results of operations.

If we fail to comply with personal data protection and privacy laws, we could be subject to adverse publicity, government enforcement actions, and/or private litigation, which could negatively affect our business and operating results.

In the ordinary course of our business, we receive, process, transmit, and store information relating to identifiable individuals (“personal data”), primarily employees, former employees, and consumers with whom we interact. As a result, we are subject to various U.S. federal and state and foreign laws and regulations relating to personal data. These laws have been subject to frequent changes, and new legislation in this area may be enacted in other jurisdictions at any time. These laws impose operational requirements for companies receiving or processing personal data, and many provide for significant penalties for noncompliance. These requirements with respect to personal data have subjected and may continue in the future to subject us to, among other things, additional costs and expenses and have required and may in the future require costly changes to our business practices and information security systems, policies, procedures, and practices. Our security controls over personal data, the training of employees and vendors on data privacy and data security, and the policies, procedures, and practices we implemented or may implement in the future may not prevent the improper disclosure of personal data by us or the third-party service providers and vendors whose technology, systems and services we use in connection with the receipt, storage, and transmission of personal data. Unauthorized access or improper disclosure of personal data in violation of personal data protection or privacy laws could harm our reputation, cause loss of consumer confidence, subject us to regulatory enforcement actions (including fines), and result in private litigation against us, which could result in loss of revenue, increased costs, liability for monetary damages, fines, and/or criminal prosecution, all of which could negatively affect our business and operating results.

International operations, worldwide and domestic economic trends, and financial market conditions, geopolitical uncertainty, changes to international trade agreements and tariffs, import and excise duties, other taxes, or other governmental rules and regulations could have a material adverse effect on our business and operations.

Risks associated with international operations, any of which could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations, include:

●	changes in local political, economic, social, and labor conditions;

●	potential disruption from socio-economic violence, including terrorism and drug-related violence;

●	restrictions on foreign ownership and investments or on repatriation of cash earned in countries outside the U.S.;

●	import and export requirements and border accessibility;

●	currency exchange rate fluctuations;

●	a less developed and less certain legal and regulatory environment in some countries, which, among other things, can create uncertainty regarding contract enforcement, intellectual property rights, privacy obligations, real property rights, and liability issues; and

●	inadequate levels of compliance with applicable anti-bribery laws, including the Foreign Corrupt Practices Act.

Unfavorable global or regional economic conditions, including economic slowdown and the disruption, volatility, and tightening of credit and capital markets, as well as unemployment, tax increases, governmental spending cuts, or a return of high levels of inflation, could affect consumer spending patterns and purchases of our products. These could also create or exacerbate credit issues, cash flow issues, and other financial hardships for us and our suppliers, distributors, retailers, and consumers. The inability of suppliers, distributors, and retailers to access liquidity could impact our ability to produce and distribute our products.

We are also exposed to risks associated with interest rate fluctuations. We could experience changes in our ability to manage fluctuations in interest rates and, accordingly, there can be no assurance that we will be successful in reducing those risks.

We could also be affected by nationalization of our international operations, unstable governments, unfamiliar or biased legal systems, intergovernmental disputes or animus against the U.S. Any determination that our operations or activities did not comply with applicable U.S. or foreign laws or regulations could result in the imposition of fines and penalties, interruptions of business, terminations of necessary licenses and permits, and other legal and equitable sanctions.

We are subject to risks inherent in sales of products in international markets.

Our operations outside of the United States constitute a significant portion of our revenue and profitability, and we believe that developing and emerging markets could present future growth opportunities for us. However, there can be no assurance that existing or new products that we manufacture, distribute, or sell will be accepted or be successful in any particular foreign market, due to local or global competition, product price, cultural differences, consumer preferences, or otherwise. There are many factors that could adversely affect demand for our products in foreign markets, including our inability to attract and maintain key distributors in these markets; volatility in the economic growth of certain of these markets; changes in economic, political or social conditions; the status and renegotiations of the North American Free Trade Agreement; imposition of new or increased labeling, product or production requirements, or other legal restrictions; restrictions on the import or export of our products or ingredients or substances used in our products; inflationary currency, devaluation or fluctuation; and increased costs of doing business due to compliance with complex foreign and U.S. laws and regulations. If we are unable to effectively operate or manage the risks associated with operating in international markets, our business, financial condition, or results of operations could be adversely affected.

Damage to our reputation could harm our business and cause a decline in our sales.

The success of our brands depends upon the positive image that consumers have of those brands and maintaining a good reputation is critical to selling our branded products. Our reputation could also be impacted negatively by public perception, adverse publicity (whether or not valid, such as the similarity of the name of certain of our brands or trademarks and a type of virus), negative comments in social media, or our responses relating to:

●	a perceived failure to maintain high ethical and ESG standards and practices for all our operations and activities;

●	a perceived failure to address concerns relating to the quality, safety, or integrity of our products, including from contamination, whether arising accidentally or through deliberate third-party action;

●	allegations that we, or persons associated with us or formerly associated with us, have violated applicable laws or regulations, including but not limited to those related to safety, employment, discrimination, harassment, whistle-blowing, privacy, corporate citizenship, improper business practices, or cyber-security;

●	our environmental impact, including use of agricultural materials, packaging, water and energy use, and waste management; or

●	efforts that are perceived as insufficient to promote the responsible use of alcohol.

Failure to comply with federal, state, or local laws and regulations, maintain an effective system of internal controls, provide accurate and timely financial statement information, or protect our information systems against service interruptions, misappropriation of data, or breaches of security, could also hurt our reputation. Damage to our reputation or loss of consumer confidence in our products for any of these or other reasons could result in decreased demand for our products and could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations, as well as require additional resources to rebuild our reputation, competitive position, and brand equity and renew investor confidence.

Due to the highly competitive market we operate in, our sales and operations could be negatively affected by our competitors.

We are in a highly competitive industry and our sales could be negatively affected by numerous factors including:

●	our inability to maintain or increase prices;

●	new entrants in our market or categories;

●	the decision of wholesalers, retailers, or consumers to purchase competitors’ products instead of ours; or

●	a general decline in beverage alcohol consumption due to consumer dietary preference changes or consumers substituting legalized marijuana or other similar products in lieu of beverage alcohol.

Sales could also be affected by pricing, purchasing, financing, operational, advertising, or promotional decisions made by wholesalers, state and other local agencies, and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general, and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or marketing expenditures to maintain our competitive position or for other reasons. We cannot guarantee that we will be able to increase our prices to pass along to our customers any increased costs we incur.

Our intangible assets, such as goodwill and trademarks, could have a material adverse effect in the event of a write-down of the assets.

We have a significant amount of intangible assets such as goodwill and trademarks and may acquire more intangible assets in the future. Intangible assets are subject to a periodic impairment evaluation under applicable accounting standards. The write-down of any of these intangible assets could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

Changes to tax laws, fluctuations in our effective tax rate, accounting for tax positions, the resolution of tax disputes, and changes to accounting standards, elections, or assertions could harm our business and operations.

The U.S. federal budget and individual state, provincial, local municipal budget deficits, or deficits in other governmental entities, could result in increased taxes on our products, business, customers, or consumers. Various proposals to increase taxes on beverage alcohol products have been made at the federal and state levels or at other governmental bodies in recent years. Federal, state, provincial, local, or foreign governmental entities may consider increasing taxes upon beverage alcohol products as they explore available alternatives for raising funds.

In addition, significant judgment is required to determine our effective tax rate and evaluate our tax positions. Our provision for income taxes includes a provision for uncertain tax positions. Fluctuations in federal, state, local, and foreign taxes, or a change to uncertain tax positions, including related interest and penalties, may impact our effective tax rate and our financial results. When tax matters arise, several years may elapse before such matters are audited and finally resolved. Unfavorable resolution of any tax matter could increase our effective tax rate and resolution of a tax issue may require the use of cash in the year of resolution.

U.S. tax changes or changes in how international corporations are taxed, including changes in how existing tax laws are interpreted or enforced, or changes to accounting standards, elections or assertions could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

We may be required in the future to record a significant charge to earnings if our goodwill or intangible assets become impaired.

Under United States Generally Accepted Accounting Principles (“U.S. GAAP”), we are required to review our intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Factors that may be considered a change in circumstances indicating that the carrying value of our intangible assets may not be recoverable include, declining or slower than anticipated growth rates for certain of our existing products, a decline in stock price and market capitalization, and slower growth rates in our industry. We may be required in the future to record a significant charge to earnings during the period in which we determine that our intangible assets have been impaired. Any such charge would adversely impact our results of operations. As of December 31, 2021, our goodwill totaled approximately USD$951,000.

Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.

Our sales are seasonal and we experience fluctuations in quarterly results as a result of many factors. Companies similar to ours have historically generated a greater percentage of our revenues during the warm weather months of September through December. Timing of customer purchases will vary each year and sales can be expected to shift from one quarter to another. As a result, management believes that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance or results expected for the fiscal year.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The U.S. GAAP and related pronouncements, implementation guidelines, and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates, and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates, or judgments by our management could significantly change our reported results.

If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our stock price and investor confidence could be materially and adversely affected.

We are required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of their inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results, which could also negatively impact our stock price and investor confidence.

We face substantial competition in the alcoholic beverage industry, and we may not be able to effectively compete.

Consolidation among spirits producers, distributors, wholesalers, or retailers could create a more challenging competitive landscape for our products. Consolidation at any level could hinder the distribution and sale of our products as a result of reduced attention and resources allocated to our brands, both during and after transition periods, because our brands might represent a smaller portion of the new business portfolio. Expansion into new product categories by other suppliers, or innovation by new entrants into the market, could increase competition in our product categories. Changes to our distribution channels or partners in important markets could result in temporary or longer-term sales disruption, higher implementation-related or fixed costs, and could negatively affect other business relationships we might have with that partner. Distribution network disruption or fluctuations in our product inventory levels with distributors, wholesalers, or retailers could negatively affect our results for a particular period.

Our competitors may respond to industry and economic conditions more rapidly or effectively than we do. Our competitors offer products that compete directly with ours for shelf space, promotional displays, and consumer purchases. Pricing, (including price promotions, discounting, couponing, and free goods), marketing, new product introductions, entry into our distribution networks, and other competitive behavior by our competitors could adversely affect our sales margins, and profitability.

Our business operations may be adversely affected by social, political, and economic conditions affecting market risks and the demand for and pricing of our products.

These risks include:

●	Unfavorable economic conditions and related low consumer confidence, high unemployment, weak credit or capital markets, sovereign debt defaults, sequestrations, austerity measures, higher interest rates, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations;

●	Changes in laws, regulations, or policies – especially those that affect the production, importation, marketing, sale, or consumption of our beverage alcohol products;

●	Tax rate changes (including excise, sales, tariffs, duties, corporate, individual income, dividends, capital gains), or changes in related reserves, changes in tax rules or accounting standards, and the unpredictability and suddenness with which they can occur;

●	Dependence upon the continued growth of brand names;

●	Changes in consumer preferences, consumption, or purchase patterns, and our ability to anticipate and react to them;

●	Bar, restaurant, travel, or other on premise declines;

●	Unfavorable consumer reaction to our products, package changes, product reformulations, or other product innovation;

●	Decline in the social acceptability of beverage alcohol products in our markets;

●	Production facility or supply chain disruption;

●	Imprecision in supply/demand forecasting;

●	Higher costs, lower quality, or unavailability of energy, input materials, labor, or finished goods;

●	Direct-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher implementation--related or fixed costs;

●	Inventory fluctuations in our products by distributors, wholesalers, or retailers;

●	Competitors’ consolidation or other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;

●	Insufficient protection of our intellectual property rights;

●	Product recalls or other product liability claims;

●	Product counterfeiting, tampering, or product quality issues;

●	Significant legal disputes and proceedings;

●	Government investigations (particularly of industry or company business, trade or marketing practices);

●	Failure or breach of key information technology systems;

●	Negative publicity related to our company, brands, marketing, personnel, operations, business performance or prospects; and

●	Business disruption, decline, or costs related to organizational changes, reductions in workforce, or other cost-cutting measures, or our failure to attract or retain key executive or employee talent.

Uncertainty in the financial markets and other adverse changes in general economic or political conditions in any of the major countries in which we do business could adversely affect our industry, business and results of operations.

Global economic uncertainties, including foreign currency exchange rates, affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. There can be no assurance that economic improvements will occur, or that they would be sustainable, or that they would enhance conditions in markets relevant to us.

The market price of our ordinary shares and warrants may be highly volatile, and you could lose all or part of your investment.

The trading price of our ordinary shares and warrants is likely to be volatile. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering, and the concentrated ownership of our ordinary shares among our executive officers, directors and greater than 5% stockholders. As a result of our small public float, our ordinary shares and warrants may be less liquid and have greater stock price volatility than the ordinary shares and warrants of companies with broader public ownership.

Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	changes in financial or operational estimates or projections;

●	termination of the lock-up agreement or other restrictions on the ability of our stockholders to sell shares after this offering; and

●	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general has recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares and warrants. This volatility may prevent you from being able to sell your ordinary shares and/or warrants at or above the price you paid for them. If the market price of our ordinary shares and/or warrants after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

There has been no prior public market for our ordinary shares or warrants, the price of our ordinary shares or warrants may be volatile or may decline regardless of our operating performance, and you may not be able to resell your ordinary shares or warrants at or above the offering price.

There has been no public market for our ordinary shares or warrants prior to this offering. The offering price for our units will be determined through negotiations between the underwriter and us and may vary from the market price of our ordinary shares and warrants following this offering. If you purchase units in this offering, you may not be able to resell the ordinary shares or warrants at or above the offering price. An active or liquid market in our ordinary shares or warrants may not develop upon the completion of this offering or, if it does develop, it may not be sustainable. Further, an inactive market may also impair our ability to raise capital by selling our ordinary shares or warrants in the future and may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares or warrants as consideration.

An investment in our ordinary shares and warrants is speculative and there can be no assurance of any return on any such investment.

An investment in our ordinary shares and warrants is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

Our warrants may not have any value.

Each warrant will have an assumed exercise price equal to $4.15 (100% of the assumed $4.15 offering price per unit). The warrants will be exercisable from the date of issuance until the fifth anniversary of the issue date. In the event the price or our ordinary shares does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Future sales of ordinary shares, or the perception of such future sales, by some of our existing shareholders could cause the price of our ordinary shares or warrants to decline.

The market price of our ordinary shares could decline as a result of sales of a large number of shares of our ordinary shares in the market or the perception that these sales may occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell ordinary shares or warrants in the future at a time and at a price that we deem appropriate.

From time to time, certain of our shareholders may be eligible to sell all or some of their ordinary shares by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. In general, pursuant to Rule 144, non-affiliate shareholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), and current public information and notice requirements.

The exercise of our warrants would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

To the extent our warrants are exercised, additional ordinary shares will be issued, which will result in dilution to the holders of ordinary shares and potentially increase the number of shares eligible for resale in the public market, which could cause a decline in the price of our ordinary shares. Sales of substantial numbers of ordinary shares in the public market could adversely affect the market price of our ordinary shares.

Holders of the warrants will have no rights as a holder of our ordinary shares until they exercise their warrants and acquire our ordinary shares.

Until holders of our warrants acquire our ordinary shares upon exercise of such warrants, warrant holders will have no rights with respect to the ordinary shares issuable upon exercise of any warrants. Upon exercise of warrants, holders will be entitled to exercise the rights of a holder of our ordinary shares as to the security exercised only as to matters for which the record date occurs after the exercise.

Because certain shareholders own a large percentage of our voting stock, other shareholders’ voting power may be limited.

As of January 31, 2023, two (2) of our shareholders own or control approximately 59% of our outstanding ordinary shares. If those shareholders act together, they would have the ability to have a substantial influence on matters submitted to our shareholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. As a result, our other shareholders may have little or no influence over matters submitted for shareholder approval. In addition, the ownership of such shareholders could preclude any unsolicited acquisition of us, and consequently, adversely affect the price of our ordinary shares. These shareholders may make decisions that are adverse to your interests.

We do not expect to pay dividends and investors should not buy our ordinary shares expecting to receive dividends.

We do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our ordinary shares if the price appreciates. You should not purchase our ordinary shares expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in establishing an orderly trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not anticipate that we will pay dividends, we may have trouble raising additional funds which could affect our ability to expand our business operations.

There can be no assurances that our ordinary shares or warrants once listed on the Nasdaq Capital Market will not be subject to potential delisting if we do not continue to maintain the listing requirements of Nasdaq.

We have applied to list the shares of our ordinary shares and intend to apply to list our warrants on the Nasdaq Capital Market, under the symbol “IBG” and “IBGWW,” respectively. An approval of our listing application by the Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of the Nasdaq. In addition, the Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing (i.e., being de-listed from the Nasdaq), would make it more difficult for shareholders to sell our ordinary shares or warrants and more difficult to obtain accurate price quotations on our ordinary shares or warrants. This could have an adverse effect on the price of our ordinary shares and warrants. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our ordinary shares or warrants are not traded on a national securities exchange.

Our ordinary shares could be further diluted as the result of the issuance of additional ordinary shares, convertible securities, options, or warrants.

Our issuance of additional ordinary shares, convertible securities, options, and warrants could affect the rights of our shareholders, result in a reduction in the overall percentage holdings of our shareholders, could put downward pressure on the market price of our ordinary shares, could result in adjustments to conversion and exercise prices of outstanding notes and warrants, and could obligate us to issue additional ordinary shares to certain of our shareholders.

We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make the ordinary shares less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, not being required to comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, not being required to comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could remain an emerging growth company until the earlier of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer. We cannot predict if investors will find our ordinary shares less attractive if we choose to rely on these exemptions. If some investors find our ordinary shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our ordinary shares and our share price may be more volatile. Further, as a result of these scaled regulatory requirements, our disclosure may be more limited than that of other public companies and you may not have the same protections afforded to shareholders of such companies.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have opted for taking advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Jobs Act.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our consolidated financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our ordinary shares.

Breaches of our online commerce security could occur and could have an adverse effect on our reputation.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography and cybersecurity, or other events or developments will not result in a compromise or breach of the technology used by the Company to protect customer transaction data. If any such compromise of the Company’s security were to occur, it could have a material adverse effect on the Company’s reputation and, therefore, on its business, results of operations and financial condition. Furthermore, a party who is able to circumvent the Company’s security measures could misappropriate proprietary information or cause interruptions in the Company’s operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and other online services and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company involve the storage and transmission of proprietary information, security breaches could damage the Company’s reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company’s security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company’s business, results of operations and financial condition.

Increased IT security threats and more sophisticated cybercrimes and cyberattacks, including computer viruses and other malicious codes, ransomware, unauthorized access attempts, denial of service attacks, phishing, social engineering, hacking and other types of attacks pose a potential risk to the security of our IT systems, networks and services, as well as the confidentiality, availability, and integrity of our data. We may in the future experience cyberattacks and other unauthorized access attempts to our IT systems. Because the techniques used to obtain unauthorized access are constantly changing and often are not recognized until launched against a target, we or our vendors may be unable to anticipate these techniques or implement sufficient preventative or remedial measures. If we are unable to efficiently and effectively maintain and upgrade our system safeguards, we may incur unexpected costs and certain of our systems may become more vulnerable to unauthorized access. In the event of a ransomware or other cyber-attack, the integrity and safety of our data could be at risk or we may incur unforeseen costs impacting our financial position. Although we carry insurance covering cyber-attacks including ransomware, these coverages are subject to deductibles and self-insurance obligation, as well as caps on coverage that could be below the value of losses we could incur. If the IT systems, networks or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information due to any number of causes ranging from catastrophic events, power outages, security breaches, unauthorized use or usage errors by employees, vendors or other third parties and other security issues, we may be subject to legal claims and proceedings, liability under laws that protect the privacy and security of personal information (also known as personal data), litigation, governmental investigations and proceedings and regulatory penalties, and we may suffer interruptions in our ability to manage our operations and reputational, competitive or business harm, which may adversely affect our business, results of operations and financial results. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our employees, stockholders, customers, suppliers, consumers or others. In any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or technological failure and the reputational damage resulting therefrom, to pay for investigations, forensic analyses, legal advice, public relations advice or other services, or to repair or replace networks and IT systems. As a result of the COVID-19 pandemic, a greater number of our employees are working remotely and accessing our IT systems and networks remotely, which may further increase our vulnerability to cybercrimes and cyberattacks and increase the stress on our technology infrastructure and systems. Even though we maintain cyber risk insurance, this insurance may not be sufficient to cover all of our losses from any future breaches or failures of our IT systems, networks and services.

A failure of one or more of our key IT systems, networks, processes, associated sites or service providers could have a material adverse impact on business operations, and if the failure is prolonged, our financial condition.

We rely on IT systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), software and technical applications and platforms, some of which are managed, hosted, provided and used by third-parties or their vendors, to assist us in the management of our business. The various uses of these IT systems, networks and services include, but are not limited to: hosting our internal network and communication systems; supply and demand planning; production; shipping our products to customers; hosting our brand websites and marketing products to consumers; collecting and storing customer, consumer, employee, shareholder, and other data; processing transactions; summarizing and reporting results of operations; hosting, processing and sharing confidential and proprietary research, business plans and financial information; complying with regulatory, legal or tax requirements; providing data security; and handling other processes necessary to manage our business.

Any significant disruption in or unauthorized access to our computer systems and other technology or those of our customers, partners and other third parties that we utilize in our operations, could result in a loss or degradation of service, unauthorized disclosure of data, or theft or tampering of intellectual property, any of which could materially adversely impact our business.

Our operations, products, data and intellectual property are inherently at risk of loss, inappropriate access, or tampering by both insider threats and external bad actors. In particular, our operations face various cyber and other security threats, including attempts to gain unauthorized access to sensitive information, intellectual property, mission operations, systems and networks. Our systems (internal, customer and partner systems) and assets may also be subject to damage or interruption from natural and other disaster events or disruptions including hurricanes, floods, earthquakes, fires, other extreme weather conditions, epidemics or pandemics, acts of terrorism, power shortages and blackouts, aging infrastructures and telecommunications failures. In addition, insider threats, threats to the safety of our directors and employees, threats to the security of our facilities, infrastructure and supply chain and threats from terrorist acts or other acts of aggression could have a material adverse impact on our business.

Our customers and partners (including our supply chain) face similar threats. Customer or partner proprietary, classified, or sensitive data and information transmitted to, from, or stored on our networks are at risk. Assets and intellectual property and products in customer or partner environments are also at risk. We also have risk where we have access to customer and partner networks and face risks of breach, disruption or loss as well. Our supply chain  for products and services is becoming more diverse and therefore that risk is also growing.

While we have implemented reasonable measures consistent with government regulations aimed at reducing the risk of cyber threats as well as to help thwart bad actors and protect our data and our systems and assets, the techniques used to gain unauthorized access are constantly evolving, and we may be unable to anticipate or prevent all unauthorized access, disruption, loss, or harm. Because of our desired data and intellectual property we (and/or partners we use) may be an attractive target for such attacks. We cannot offer assurances, however, that future attacks will not materially adversely affect our business or reputation.

Unstable market and economic conditions caused by the ongoing conflict between the Ukraine and Russia, as well as the ongoing COVID-19 pandemic, could have adverse consequences on our business, financial condition and results of operations.

The global economy, including credit and financial markets, has experienced extreme volatility and disruptions as a result of the ongoing conflict between the Ukraine and Russia, as well as challenges arising from the ongoing COVID-19 pandemic, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, increases in inflation rates and uncertainty about economic stability. We could suffer inflationary pressure in our business such as through the increased costs of the supplies that we use to manufacture our products, bottling our bitters, and distributing our products to all our customers where we do business. Any such volatility and disruptions could have adverse consequences on us or the third parties upon whom we rely.

You should consult your independent tax advisor regarding any tax matters arising with respect to our ordinary shares.

All prospective purchasers of our ordinary shares are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership, and disposition of our ordinary shares.

Some of our directors and executive officers are non-residents of the United States and as a result, it may not be possible for shareholders to enforce civil liabilities against those directors and executive officers.

Some of our directors and executive officers are non-residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for stockholders to effect service of process within the United States upon such persons or to enforce against them judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in Australia in original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal securities laws of the United States. Please see the section entitled “Enforcement of Civil Liabilities” for additional information on your ability to enforce a civil claim against us and our executive officers or directors named in this prospectus.

FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

●	the timing of the development of future services;

●	projections of revenue, earnings, capital structure and other financial items;

●	the development of future company-owned call centers;

●	statements regarding the capabilities of our business operations;

●	statements of expected future economic performance;

●	statements regarding competition in our market; and

●	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our units in this offering will be approximately $8,726,750, after deducting the underwriting discounts and commissions, non-accountable expense allowance and the estimated offering expenses payable by us (including the offering expenses that have been committed to be paid).

We intend to use net proceeds from this offering to pay, in connection with the acquisition of Reg Liquors LLC d/b/a/ Wired for Wine, USD$600,000 to the seller, for working capital and for general corporate purposes, including operating expenses. Additionally, we may use a portion of the net proceeds from this offering to acquire or invest in complementary products or assets. Other than as set forth, we do not anticipate requiring any material amounts of other funds to accomplish the specified purposes. We believe that the net proceeds from this offering and our existing cash will be sufficient to fund our operations through at least the next 24 months. This expected use of the net proceeds from the offering represents our intentions based upon our current plans and business conditions. We cannot specify with certainty all of the particular uses of the net proceeds that we will receive from this offering, or the amounts that we will actually spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in using these proceeds. Investors will be relying on our judgment regarding the use of the net proceeds from this offering.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. We will have broad discretion in the application of the net proceeds in the category of “for general corporate purposes,” and investors will be relying on our judgment regarding the application of the proceeds of this offering. Depending on the outcome of our business activities and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different proportions than we currently anticipate.

DIVIDEND POLICY

The holders of our ordinary shares are entitled to dividends out of funds legally available when and as declared by our Board of Directors subject to the Australian Corporations Act 2001 (Cth). On June 30, 2021, our Board declared a dividend in the amount of AUD$2,138,610 based on the Company’s historical retained earnings as of June 30, 2021 and in accordance with Section 254T of the Corporations Act 2001 (Cth). Other than the foregoing dividends, our Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Should we decide in the future to pay dividends, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating company may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

EXCHANGE RATE INFORMATION

Our functional currency is the U.S. dollar, which we also use as our reporting currency. Therefore, periodic reports made to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates. Our financial statements have been translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-10, “Foreign Currency Matters.” We have translated our asset and liability accounts using the exchange rate in effect at the balance sheet date. We translated our statements of operations using the average exchange rate for the period. We reported the resulting translation adjustments under other comprehensive income/loss. Unless otherwise noted, we have translated profit and loss items at an average rate of AUD$0.6906 for the year ended December 31, 2020 and AUD$0.7215 for the year ended December 31, 2021, and for the balance sheet items we have translated at closing rate as of December 31, 2020 which is AUD$0.7702 and as of December 31, 2021 which is AUD$0.7256.

We make no representation that any Australian dollar or U.S. dollar amounts could have been, or could be, converted into U.S. dollars, as the case may be, at any particular rate, or at all. We do not currently engage in currency hedging transactions.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of December 31, 2022:

●	On an actual basis; and

●	On a pro forma basis to give effect to the sale of 2,500,000 units by us in this offering at the assumed initial public offering price of $4.15 per unit, and to reflect the application of the proceeds after deducting the estimated eight percent (8%) underwriting discounts and commissions, one percent (1%) non-accountable expense allowance and estimated offering expenses payable by us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of our units and other terms of this offering determined at pricing. You should read this capitalization table together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information included elsewhere in this prospectus.

	December 31, 2022

	Actual		Pro Forma (3)(4)

Cash and cash equivalents	$89,376		8,216,126
Notes payable	1,561,131	(2)	961,131
Shareholders’ Equity:
Ordinary shares, no par value; no authorization limit; 7,522,480 [1] ordinary shares issued and outstanding; 10,022,480 ordinary shares issued and outstanding, as adjusted assuming the over-allotment option is not exercised	5,228,385		13,955,135
Accumulated deficit	-3,942,069		-3,942,069
Accumulated other comprehensive loss	-34,866		-34,866
Total Shareholders’ Equity	1,251,450		9,978,200
Total Capitalization	$2,812,581		$10,939,331

(1)	Notes payable includes USD$600,000 to be paid out of the net proceeds from the unit offering to the seller of Reg Liquors LLC d/b/a/ Wired for Wine, which we acquired on November 3, 2021.

(2)	Assumes the option to purchase additional securities is not exercised by the underwriter and no value is attributed to the Underwriter’s Warrants. The Company will use the Black-Scholes option pricing model to determine the weighted average fair value of warrants and the equity-based compensation expense will be recorded in administrative expenses. The determination of fair value of stock-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as by assumptions regarding a number of subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

(3)	Reflects the sale of units in this offering at an assumed initial public offering price of $4.15 per unit, and after deducting the estimated underwriting discounts, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $8,726,750.

The number of ordinary shares on an as adjusted basis set forth in the table above is based on ordinary shares outstanding as of December 31, 2022, and assumes:

●	none of the warrants underlying the units in this offering have been exercised;
●	no exercise of the Underwriter’s warrants; and
●	no ordinary shares or warrants will be issued pursuant to the over-allotment option.

A $1.00 increase (decrease) in the assumed public offering price of $4.15 per unit would increase (decrease) the pro forma net tangible book value per share by approximately $0.23 and the dilution in pro forma net tangible book value per share to investors participating in this offering by $0.23 per share, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions, non-accountable expense allowance, and offering expenses payable by us.

[1] 6,532 additional shares issued on September 6, 2022 for services and 19,608 additional shares issued for services on December 6, 2022, which represent the difference between audited balance sheets as of June 30, 2022 reflecting 7,496,340 ordinary shares and discussions in Capitalization and Dilution sections reflecting 7,522,480 ordinary shares.

DILUTION

If you invest in our ordinary shares, your interest will be diluted for each ordinary share you purchase to the extent of the difference between the initial public offering price per ordinary share and our net tangible book value per ordinary share after this offering. Such calculation does not reflect any dilution associated with the sale and exercise of the warrants. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible book value as of December 31, 2022, was $394,823, or $0.05 per ordinary share, as adjusted to reflect a 1-for-1.62 reverse split of our ordinary shares, effective September 12, 2022. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per ordinary share (as adjusted for the offering) from the initial public offering price per ordinary share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us and giving effect to the reverse split.

After giving effect to our sale of 2,500,000 units in this offering based on the assumed initial public offering price of $4.15 per ordinary shares, after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2022, would have been $9,121,573, or $0.91 per outstanding ordinary share. This represents an immediate increase in net tangible book value of $0.86 per ordinary share to the existing shareholders, and an immediate dilution in net tangible book value of $4.10 per ordinary share to investors purchasing ordinary shares in this offering. The as adjusted information discussed above is illustrative only.

A $1.00 change in the assumed public offering price of $4.15 per unit would, in the case of an increase, increase and, in the case of a decrease, decrease our pro forma net tangible book value after giving effect to the offering by $2.28 million, the pro forma net tangible book value per ordinary share after giving effect to this offering by $0.23 and the dilution in pro forma net tangible book value per ordinary share to new investors in this offering by $0.23 assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and estimated offering expenses. The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our units and other terms of this offering determined at pricing.

The following table illustrates the estimated net tangible book value per share after this offering and the per share dilution to persons purchasing ordinary shares in this offering based on the foregoing offering assumptions, and reflects the reverse split effective September 12, 2022:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Assumed initial public offering price per ordinary share	$4.15	$4.15
Net tangible book value per ordinary share as of June 30, 2022	0.05	0.05
As adjusted net tangible book value per ordinary share attributable to payments by new investors	0.86	0.96
Pro forma net tangible book value per ordinary share immediately after this offering	0.91	1.01
Amount of dilution in net tangible book value per ordinary share to new investors in the offering	$3.24	$3.14

The following tables summarize, on a pro forma as adjusted basis as of December 31, 2022, and reflecting a reverse split effective September 12, 2022, the differences between existing shareholders and the new investors with respect to the number of ordinary shares purchased from us, the total consideration paid and the average price per ordinary share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us, and assuming no exercise of the underwriter’s over-allotment option and does not take into account any warrants to be sold in this offering.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	7,522,480	75%	$4,340	29%	$0.58
New investors	2,500,000	25%	10,375	71%	4.15
Total	10,022,480	100%	$14,715	100%	$1.47

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option exercised in full	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	7,522,480	72%	$4,340	27%	$0.58
New investors	2,875,000	28%	11,931	73%	4.15
Total	10,397,480	100%	$16,271	100%	$1.57

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at the pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Statement About Forward-Looking Statements.”

Overview

We are a developer, manufacturer and exporter of a growing portfolio of 60 formulations across 13 alcoholic and non-alcoholic brands of beverages like Australian Bitters Company and Drummerboy. Our distribution capabilities include sales to large distributors and high-margin direct-to-consumer sales. We have partnered with Coca-Cola Europacific Partners (NASDAQ:CCEP), one of the world’s largest Coca-Cola bottlers, to exclusively distribute “Australian Bitters Company” bitters in Australia while retaining the rights throughout the rest of the world, and we are negotiating distribution to new European markets, including expansion of our new brands such as Drummerboy into Australia and Europe. We focus on direct-to-consumer (DTC) sales through our network of eCommerce platforms. We launched BevMart, a DTC marketplace, in Australia in May 2021 and in the U.S. in February 2022. We also acquired the U.S.-based Wired For Wine.com in November 2021, increasing the scope of our DTC capabilities, which allows us to drive higher margins across our brands.

We have facilities, which are FDA certified, kosher compliant and meet Coca-Cola’s stringent standards, include the ability to engage in the process of making our products in-house, including innovation and development, maceration, blending, distillation, rectification and bottling. We believe that we currently have the capacity to increase production by 10x with minimal capital expenditures.

Factors Affecting Our Results of Operations

We believe our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”

Implementing our growth strategy

The Company has two distinct business units as follows:

A.	Creating, marketing, and scaling lifestyle focused beverage brands with a focus on Bitters, Non-Alcohol Spirits, Bottled cocktails and other high margin innovative products exclusively developed in house and sold via large distribution partners in Australia and around the globe. The largest distribution partnership is with Coca-Cola Euro-Pacific Partners (NASDAQ:CCEP) followed by a partnership with Sway Energy Corporation.

B.	Sales of wine and spirits via company’s owned marketplaces namely www.wiredforwine.com, www.bevmart.com, www.bevmart.com.au, and www.drummerboy.com. These marketplaces allow us to position is range of owned, produced and future brands into a direct to consumer (DTC) business model which allows for the capture of the entire value chain as well as the opportunity to test and trial consumer feedback on new innovations.

Our growth objectives for A are to increase its range of brands as well as increase its territories with a focus on large territories suited for its brands. A significant opportunity is to increase its range with current distribution partners of which CCEP is a major distributor. We also have a U.S. expansion strategy for Bitters brands and its latest non-alcohol spirits innovation and brand called Drummerboy. We are in active discussions with significant distributors around the world for its suite of brands.

Our growth objectives for B are to increase the number of visitors to its marketplaces and increase the conversion via a customer acquisition strategy (CAC). The primary growth opportunity is to increase revenues, increase efficiencies and gross margins. A primary driver of the increase in revenues will be wiredforwine.com and drummerboy.com which will both utilize the same back-end infrastructure and fulfilment center controlled by the company.

Impact of COVID-19

Our full year 2020 and 2021 performance reflected the impact of COVID-19 throughout the period. Restrictions continued to impact company’s global operations, with significant impacts in our Australian operations with key sales channels remaining in varied states of impact and recovery. During the pandemic, e-commerce continued to demonstrate strong performance, offset by varying levels of disruption of other sales channels such as on-premises and travel retail. We remain confident that, as most those sales channels re-open and consumption demand returns, it is very well placed to further the pace of its recovery. COVID-19 also caused the shortage of raw material and prolonged logistical issues. The Company’s experienced management team has supported the business well through this time of challenge and has helped to drive positive momentum.

IBG believes that not every disruption can be avoided, but many of them can be managed. We managed to implement a few actions to strengthen the resilience of our supply chain as discussed in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Supply Chain Disruptions.” As of the date of this prospectus, there have been no significant challenges identified that materially impact IBG’s results of operations or capital resources.

Key Components of Our Results of Operations

We consider a variety of financial and operating measures in assessing the performance of our business. The key financial performance measures we use are revenue, gross profit and gross margin. Our review of these indicators facilitates timely evaluation of the performance of our business and effective communication of results and key decisions, allowing our business to respond promptly to competitive market conditions and different demands and preferences from our customers. The key measures that we use to evaluate the performance of our business are set forth below and are discussed in greater details under “Results of Operations”.

Revenue

Our revenue is derived primarily from the sales of bitter products to Coca-Cola Europacific Partners and oversea customers and direct-to-customer (DTC) sales through our on-line marketplaces.

Cost of Goods Sold

Cost of goods sold include the costs of direct materials and delivery costs, direct labor, import duties and other taxes, and an appropriate proportion of variable and fixed overhead expenditure based on normal operating capacity.

General and Administrative Expenses

Selling, general and administrative expenses consist primarily of amortization of intangible assets, advertising and marketing, consultancy and other professional fees, insurance, and new product development.

Finance Costs

Finance costs consist primarily of interest expenses as a result of the lease accounting.

Other Income

Other income consists of government incentives in the form of the Australian federal government’s “JobKeeper” program which was a program aimed to support companies as a result of the COVID-19 pandemic, bank interest received, gains on disposal of assets and other income earned from sales to contractors.

Results of Operations

Fiscal Years Ended December 31, 2021 to December 31, 2020

Revenues for the year ended December 31, 2021, were $3,748,281 compared to revenues of $2,181,754 for the year ended December 31, 2020. The following table summarizes the results of our sales for the years ended December 31, 2021 and 2020, respectively.

	12 Months Ended December 31,
	2021		2020
Australian Bitters Company	$2,264,574	60%	$1,399,921	64%
BitterTales and others	$742,654	20%	$781,833	36%
Total Brand Products	$3,007,228	80%	$2,181,754	100%

Spirits	$185,900	5%	$—	0%
Wines	$555,153	15%	$—	0%
Total E-Commerce	$741,053	20%	$—	0%
Grand Total	$3,748,281	100%	$2,181,754	100%

The $1,566,527, or approximately 71.8%, increase in revenue was driven by the direct-to-consumer (DTC) sales contributed from BevMart Australia (since May 2021) and Wired For Wine.com (since Nov 2021) and stable year-to-year increased sale of our “Australian Bitters Company” bitters whose growth in net sales was mainly attributable to strong volume contribution for year 2020 to 2021.

Cost of goods sold for year ended December 31, 2021, were $1,255,877 compared to cost of goods sold for the year ended December 31, 2020, of $441,710. The increase in cost of goods sold for the year ended December 31, 2021, was primarily due to our increased sales. Gross profit percentage (GP%) for our brand products was kept as high as 70%, we expect the group’s overall GP% will drop to approximately 55% on average in future along with the increased contribution of Wired For Wine, whose GP% usually ranges from 20% to 25%.

	12 Months Ended December 31,
	2021		2020
Other General and Administrative	$910,319	37%	$354,713	34%
Salary and Wages	$800,186	33%	$492,189	47%
Sales and Marketing	$424,992	17%	$24,438	2%
Contracted Services	$302,740	12%	$183,416	17%
Total Operating Expenses	$2,438,237	100%	$1,054,756	100%

Operating expenses for the year ended December 31, 2021, were $2,438,237 compared to $1,054,756 for the year ended December 31, 2020. The increase in our operating expenses was primarily a result of recording increased expenses relating to:

●	Intangible asset amortization ($124,611), as one item of Other General and Administrative, predominantly represents a once-off accounting adjustment to “catch up” historical under-amortization of a long-term customer contract;
●	Consultancy ($262,481), as another item of Other General and Administrative, for hiring external professionals to help the company with the likes of fundraising, this offering, human resources, corporate governance, technology, and eCommerce strategy. All these activities and improvement are demanded and incurred in year 2021 as necessary of the next stage growth;
●	Sales and Marketing ($400,554), consists of brand marketing campaigns through various online platforms, including email, digital, website, social media, search engine optimization, as well as celebrities’ ambassadorship; and
●	Salary and Wages ($307,997) represents our efforts to build up a more experienced and robust team in sales & marketing, quality control, e-Commerce, and finance departments.

	12 Months Ended December 31,
	2021	2020
Other	$(5,775)	$109,812
Interest income	$72,446	$36,877
Interest expense	$(32,549)	$(6,145)
Total other income / (expenses)	$34,122	$140,544
Net Income	$31,763	$595,766

The other income for the year ended December 31, 2021, was $34,122 as compared to the other income of $140,544 for the year ended December 31, 2020. The decrease in other income is due to the company received a lump-sum, covid-relevant grant from the government in 2020 which discontinued in 2021.

The net income for the year ended December 31, 2021, was $31,763 as compared to the net income of $595,766 for the year ended December 31, 2020. The decrease in net income is mainly due to our increase in operating expenses invested in company’s long-term growth and a discontinued government COVID relief grant.

Fiscal Six Months Ended June 30, 2022 and 2021

Revenues for the six months ended June 30, 2022, were $2,032,890 compared to revenues of $1,331,599 for the six months ended June 30, 2021. The following table summarizes the results of our sales for the six months ended June 30, 2022 and 2021, respectively.

	Six Months Ended June 30,
	2022		2021
Australian Bitters Company	$745,851	37%	$1,288,809	97%
BitterTales and others	$253,248	12%	$33,239	2%
Total Brand Products	$999,099	49%	$1,322,048	99%

Spirits	$91,882	5%	$9,551	1%
Wines	$941,909	46%	$—	0%
Total E-Commerce	$1,033,791	51%	$9,551	1%
Grand Total	$2,032,890	100%	$1,331,599	100%

The $701,291, or approximately 53%, increase in revenue was driven by the direct-to-consumer (DTC) sales contributed from BevMart Australia (since May 2021) and Wired For Wine.com (since Nov 2021).

Cost of goods sold for the six months period ended June 30, 2022, were $1,082,457 compared to cost of goods sold for the six months ended June 30, 2021, of $357,965. The increase in cost of goods sold for the six months ended June 30, 2022, was primarily due to our increased sales. Gross profit percentage (GP%) for our brand products was kept as high as 70%, we expect the group’s overall GP% will drop to approximately 55% on average in future along with the increased contribution of Wired For Wine, whose GP% usually ranges from 20% to 25%.

	Six Months Ended June 30,
	2022		2021
Other General and Administrative	$992,281	33%	$206,587	31%
Salary and Wages	$826,785	27%	$311,950	46%
Sales and Marketing	$381,022	13%	$155,560	23%
Contracted Services	$813,611	27%	$-	0%
Total Operating Expenses	$3,013,699	100%	$674,097	100%

Operating expenses for the six months ended June 30, 2022, were $3,013,699 compared to $674,097 for the six months ended June 30, 2021. The increase in our operating expenses was primarily a result of recording increased expenses relating to:

●	Contracted Services ($813,611) and Consultancy ($180,508) as part of Other General and Administrative, for hiring external professionals to help the company with the likes of fundraising, IPO, human resources, legal advice, corporate governance, and eCommerce strategy. All these activities and improvements are demanded and incurred in six months ended June 30, 2022 as necessary of the next stage growth;
●	New Product Development ($173,983), for developing Drummerboy, the newly launched non-alcohol spirits innovation and brand; and
●	Salary and Wages ($826,785) represents our efforts to build up a more experienced and robust team in sales & marketing, quality control, e-Commerce, and finance departments.

	Six Months Ended June 30,
	2022	2021
Other	$36,896	$24,573
Interest income	$4,785	$46,793
Interest expense	$(11,278)	$(37,238)
Total other income / (expenses)	$30,403	$34,128
Net Income / (loss)	$(2,036,073)	$246,912

The other income for the six months ended June 30, 2022, was $30,403 as compared to the other income of $34,128 for the six months ended June 30, 2021.

The net loss for the six months ended June 30, 2022, was $2,036,073 as compared to the net income of $246,912 for the six months ended June 30, 2021. The net loss is mainly due to our increase in operating expenses invested in company’s long-term growth.

Liquidity and Capital Resources

Cash Flow

Fiscal Years Ended December 31, 2021, and 2020

As of December 31, 2021, we had total cash and cash equivalents of $1,559,172 as compared with $403,486 at December 31, 2020. The following table summarizes our sources and uses of cash for each of the periods presented:

	Year Ended
	December 31,
	2021	2020
Net cash from operating activities	$(843,591)	$1,003,187
Net cash from investing activities	$(1,758,226)	$(708,826)
Net cash from financing activities	$3,905,017	$(5,208)
Impact of changes in foreign currency on cash	$(147,514)	$82,824
Net increase (decrease) in cash and cash equivalents	$1,155,686	$371,977

The increase of $1.16m was primarily due to $3.94m inflow from a Series A Financing as financing activities net off by $1.2m business and intangible assets acquisition (investing activities) and $0.2m from operating activities.

Six Months Ended June 30, 2022, and 2021

As of June 30, 2022, we had total cash and cash equivalents of $70,244 as compared with $1,559,172 at December 31, 2021. The following table summarizes our sources and uses of cash for each of the periods presented:

	Six Months Ended
	June 30,
	2022	2021
Net cash from operating activities	$(1,892,730)	$57,119
Net cash used from investing activities	$(86,740)	$(316,829)
Net cash from financing activities	$599,986	$(23,744)
Impact of changes in foreign currency on cash	$(109,444)	$(19,848)
Net increase (decrease) in cash and cash equivalents	$(1,488,928)	$(303,302)

The decrease of $1.19m was primarily due to $1.89m outflow from operating activities net of by the net cash received from the increase in share capital during the period that was $690,532 through the sale of 191,211 ordinary shares.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements for the six months ended June 30, 2022 and 2021 that have or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We evaluate our estimates on an ongoing basis, including those related to revenue recognition and income taxes. We base our estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making the judgments we make about the carrying values of our assets and liabilities that are not readily apparent from other sources. Because these estimates can vary depending on the situation, actual results may differ from the estimates.

The critical accounting policies summarized in this section are discussed in further detail in the notes to our consolidated financial statements appearing elsewhere in this annual report. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers” (Topic 606). Revenue is recognized upon the Company’s satisfaction of a single performance obligation when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Lease Commitments

Operating lease right of use (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is presented on the statements of operations.

Finance lease right of use assets represents the right to use the leased asset for the lease term and finance lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. The initial liability for a finance lease will subsequently be adjusted to reflect interest expense incurred (increase of the liability), and lease payments made (decrease of the liability). Interest should be recognized equal to an amount that produces a constant periodic discount rate on the remaining balance of the liability during the lease term (i.e., the effective interest method). The ROU asset should be amortized on a straight-line basis from the commencement date to the earlier of the end of the useful life of the ROU asset or the end of the lease term. If, however, ownership of the ROU asset is transferred to the lessee at the end of the lease term or it is reasonably certain the lessee will exercise a purchase option for the ROU asset, then the lessee should amortize the ROU asset from commencement of the lease to the end of the useful life of the ROU asset.

Foreign Currency Translation

The Company determined that its functional currency is the U.S. dollar since the U.S. dollar is the currency of the environment in which the Company primarily generates and expends cash. Foreign currency transaction gains and losses represent gains and losses resulting from transactions entered into in a currency other than the functional currency of the Company. These transaction gains and losses are included in results of operations.

Recently Issued Accounting Pronouncements

On June 16, 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326). The new guidance requires organizations to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts.

The new guidance; (i) eliminates the probable initial recognition threshold in current GAAP and, instead, reflects an organization’s current estimate of all expected credit losses over the contractual term of its financial assets, (ii) broadens the information that an entity can consider when measuring credit losses to include forward-looking information, (iii) increases usefulness of the financial statements by requiring timely inclusion of forecasted information in forming expectations of credit losses, (iv) increases comparability of purchased financial assets with credit deterioration (PCD assets) with other purchased assets that do not have credit deterioration as well as originated assets because credit losses that are expected will be recorded through an allowance for credit losses for all assets, (v) increases users’ understanding of underwriting standards and credit quality trends by requiring additional information about credit quality indicators by year of origination (vintage), and (vi) aligns the income statement recognition of credit losses, for available-for-sale debt securities, with the reporting period in which changes occur by recording credit losses (and subsequent changes in credit losses) through an allowance rather than a write down.

The new guidance affects organizations that hold financial assets and net investments in leases that are not accounted for at fair value with changes in fair value reported in net income. It affects loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash.

For public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application is permitted. The Company adopted it beginning January 1, 2023. The Company does not believe the adoption of this pronouncement will have a material impact on its consolidated financial statements.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

BUSINESS

Overview

We are a developer, manufacturer, marketer, exporter and retailer of a growing beverage portfolio of 60 formulations across 13 alcoholic and non-alcoholic brands. Our focus is on premium and super premium brands.

 Innovation Beverage Group Limited has two subsidiaries. IBG USA LLC (“IBG USA”) was formed for the purpose of importing, producing via co-packers, marketing and wholesaling Innovation Beverage Group Limited owned portfolio of brands in the United States. IBG USA has not conducted any of these activities as of yet but plans to in the near future. Reg Liquors LLC d/b/a Wired For Wine is an e-commerce retailer of wines and spirits, and it operates its own marketplaces, www.wiredforwine.com and www.bevmart.com.

Our flagship Australian Bitters Company (“ABC”) brand accounted for approximately 75% of our revenues in 2021. We also sell BitterTales, a brand to which we have the exclusive right to manufacture for distribution in the United States. By geographic market, our total revenues are:

	2022 (USD)	2021 (USD)	2020 (USD)	2019 (USD)
Australian Market	$1,965,365	$2,386,798	$1,598,822	$2,248,941
U.S. Market(1)	$2,562,166	$1,361,483	$582,932	—
Total Revenue	$4,527,531	$3,748,281	$2,181,754	$2,248,941

(1) Solely for the purpose of this chart, exports to the U.S. are included as revenue attributable to the U.S. market. IBG manages its business in two geographical segments, Australia and the United States, and for accounting purposes, the revenue allocation is different in Note 11 of our Notes to Consolidated Financial Statements given that the export sales to the U.S. Market as shown in this chart, represent revenue generated from sales to IBG’s customers or distributors located in the Australia Market, who in turn distribute the sale of those products onward to consumers in the U.S. Market.

The Australian Bitters Company brand was developed as an Australian alternative to a well-known, nearly 200 year old brand, Angostura Bitters. In 2020, ABC had approximately 25% of the market share in Australia, having launched in 2015. We believe that the growth of ABC to its current position in the markets shows that ABC has become the first Australian-made challenger brand to Angostura Bitters. By way of distribution through Coca-Cola Europacific Partners (CCEP), Australia’s largest beverage distributor, ABC has managed to grow its market share substantially. CCEP has a distribution network that reaches over 90% of postcodes across Australia. As a brand in CCEP’s distribution network, we anticipate significant continued growth. ABC also has the home-field advantage of being locally produced and Australian rather than being an imported product.

Our Company relies on certain business relationships to manufacture and/or distribute different brand-name products. Among such relationships is our business with Sway Energy Corp. Our Chief Operating Officer and Chairman of our board of directors is Sahil Beri, who is the brother of Amit Beri, the Chief Executive Officer and a director of Sway Energy Corp. This family relationship presents a potential conflict of interest between the companies.

The following chart summarizes the arrangements we have with respect to our different brand-name products. For a complete description about the related agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Material Agreements.”

Brands	Summary	Governing Agreement	IP	Consideration/Royalty
Elegance Vodka	Sway Energy Corp. owned all intellectual property rights to Elegance Vodka until the brand was sold on June 29, 2022 around which time IBG ceased manufacturing this product.	Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance (“2020 Manufacturing Agreement”)	N/A	N/A
Australis Gin	IBG owns this brand after repurchasing it from Sway Energy pursuant to the June 2021 Agreement.

●         Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance

●         Termination of BevMart Agreement and Amendment to Manufacturing Agreement, between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021 (“June 2021 Agreement”)

			IBG owns the intellectual property rights, including formulations, associated with the brand Australis Gin.	ABS paid USD$42,500 representing 100% of the costs and expenses incurred by Elegance as at that time in developing the Australis Gin beverage and brand

Twisted Shaker	IBG holds a royalty-free license to Twisted Shaker to manufacture, use and sell the product throughout the world, except the U.S., its territories and possessions.

●         Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance

●         Termination of BevMart Agreement and Amendment to Manufacturing Agreement, between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021

IBG sold its intellectual property rights, including related formulations, associated with the Twisted Shaker brand to Sway.

Sway granted IBG a royalty-free non-exclusive license to use its intellectual property rights associated with the Twisted Shaker brand to manufacture, use and sell Twisted Shaker throughout the world, except for the U.S., its territories and possessions, which are Sway’s exclusive territories. The license expires upon termination of the 2020 Manufacturing Agreement.

IBG received as consideration from Sway USD$10,000 for each of the formulations possessed by IBG with respect to the Twisted Shaker brand

IBG agreed with Sway to offset future royalties payable for Twisted Shaker to Sway in return for a royalty free right Sway to sell VOCO in the USA.

BitterTales

Sway owns this brand globally, but does not own the formulations.

With respect to formulations, IBG granted Sway a license to manufacture, use and sell all formulations of BitterTales within the USA and other countries located in Sway’s territories.

		Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance	IBG granted to Sway a non-exclusive, non-transferable, non-sublicensable license to make, use and sell all formulations with respect to the BitterTales brand of alcoholic products.	One-time upfront royalty payment in the amount of USD$40,000 paid on August 15, 2020
VOCO	IBG owns this brand and granted Sway a royalty-free license to use its intellectual property rights associated with VOCO to manufacture, use and sell the brand in the U.S., its territories and possessions.

●         Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance

●         Termination of BevMart Agreement and Amendment to Manufacturing Agreement, between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021

IBG granted Sway a royalty-free, non-exclusive, non-transferable, non-sublicensable license to the intellectual property rights associated with the VOCO brand to make, use and sell the brand in the U.S., its territories and possessions. The license expires upon termination of the 2020 Manufacturing Agreement.

Sway paid to IBG the paid-up sum of USD$200,000, in lieu of all current and future royalties due.

IBG agreed with Sway to offset future royalties payable for Twisted Shaker to Sway in return for a royalty-free right for Sway to sell VOCO in the U.S.

Australian Bitters Company

Within Australia, CCEP owns the right to distribute the Australian Bitters Company brand and IBG has the exclusive right to manufacturer the product.

Outside Australia, IBG owns the brand and has the right to manufacture and distribute Australian Bitters Company products. With respect to the U.S., its territories and possessions, IGB has a distribution arrangement with Sway whereby Sway pays USD$60 per case.

●         Europa and CCA 2016 Manufacturing Agreement dated Dec. 22, 2016, which terminates on Dec. 31, 2031

●         Deed of Novation, date July 2, 2018

●         Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance

●         Termination of BevMart Agreement and Amendment to Manufacturing Agreement, between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021

IBG sold its right, title and interest to all brands, line extensions, and flavor line extensions associated with the Australian Bitters Company brand to Sway for sale and distribution in the U.S., its territories and possessions.

Sway distributes Australian Bitters Company products in the U.S. for IBG.

Sway pays USD$60 per case of Australian Bitters Company products
Cheeky Vodka and flavor variants Coventry Estate Gin and flavor variants Geo Liqueurs in multiple variants Cheeky Espresso Martini in multiple variants	IBG owns and manufactures these brands.

●         Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance

●         Termination of BevMart Agreement and Amendment to Manufacturing Agreement, between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021

			IBG owns and manufactures these brands, as well as the BevMart.com.au website and business.	IBG paid as consideration to Sway USD$188,630.41, which represented 100% of the fully burdened costs and expenses incurred by Sway in developing the website and developing and creating formulations for each of the brands.

Our goal is to increase our market share in the $600 million global market for bitters. Our partnership with Coca-Cola Europacific Partners (NASDAQ:CCEP), one of the world’s largest Coca-Cola bottlers, to exclusively manufacture ABC bitters for distribution in Australia is a key component of this strategy. We retain distribution rights for ABC bitters outside Australia and are actively negotiating new distribution arrangements for new markets.

Our direct-to-consumer (DTC) distribution channel is a network of eCommerce platforms: www.bevmart.com.au, www.bevmart.com, www.wiredforwine.com, and www.drummerboy.com. We launched BevMart.com.au in Australia in May 2021 and BevMart.com in the U.S. in February 2022. In November 2021, we acquired the U.S.-based www.wiredforwine.com. Our Drummerboy brand will be offered through its own DTC website. We offer our brands, as well as other brands, through our four (4) eCommerce platforms.

We are introducing a new non-alcoholic spirit brand called Drummerboy, our first entry into the growing non-alcoholic beverage market. No-and-Low Alcohol products are becoming increasingly accepted as a lifestyle and societal norm, making it more accessible and approachable for consumers. The market value of no/low alcohol in key global markets in 2021 was just under USD$10 billion, up from USD$7.8 billion in 2018.[5] With a direct to consumer (DTC) retail price per bottle of AUD$50 (approximately USD$35) and via manufacturing efficiencies through in-house manufacturing, we anticipate a margin in excess of 80% gross profit when selling Drummerboy through its own www.drummerboy.com website in a DTC sale.

We have launched Twisted Shaker, our first entry in the bottled cocktail market, in Australia. The pre-batched cocktail market grew significantly during the beginning of the COVID pandemic with consumers loving the convenience and cost efficiency of this type of product. Twisted Shaker cocktails are full-strength, high-quality bottled cocktails. We launched Twisted Shaker in the U.S. in November 2022. Currently, we are in the process of identifying distributors in Australia and the U.S.

[4] Reserved.

[5] IWSR, No- and Low-Alcohol in Key Global Markets Reaches Almost US$10 Billion in Value (Last accessed April 26, 2022).

IBG eCommerce

* Depicted in this image are products we distribute through our eCommerce websites on behalf of customers as well as our Twisted Shaker and Drummerboy products.

Wired For Wine.com

Wired For Wine.com is a packaged wine website offering quality wines at highly competitive prices with incentivized free delivery on certain purchases. The current range contains more than 500 SKUs, with an email database of more than 33,000 highly engaged customers (42.16% average open rate on email marketing campaigns) and a majority demographic in the 45 - 54 age range (where 58% of customers are males).

On November 3, 2021, the Company acquired 100% of the outstanding equity interests in Reg Liquors, LLC d/b/a Wired For Wine.com, located in Stockton, New Jersey. Since the acquisition of Wired For Wine.com, IBG has begun reshaping the brand’s proposition and identity towards premiumization. The aim is to transform Wired For Wine.com into the U.S.’s leading online destination for premium wine.

WFW Short - Medium Term Strategy

●	Invest in short-term performance marketing, website optimization and long-term brand building.

Investing in performance marketing (paid digital media) and website optimizations will increase revenue in the short term while brand-building lays the foundation for sustainable growth. A strong brand will have better organic acquisition and retain more customers over time.

●	Build long-term relationships and loyalty with our customers through community and rewards.

New customer acquisition costs are skyrocketing and will continue to do so with a rise in (COVID-19 driven) online competition and a shift towards digital privacy. Building communities with shared values of the WFW brand and rewarding them for their loyalty reduces marketing costs, increases customer retention and supports brand building.

●	Focus on sustainable growth.

Even with the additional marketing spending and optimizations to WFW, it will be loss-making if it continues in its current format. Delivery costs are too high and margins are too thin to reinvest back into marketing for rapid growth. Short-term changes to promotional mechanics and pricing with long-term investment in brand equity and buying efficiencies will allow for increased profits without sacrificing revenue.

●	Utilize technology and expertise across our operations.

Product ranging, knowledge and buying efficiencies will be core to the success of WFW’s new brand identity. As such, we plan to hire a sommelier or wine expert for support in product ranging (sought after, premium wines) and product-related knowledge that can be used as digital content. Better insights and analytics will support personal knowledge with data on purchase frequency, purchase amount and predicted depletion date to better manage cash flow and forecasting. Operationally, our consolidation of the eCommerce structure will help reduce operating expenses, duplication of work and leverage the team’s experience and capabilities.

The below roadmap illustrates the planned projects based on the above short-term strategy.

ROADMAP

Start within 3 months

Start within 6 months

Future planned work (subject to change)

Updates & details of progress can be found here

Brand & Customer
Customer Support Enhancements
Customer Data Platform
Delivery Options
Corporate Refresh
Gifting / Engraving Refresh
Marketing & Website
Marketplaces
More Payment Options
Article Content Refresh (SEO)
Loyalty Program
Brand Identity (incl logo)
Enhanced PDPs
Subscription Refresh
Relaunch website
Go To Market Strategy
SMS & Push
Range review
Relaunch Socials
Add customer reviews
Structure roduct Data
Gift Cards
Marketing Calendar
Hire Somm for content/ranging
Additional Hires
Profit
Brand Strategy
Email Optimisation
Increase oduct Margins
Marketing Optimisatio
Inventory Analytics
Test Promo Mechanics
Reduce Delivery Costs
Audit
0-3 months
3-6 months
6+ months

WFW Medium - Long Term Strategy

1:1 Marketing personalization

●	Create a destination for corporate & gifting orders

●	Expand reach through 3rd part marketplaces (e.g. Drizly, Vivino)

●	Convenience options for customers (e.g. SMS orders, same-day delivery expansion)

Competitive Market

The U.S. market is relatively crowded with online packaged alcohol retailers, led by early adopters to online DTC and convenience commerce models, such as Drizly. The leaders in the destination, low price space - Total Wine (8.1 million monthly visits), Wine.com (1.1 million monthly visits) and Bevmo (913,000 monthly visits) - where Wired For Wine.com currently inhabits, all have a very similar business model: large range, low prices.

It is our belief that it would be futile for WFW to remain in this space. Low pricing to remain competitive and low margins inhibit our ability to scale and achieve revenue targets. Instead, a shift towards premiumization with a target of pre-family, medium to high income earners is the necessary model to achieve our goals. ReserveBar is great example of this, having success as a premium spirits (and small wine range) online retailer.

COMPETITORS

Destination
wine.com
K&L
Total Wine
& MORE
ReserveBar
BevMo!
wired for wine
SHOPWINE
DIRECT
Low Price
High Price
instacart
DRIZLY
UNTAPPD
Convenience

Winc, Naked Wines and Vivino are not included due to their model.

Size of logo relative to predicted revenue (based on website traffic).

Competitor Analysis

COMPETITOR ANALYSIS

	Range	Market Positioning	Website Design (UI/UX)	Pricing	Target Customer	Loyalty Program	Corporate / Gifting
wired for wine	Wine, Sake Medium Range	Premium*	Very Good*	Low - Medium	Pre Family , Premium	Yes*	Yes*
wine.com	Wine, Spirits Large Range	Mainstream	Very Good	Low	Post Family, Budget to Mainstream	Yes (Paid)	Yes
Total Wine & MORE	Wine, Spirits, Beer Large Range	Mainstream	Good	Low	Family to Post Family, Budget to Mainstream	No	Yes
K&L	Wine Large Range	Premium	Very Poor	Low - Medium	Family to Post Family, Premium	No	No
ReserveBar	Spirits Focus, Wine Medium Range	Premium	Very Good	Medium-High	Pre Family, Premium	No	Yes
SHOPWINE DIRECT	Wine, Spirits Large Range	Mainstream	Very Poor	Low - Medium	Pre Family to Family, Mainstream	No	Yes
BevMo!	Wine, Spirits, Beer Large Range	Mainstream	Poor	Low	Pre Family, Budget to Mainstream	No	Yes

* Is where is aiming to be

Note: Winc, Naked Wines and Vivino have not been included due to their business models.

Strengths

●	W4W’s small size allows it to be nimble and adapt quickly to changes in the market. It also allows W4W to purchase high demand stock in small batches to push our brand and product specialization image without disappointing customers.

●	W4W has an established loyal customer base built over a number of years will help us safeguard against new entrants into the market.

●	W4W aims to be a modern brand where the incumbents have, for the most part, built their brands on the traditional ‘wine world’ identity.

Weaknesses

●	W4W currently cannot match the buying power or margins of the big players due to volume purchase. Price wars can become damaging to profit (if we engage) once W4W lands on the radar of bigger players.

●	A single warehouse location on the east coast limits W4W’s ability to expand instant delivery.

Opportunity

●	Taking market share from Shop Wine Direct and K&L Wine Merchants with a superior customer experience enabled by technology, mobile experience where most consumers shop, loyalty program and modern brand.

●	A lot of the competitor websites have a poor user interface and user experience, which causes user frustration and can be a defining factor of conversion, particularly mobile, where most users now shop online. WFW will address this, offering a best-in-class user interface and user experience.

●	Utilizing technology to solve the customer pain points.

●	Expansion of W4W subscriptions and corporate services.

Challenges

●	ReserveBar would become a significant competitor if they choose to expand their wine range and have an appetite for a price war.

●	Convenience commerce models and third-party marketplaces will continue to dominate the online space, however we should look to partner with these brands as they are an opportunity to reach a larger audience.

Bevmart AU

Bevmart is a vertically integrated, direct-to-consumer spirits website for Australian Boutique Spirits. Bevmart specializes in exclusive spirits and imported celebrity brands for the Australian market. Bevmart offers a range of 50 SKUs (primarily our produced products) with the objective to expand this range significantly by end of our 2022 fiscal year.

Competitive Market

Spirits are driving the most growth in both premium and mainstream categories of the packaged liquor market in 2020, with younger premium customers showing the strongest overall growth than any other segment.

For premium customers, gin, liqueurs and tequila show the highest growth in the spirits category with seltzers and gin-based premix leading the premix category.[6] The opportunity exists to capitalize on the younger premium segment through optimized channel targeting, customer service and range extension.

[6] IBIS World, AU Industry (Specialized) Report OD4087, Online Beer, Wine and Liquor Sales in Australia, Matthew Reeves (April 2021); IBIS World, AU Industry (ANZSIC) Report G4123, Liquor Retailing in Australia, Matthew Reeves (February 2021).

Strengths

●	Exclusive, award winning and unique product range.

●	Celebrity endorsement in Australia from Michael Clarke, an Australian cricket legend.

●	Product range, website and customer service highly rated with an average star rating of 4.71/5 for product and 4.82/5 for website and customer service.

●	Offers same day delivery in Sydney metro.

●	Competitive pricing.

Weaknesses

●	Branding and range does not all reflect premium positioning.

●	Small range limits revenue growth.

●	Single warehouse location limits our ability to offer pick up across major cities.

●	Exclusiveness can be hard to secure for small or new brands.

Opportunity

●	Range expansion through exclusive agreements and parallel importing to cover more categories to increase revenue.

●	Create corporate and gifting destination.

●	Expert validation of product quality through award shows.

●	Expand same day delivery to other major cities in Australia.

●	Leverage technology to solve customer pain points.

Challenges

●	Celebrity product range could be picked up by competitors, diluting the brand proposition.

Bevmart U.S.A

Bevmart U.S.A aims to be a leading direct-to-consumer spirits platform in the U.S. market, specializing in exclusive spirits and celebrity brands. Bevmart U.S.A offers a range of 13 SKUs, which are all celebrity products.

Target Market Size

Spirits in the U.S. - for the 11th straight year - have continued to gain market share over beer and wine.[7] Premiumization also continues to increase with premium and the super-premium spirits categories seeing +7.3% and +12.7% growth, respectively.[8]

The demand for whiskies, such as Bourbon, Tennessee, and Rye, is growing significantly in the United States. The increasing demand for premium whiskies with the rising number of super-premium brands and the fast-growing cocktail market are the key factors driving the growth of the American whiskey market.

Competitive Market

At home beverage consumption was already trending prior to COVID-19. While it may have increased adoption of online liquor sales, consumers being more comfortable with being at home will continue to accelerate the trend.

The U.S. is forecast to overtake China to become world’s largest beverage alcohol eCommerce market by end of 2021.[9] As consumers continue to adjust to the effects of Covid-19, beverage alcohol eCommerce has become an increasingly important retail channel across the globe.[10]

Nearly half (44%) of American spirits e-shoppers began buying their booze online in 2021.[11] As a result, IWSR says that the American booze e-commerce market value grew by 80% this year; by 2024, online liquor sales in the U.S. are expected to hit 7% of total off-trade beverage alcohol volume in the country, compared to 6% in China.[12]

[7] Wine Enthusiast, “Spirits Sales Grew in 2020 Despite Pandemic, ‘Destructive’ Tariffs,” January 29, 2021.

[8] Id.

[9] IWSR, “Beverage alcohol eCommerce value grows by 42% in 2020, to reach US$24 billion”. (Last accessed April 26, 2022.)

[10] Id.

[11] Forbes, “U.S. On Track To Be Biggest Alcohol E-Commerce Market By 2021,” November 30, 2020.

[12] Id.

Competitive Analysis

Strengths

●	Premium celebrity product range offering competitive prices.

●	Soon to offer same day delivery in New York City and Jersey City, New Jersey.

●	Small size allows Bevmart U.S.A to be nimble and adapt quickly to changes in the market. It also allows Bevmart U.S.A to purchase high demand stock in small batches to push our product specialization image without disappointing customers.

Weaknesses

●	Small range limits revenue growth.

●	Bevmart U.S.A currently cannot match the buying power or margins of the big players due to volume purchase. Price wars can become damaging to profit (if Bevmart U.S.A engages) once Bevmart U.S.A lands on the radar of bigger players.

●	Single warehouse location on the east coast limits Bevmart U.S.A’s ability to expand instant delivery.

●	Exclusiveness can be hard to secure for small or new brands.

Opportunity

●	Range expansion to increase revenue.

●	Create corporate and gifting destination for spirits.

●	Leverage Wired For Wine.com’s customer base to market Bevmart U.S.A.

Challenges

●	Celebrity product range could be picked up by competitors, diluting the brand proposition.

●	Convenience commerce models and third-party marketplaces will continue to dominate the online space, however, Bevmart U.S.A should look to partner with these brands as they are an opportunity to reach a larger audience.

Drummerboy

Through efficiencies of managing www.bevmart.com, www.bevmart.com.au, and www.wiredforwine.com and having our own back end fulfilment warehouses and key relationships with logistics partnerships launch of www.drummerboy.com in both Australia and the U.S. via our own DTC system will lead to immediate scale opportunities.

Drummerboy.com will also have the advantage of cross marketing this website to existing loyal customers across the other marketplaces already in revenue.

Additionally, we will have efficiencies of scale in our digital, native, influencer, and direct marketing strategies with all websites managed and controlled by one centralized team and agency partnership.

eCommerce Advantages

Technological Advantages

All four of our eCommerce brands - www.wiredforwine.com, www.bevmart.com, www.bevmart.com.au, and www.drummerboy.com - are built on Shopify, including their front ends. While there are some customization restraints (ones that are not currently needed), Shopify provides a best-in-class, low-cost solution for our direct-to-consumer functionality needs. Its native features and a large library of app integrations significantly reduce our development costs and allow us to be nimble in an ever-changing digital landscape.

As we scale the brands, there may be a need for additional front end customizations in which we would adopt a headless e-Commerce architecture (custom front end) utilizing Shopify’s back end.

Operational Advantages

IBG has vertically integrated manufacturing, import, sales and marketing company with a focus on direct-to-consumer (DTC) enabling complete capture of the value chain. Our eCommerce and product team consists of members with extensive beverage industry experience garnered at some of the world’s largest alcohol companies, such as Endeavour Drinks Group (Australia’s largest liquor online and brick-and-mortar retail group), Treasury Wine Estates (Australia’s largest wine company and one of the world’s largest wine companies) and Anheuser-Busch InBev (the world’s largest brewer). This is aided by the wealth of knowledge consulting the IBG eCommerce team in Paul Waddy - former CEO of The Horse, Head of Operations at Showpo and voted No 2 in Inside Retail’s Top 50 People in eCommerce Australia in 2021.

IBG’s leased warehouses in Sydney and New Jersey provide logistical advantages for the distribution for our products and those of our clients to nearby large population centers.

Cost Advantages

IBG’s product portfolio is focused on bitters, light spirits and non-alcoholic spirits, which have short manufacturing times. As a result, IBG is more capital efficient as compared to dark spirit manufacturers (e.g. whisky, brandy, etc.), which often require aging in barrels for years before being sold.

With regard to the our eCommerce, the flat structure helps to reduce our operating expenses (as we have one digital marketing agency and web development team) and duplication of work. The structure also leverages the team’s experience and capabilities across four eCommerce banners. Owned products, such as Drummerboy and Twisted Shaker, and distribution deals (i.e. Drake’s Virginia Black) allows us to retain margin and push exclusiveness as a competitive difference through our DTC banners (i.e. Bevmart).

IBG Bitters Products

We produce a range of award-winning Bitters at our distillery and beverage manufacturing facility in Seven Hills, NSW Australia. Our BitterTales Aromatic Bitters was a Gold Medal winner at the 2021 L.A. Spirits Awards and Platinum Medal winner at the 2020 L.A. Spirits Awards. Our product also won Best In Show of the 2020 L.A. Spirits Awards. Our bitters that we manufacture as the Australian Bitters Company, was awarded Gold and Silver medals at the 2018 International Wine and Spirit Competition (IWSC), as well as two Silver Medals at the 2018 L.A. Spirits Awards.

In Australia, our Bitters are predominantly sold to Coca-Cola Europacific Partners (CCEP) under a long-term Australian contract, which expires 2033, in Australia. (In 2021, our previous distributor, Coca-Cola Amatil Limited, merged with CCEP.) The balance of our Bitters’ sales is exported. Bitters for our Company as a manufacturer and brand owner is a highly profitable category with a gross profit margin of approximately 80%. All of our Bitters are manufactured at our distillery and beverage manufacturing facility in Seven Hills, NSW Australia.

IBG is in discussions with global distribution partners in Europe, Asia and the Americas for its Bitters brands. BitterTales is another successful Bitters product manufactured by IBG. Sales of this product in Australia, for export sales to the U.S., grew from AUD$669,180 (approx. USD$485,557) in 2020 to AUD$936,960 (approx. USD$679,858) in 2021, which represents approximately 40% year over year growth.

On July 31, 2021, the Company (formerly known as Australian Boutique Spirits Pty Ltd) and Sway Energy Corp. (formerly known as Elegance Brand, Inc.) (“Sway”) entered into a Manufacturing, Supply and License Agreement, as amended on March 10, 2021, June 14, 2021 and October 21, 2022 (“2020 Manufacturing Agreement”). For further details about the 2020 Manufacturing Agreement, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Material Agreements.”

Target Market Size

Until the COVID-19 pandemic, the global Bitters category was growing at a healthy rate, particularly Cocktail Bitters. However, in 2020, the Bitters category took a hit in volume and retail sales values. Going forward, however, the Bitters category is expected to return to growth from 2021 onwards, especially Cocktail Bitters, as restrictions ease and consumer trends around home cocktailing, desire for more natural ingredients and bitter flavors increases.

The global Cocktail Bitters category experienced some decline in 2020 given the on-premise restrictions, particularly among premium focused brands. However, the category is expected to recover and return to growth as well.

Competitive Market

The global Cocktail Bitters category has experienced some decline in 2020 given the decline of the on-premise due to local restrictions, which effected many Premium & Above brands that were strongly or solely activated in the on-premise.

Before the COVID-19 pandemic, the category was more or less evenly split by on and off-premise channels, given market differences. However, with the decline of the on-premise, the off-premise managed to grow and offset losses, particularly with the help of eCommerce. Many brands were able to pivot and transition efforts to online, which has helped to drive interest in the category alongside the rise of the ‘Home Premise’ and at home cocktail making during lockdowns.

This helped some markets grow in 2020, particularly in the U.S. and Australia. Going forward, the global category is expected to return to growth in 2021 as consumer interest and demand grows, spreading beyond key markets.

Competitive Analysis

The U.S. continues to dominate the global Cocktail Bitters market, followed by Australia, both of which saw growth in 2020. Trinidad & Tobago, the UK, and France make up the rest of the Top 5 Global markets in case numbers. However, each had mixed results recently. Trinidad & Tobago managed to grow in 2020, whereas the UK and France were impacted by the on-premise closures but will recover going forward.

Angostura continues to lead the global Cocktail Bitters category, followed by Peychaud’s and Australian Bitters Co., all of which saw growth in 2020. Several other brands, including Fee Brothers, Bittermen’s, The Bitter Truth, and many more, were impacted in 2020 given their on-premise presence. However, quite a few of these brand owners have managed to adapt during the pandemic and shift their businesses to off-premise, as well as expand their distribution to more markets. It is expected they will return to growth alongside the category.

Strengths

●	Iconic packaging- proprietary bottle, screen printed bottle provides unique and remarkable look and feel

●	All natural ingredients

●	Great value offer versus Angostura

●	Small size allows IBG to be nimble and adapt quickly to changes in the market with new packaging format, sizes and flavors

●	CCEP distribution machine in Australia

Weaknesses

●	Consumer awareness in Australia

●	Growth in the U.S. will require obtaining a large distributor

Opportunity

●	Innovation into bigger bottles (500ml) and smaller bottles (50ml) to increase the occasions where cocktail bitters may be utilized as an ingredient and, therefore, increase sales. For example, a smaller 50ml bottle may become an affordable yet impulse purchase option for a consumer purchasing a basket of beverages for a party as they may be more inclined to purchase a smaller bottle of our bitters in their basket mix.

●	Strengthen association with cooking

●	Be the “go to” bitters for mocktails (non-alcohol cocktails are commonly referred to as mocktails)

Challenges

●	Market size and scale of Angostura, particularly if they drop price.

No-and-Low Alcohol Drummerboy

Drummerboy is a delicious range of non- alcoholic spirits for those that want to forge their own path.

No-and-Low Alcohol products are becoming increasingly accepted as a lifestyle and societal norm, making it more accessible and approachable for consumers. Many new No-and-Low Alcohol (No/Low Alcohol) products are starting to use more natural ingredients, as well as botanicals and bitter flavors as consumers needs and palettes are evolving with the larger health and wellness trend. As a result, there is an opportunity to offer a low-ABV pre-packaged offering made with Cocktail Bitters to tap into the growing ready to drink (RTD) trend of Hard Seltzers and Spritzes. Additionally, the category lines between No Alcohol RTDs and Mixers are starting to blur with big corporations starting to tread into adjacent categories (e.g. Coca-Cola, Pepsi, and Molson Coors) offering premium mixers to tap into the growing soda cocktail trend.

Target Market Size

The market size of No/Low Alcohol is 349.2 million 9L cases or USD$9.9 billion in market value. The expected CAGR from 2021-25 is 8.0% or an enormous 126.4 million 9L cases.

The biggest market for No/Low spirits is the U.S. (719,000 9 Liter Equivalent (LE)), France (515,000 9LE), UK (319,000 9LE), Germany (176,000 9LE), and Australia (63,000 9LE).

Competitive Analysis

No market share data is available for this new category. However, evidence of its attractions can be shown by the market leader, Lyre’s, which closed a funding round of £20m in November 2021 that valued the business at £270m, up from a valuation of £100m earlier the same year.[13] According to Lyre’s founder Mark Livings, the business has expanded to 60 countries and is on track to generate £50m in sales this year.[14]

[13] BusinessWire, “Lyre’s Hits £270 Million Valuation in Category’s Largest Funding Round To-Date” (November 15, 2021).

[14] The Spirits Business, “Lyre’s on track to reach $1bn valuation” (November 15, 2021).

Drummerboy Website

Drummerboy website, the direct-to-consumer website for the packaged non-alcoholic spirits forms part of the omni-channel approach to the brand. Drummerboy Non Alcohol Spirits will also be sold via Bevmart and Wired For Wine.com. However, the brand will have its own transactional website for below reasons:

●	Allows for greater storytelling capability with more room for content

●	Not subject to online alcohol restriction rules by government and marketing platforms

●	Greater targeting for paid and owned marketing channels

We will also utilize the same logistics back end as Bevmart in Australia and Wired For Wine.com in the U.S.

Competitive Market

Online competition will be focused on DTC non-alcohol brands like market leader Lyre’s, Seedlip and online (packaged alcohol and non-alcoholic) retailers carrying a non-alcoholic spirits category.

While technically competitors, we anticipate that packaged alcohol and non-alcoholic retailers in the market, such as Dan Murphy’s, First Choice, and Sans Drinks in Australia, will organically grow the Drummerboy website traffic and revenue once the products are ranged at these retailers.

We believe that due to the increased brand awareness, paid media spend (from retailers) and, through our experience, Google’s tendency to rank brand and supplier websites higher over retailers*. (*Not guaranteed. Website must have good Search Engine Optimization (SEO) practices and consistent fresh content for us to take advantage of the google algorithm.)

Strengths

●	Drummerboy Brand - unique positioning encouraging people to rise above peer pressure and stay off the drink when they want too.

●	Packaging- memorable name and unique brand iconography.

●	Ability to expand globally quickly with 3-tier compliant retailers already established in the U.S.

●	Existing customer base of Bevmart and Wired For Wine.com we can market to at minimal cost. Link equity will also be passed to www.drummerboy.com to support in search engine optimization.

●	Celebrity endorsement in Australia from Michael Clarke, Australian cricket legend.

Weaknesses

●	Consumer awareness

●	Distribution

●	Warehouse locations limits our ability to offer Pick up.

Opportunity

●	Create a destination for mocktail recipe content online.

●	Partner with dark warehouse, a fully-automated warehouse, and several fast commerce businesses that use applications (apps) that offer 10-minute delivery in cities to reach a fast growing audience online where our competitors are not. Milkrun and Go Puff are examples of such businesses.

●	Validate quality of product through award shows.

●	Expand globally to No and Low Alcohol key markets

●	Build the brand via strong and relevant marketing

Challenges

●	Convenience commerce models and third-party marketplaces will continue to dominate the online space. However, we should look to partner with these brands as they are an opportunity to reach a larger audience.

●	Range and category expansion from market leaders.

●	Minimal regulation (compared to alcohol) make market entry easier.

Sources and Availability of Raw Materials

Our use of raw materials mainly includes herbs, bottles, and labels. We maintain, and seek to continue maintaining, strong and long-term relationships with our major raw material vendors to create a stable supply of such materials. No indication of price surge has been brought to our attention by our vendors.

Supply Chain Disruptions

Supply chain disruptions have become a constant source of stress for many beverage companies with global footprints like IBG. Any disruption along the supply chain can disrupt plant operations, production schedules, logistics, and the customer experience. IBG was impacted by the supply chain disruption due to:

●	transportation delay for some materials (e.g., bottles) purchased from certain areas such as China;

●	shipping container shortage that postponed the export of our BitterTales products to the United States;

●	labor shortages internally and externally due to COVID-associated sick and carer leaves; and

●	customer demand drops and surges.

While not every disruption can be avoided, many of them can be managed. Preparation and planning are vital for businesses that want to avoid delays and shutdowns now and in the future. IBG’s management has been working on different aspects to strengthen the resilience of our supply chain. IBG’s key actions include:

●	establishing more robust sales and operations planning to monitor customer demand, raw material availability and labor scheduling;

●	optimize inventory and freight process by implementing a new warehouse management system;

●	renegotiating the manufacturing agreements with main customers by passing the logistic responsibilities from IBG to the buyers;

●	diversify the supply networking to avoid heavy reliance on a certain supplier or suppliers from one certain area; and

●	encourage flexible and remote working arrangements to improve productivity and minimize employee turnover.

Material Agreements

Deed of Novation

Europa International Pty Ltd. (“Europa”), Coca-Cola Amatil (Australia) Pty Ltd (succeeded by Coca-Cola Europacific Partners, “CCA”) and Australian Boutique Spirits Pty Ltd (“ABS”) entered into a novation agreement on July 2, 2018 (“Europa-CCA-ABS Novation Agreement”). Pursuant to the Europa-CCA-ABS Novation Agreement, we have been assigned Europa’s rights and obligations under the Manufacturing Agreement entered into December 22, 2016; the Manufacturing Agreement dated June 9, 2017, the Intellectual Property Assignment Agreement, the Intellectual Property Co-Existence Deed, and the Deed Poll. As such, the following Manufacturing Agreements of 2016, 2017, and the Notice Under Manufacturing Agreement all fall within the scope of the Deed of Novation.

2016 Europa Manufacturing Agreement

On December 22, 2016, Europa and CCA entered into a Manufacturing Agreement (“2016 Europa Manufacturing Agreement”) that began on January 1, 2017. The 2016 Europa Manufacturing Agreement is effective until December 31, 2031, unless terminated earlier for cause.

In the 2016 Europa Manufacturing Agreement, CCA appointed Europa to manufacture bitters of all flavors produced by Europa, or any product bearing the AUSTRALIAN BITTERS Brand and granted Europa an exclusive, non-transferable, royalty free license to use the AUSTRALIAN BITTERS intellectual property in the territory to the extent needed to manufacture the products. Specifically, the products include (a) 250 mL bottle of Australian Bitters supplied in a case of 12 and (b) 125 mL bottle of Australian Bitters supplied in a case of 12. The territory consists of Australia, New Zealand, and Fiji. CCA must pay Europa within 20 business days of the end of the month in which Europa sends CCA the invoice for products delivered to them. Additionally, in consideration of CCA’s providing marketing services, Europa agreed to pay CCA a contribution amount on all products receipted by CCA from time to time. The aggregate payment may not exceed 50% of the direct marketing expenditure.

While the agreement was originally exclusive in the Commonwealth of Australia, the Commonwealth of New Zealand and the Republic of Fiji, now, since neither CCA nor any of its related parties supplied any products to any customer located in New Zealand or Fiji by January 1, 2019, both Fiji and New Zealand ceased being considered territories. As such, we are able to expand our markets.

Notice Under 2016 Europa Manufacturing Agreement

On January 9, 2019, we sent a letter to CCA regarding the 2016 Agreement. We notified CCA, in accordance with clause 1.1 of the 2016 Agreement, that we would now be able to import, sell, allow or procure any third party to sell, any products to any person within New Zealand and Fiji. We are able to sell in these territories because neither CCA nor any of its related parties have supplied any products to any customer located in Fiji or New Zealand from the start date of the 2016 Agreement to January 1, 2019.

Manufacturing, Supply and License Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated July 31, 2020, as amended (“2020 Manufacturing Agreement”) by that certain Amendment Agreement dated March 10, 2021 (“March 2021 Amendment Agreement”), that certain Termination of BevMart Agreement and Amendment to Manufacturing Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated June 14, 2021 (“June 2021 Amendment Agreement”) and that certain Amendment Agreement dated October 21, 2022 (“October 2022 Amendment Agreement”)

On July 31, 2020, IBG and Elegance Brands, Inc. (now known as Sway Energy Corp.) (“Sway”) entered into a manufacturing, supply and license agreement whereby IBG agreed to manufacture and sell Covered Products (as defined below) to Sway. Subsequently on March 10, 2021, June 14, 2021 and October 21, 2022, sections of the agreement were amended by that certain March 2021 Amendment Agreement, the June 2021 Amendment Agreement and the October 21, 2022 Amendment Agreement.

The term of the 2020 Manufacturing Agreement is such that at its initial execution in July 2020, the initial term was July 31, 2020 through July 21, 2022 pursuant to a 24-month initial term period. The March 10 Amendment Agreement changed the initial term from a 24-month initial term period to a 36-month initial term period. As a result of the amendment, the initial term period of the 2020 Manufacturing Agreement is July 31, 2020 through July 31, 2023. The term may automatically renew for up to 24 months, unless either party provides written notice of non-renewal.

A description of the material terms of the 2020 Manufacturing Agreement follows. “Covered Products” means the individual and collective reference to (a) the alcoholic drinks and Formulations sold as (i) each of the BevMart Brands, (ii) BitterTales, (iii) Cocktail Bitters, (iv) VOCO and (v) Australian Bitters Company. “BevMart Brands” means the individual brands and line extensions of: (a) Cheeky Vodka and flavor variants, (b) Coventry Estate Gin and flavor variants, (c) Geo Liqueurs in multiple variants, (d) Cheeky Espresso Martini in multiple variants., and (e) all future brands developed by Sway which ABS determines to offer for sale on the BevMart websites www.bevmart.com and www.bevmart.com.au.

Pursuant to the 2020 Manufacturing Agreement, Sway purchases Covered Products from IBG, who manufactures and sells such products in accordance with purchase orders received from Sway. Sway also provides its best projections and estimates as to the quantity, in units and cases, of each of the Covered Products that Sway will need to purchase from IBG for the next succeeding 90 days. Based on such projections, IBG maintains sufficient manufacturing capacity, stocks of raw materials and packaging to enable it to meet such requirements.

During a requisite 12 month period following July 31, 2020, IBG had the right, but not the obligation, to manufacture and sell to Sway all new alcoholic products branded under Sway’s intellectual property rights and to be sold or distributed by Sway in its territory, meaning, only the U.S., its territories and possessions with respect to the Australian Bitters Company Covered Products and VOCO covered products, and the rest of the world with respect to all other Covered Products. Sway accepted IBG’s exercise of such right; consequently, IBG gained the right to manufacture and sell other new products in addition to the Covered Products.

The 2020 Manufacturing Agreement may be terminated by either party for cause. Sway may terminate by providing written notice to IBG: (a) if IBG repudiates or threatens to repudiate, any of its obligations under this Agreement; (b) except as otherwise specifically provided under Sway’s right to terminate for cause, if IBG is in material breach of, or threatens to breach, any material representation, warranty or covenant of IBG under this Agreement and either the breach cannot be cured or, if the breach can be cured, it is not cured by IBG within a commercially reasonable period of time under the circumstances, in no case exceeding sixty (60) days following IBG’s receipt of written Notice of such breach; (c) if IBG repeatedly fails to, or threatens not to, timely deliver Covered Products conforming to the requirements of, and otherwise in accordance with, the terms and conditions of this Agreement; (d) if IBG (i) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due, (ii) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, (iii) makes or seeks to make a general assignment for the benefit of its creditors, or (iv) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business; (e) if IBG fails to provide Sway, within a commercially reasonable time after Sway’s request (but in no case exceeding 30 days after such request) with adequate and reasonable assurance of IBG’s financial and operational capability to perform timely any of IBG’s obligations under the 2020 Manufacturing Agreement; (f) if, as a result of any repeated and material breach by IBG of any of its obligations under this Agreement, Sway’s customer requires that Sway obtain another supplier of Covered Products; (g) if IBG takes any action, or fails to take any action, required under this Agreement or any other agreement between Sway and IBG, or as reasonably requested by Sway, the result of which is an imminent interruption or delay, or the threat of an imminent interruption or delay, in any production at any of Sway’s or its customer’s manufacturing facilities; (h) if, without obtaining Sway’s prior written consent, (i) IBG sells, leases or exchanges a material portion of IBG’s assets, (ii) IBG merges or consolidates with or into another Person (as defined in said agreement), other than Sway, or (iii) a change in Control (meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another Person (as defined in said agreement), whether through the ownership or voting securities, by contract, or otherwise) of IBG occurs; or (i) upon the occurrence of any other event constituting grounds for termination set forth in under the 2020 Manufacturing Agreement.

Any termination under Sway’s right to terminate for cause will be effective on IBG’s receipt of Sway’s written notice of termination or such later date (if any) set forth in such termination notice. Upon the occurrence of any of the events described under Sway’s right to terminate for cause, Sway may, in addition to any of its other rights to suspend performance under the 2020 Manufacturing Agreement or applicable law, immediately suspend its performance under all or any part of such agreement, without any liability of Sway to IBG, and, notwithstanding anything to the contrary contained in such agreement Sway may, at its election, recover any and all direct and indirect actual and incidental damages (but not including consequential damages) and costs (including attorneys’ and other professionals’ fees and costs), expenses and losses incurred by Sway as a result of any event described under Sway’s right to terminate for cause or any breach of the 2020 Manufacturing Agreement by IBG.

With respect to IBG, the Company has a right to terminate the 2020 Manufacturing Agreement for cause by providing written notice to Sway: (a) if Sway is in material breach of any material representation, warranty or covenant of Sway under said Agreement, and either the breach cannot be cured or, if the breach can be cured, it is not cured by Sway within a commercially reasonable period of time, in no case exceeding sixty (60) days, after Sway’s receipt of written notice of such breach; or (b) if Sway (i) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due, (ii) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, (iii) makes or seeks to make a general assignment for the benefit of its creditors, or (iv) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

Any termination by IBG will be effective on Sway’s receipt of IBG’s written notice of termination or such later date (if any) set forth in such notice.

Immediately upon the effectiveness of a notice of termination delivered by Sway to IBG, IBG shall promptly, unless otherwise directed by Sway, and subject to IBG’s obligation provide resourcing cooperation: (i) terminate all performance under the 2020 Manufacturing Agreement and under any outstanding purchase orders; (ii) transfer title and deliver to Sway all Covered Products produced and paid for pursuant to the 2020 Manufacturing Agreement prior to effectiveness of the notice of termination; and (iii) return to Sway all bailed property and any other property furnished by or belonging to Sway or any of Sway’s customers, or dispose of such bailed property or other property in accordance with Sway’s instructions (provided that Sway will reimburse IBG for the actual, reasonable costs associated with such disposal). The expiration or termination of the then-current term will not affect any rights or obligations of Sway or IBG that: (i) come into effect upon or after termination or expiration of the 2020 Manufacturing Agreement; or (ii) otherwise survive the expiration or earlier termination of such agreement pursuant to its terms and were incurred by the parties prior to such expiration or earlier termination. Upon the expiration or earlier termination of the 2020 Manufacturing Agreement, each party shall: (i) return to the other party all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on the other party’s confidential information, and not retain any copies thereof; (ii) permanently erase all of the other party’s confidential information from its computer systems, except for copies that are maintained as archive copies on its disaster recovery and/or information technology backup systems, Sway and IBG each shall destroy any such copies upon the normal expiration of its backup files; and (iii) upon the other party’s written request, certify in writing to such other party that it has complied with the termination requirements. Termination of the 2020 Manufacturing Agreement will not constitute a waiver of any of the terminating party’s rights or remedies/either party’s rights, remedies or defenses under said agreement, at law, in equity or otherwise.

Subject to price adjustments, including a favored nations price adjustment herein described, Sway purchases the Covered Products according to the following pricing schedule: (a) for all Covered Products, other than Cocktail Bitters, (i) IBG’s actual manufacturing cost for each of the Covered Products, plus (ii) 54% of the manufacturing cost for such Covered Products; and (b) for Cocktail Bitters, the same price per case as IBG charges to and receives from its largest customer, Coca-Cola Europacific Partners, which is equal to or less than AUD$81.75 per case. If a price adjustment is warranted (a) for Covered Products, other than Cocktail Bitters, as a result of IBG’s increased manufacturing costs, or (b) for Cocktail Bitters, as a result of IBG’s increased pricing to Coca-Cola Europacific Partners, IBG shall provide Sway with evidence, reasonably acceptable to Sway, of such increased manufacturing costs or increases prices charged to Coca-Cola Europacific Partners, as applicable. Applicable price adjustments are effective immediately for all purchase orders not yet accepted by IBG. If at any time during the then-term, either (a) Sway demonstrates to IBG that Sway is able to purchase from one or more unaffiliated third party sources similar quantities of Covered Products on similar delivery dates and delivery terms, either at lower prices or on more favorable payment terms than those earlier stated, or (b) IBG charges any other buyer of similar quantities of Covered Products on similar delivery date and delivery terms, a lower price, or agrees to payment terms that are more favorable to such buyer than those set forth in the agreement for the same Covered Products, IBG shall adjust its pricing and apply that lower price and more favorable payment terms to all same or similar Covered Products covered by 2020 Manufacturing Agreement and under applicable purchase orders, statements of work or invoices (the “Favored Nations Price Adjustment”). Sway is entitled to a Favored Nations Price Adjustment on one occasion only during each Anniversary Year (meaning the period from August 1 through July 31) and it shall apply only to sales and purchases of Covered Products in the next succeeding Anniversary Year. If IBG fails to provide Sway with a Favored Nations Price Adjustment to which it may be entitled, Sway may, at its option, in addition to all of its other rights under this Agreement or at law, terminate this Agreement without liability to IBG.

Upon termination of the 2020 Manufacturing Agreement, two licenses granted thereunder will expire: (i) IBG’s royalty-free license to Twisted Shaker to manufacture, use and sell the product throughout the world, except the U.S., its territories and possessions; and (ii) Sway’s royalty-free license to use the intellectual property rights associated with VOCO to manufacture, use and sell the brand in the U.S., its territories and possessions.

The June 2021 Amendment Agreement also terminated a Management, Supply and License Agreement between IBG and Sway dated December 31, 2020. Under the terms of such agreement. IBG obtained the sole and exclusive right to own and operate the BevMart business in Australia, including its website and the BevMart Brands.

The June 2021 Amendment Agreement also set forth the intellectual property arrangements between IBG and Sway, which are described in the chart below. The chart also reflects amendments under the October 2022 Amendment Agreement. Pursuant to the October 2022 Amendment Agreement, a purchase option previously granted by IBG to Sway whereby, within 90 days following the termination of the 2020 Manufacturing Agreement for any reason other than an automatic termination or termination by IBG for Cause as provided therein, Sway held a purchase option to acquire the formulations, but no intellectual property rights, of Australian Bitters Company for USD$2,000,000 (along with those for BitterTales). The October 2022 Amendment removed the purchase option and the exclusivity of certain licenses granted to Sway with respect to the Australian Bitters Company, BitterTales and VOCO brands.

Australis Gin	IBG owns the intellectual property rights, including formulations, associated with the brand Australis Gin.	ABS paid USD$42,500 representing 100% of the costs and expenses incurred by Elegance as at that time in developing the Australis Gin beverage and brand
Twisted Shaker

IBG sold its intellectual property rights, including related formulations, associated with the Twisted Shaker brand to Sway.

Sway granted IBG a royalty-free non-exclusive license to use its intellectual property rights associated with the Twisted Shaker brand to manufacture, use and sell Twisted Shaker throughout the world, except for the U.S., its territories and possessions, which are Sway’s exclusive territories. The license expires upon termination of the 2020 Manufacturing Agreement.

IBG received as consideration from Sway USD$10,000 for each of the formulations possessed by IBG with respect to the Twisted Shaker brand

IBG agreed with Sway to offset future royalties payable for Twisted Shaker to Sway in return for a royalty free right Sway to sell VOCO in the USA.

VOCO

IBG granted Sway a royalty-free non-exclusive, non-transferable and non-sublicensable license to the intellectual property rights associated with the VOCO brand to make, use and sell the brand in the U.S., its territories and possessions. The license expires upon termination of the 2020 Manufacturing Agreement.

Sway paid to IBG the paid-up sum of USD$200,000, in lieu of all current and future royalties due.

IBG agreed with Sway to offset future royalties payable for Twisted Shaker to Sway in return for a royalty-free right for Sway to sell VOCO in the U.S.

Australian Bitters Company

Within Australia, CCEP owns the right to distribute the Australian Bitters Company brand and IBG has the exclusive right to manufacturer the product.

Outside Australia, IBG owns the brand and has the right to manufacture and distribute Australian Bitters Company products. With respect to the U.S., its territories and possessions, IGB has a distribution arrangement with Sway whereby Sway pays USD$60 per case.

Elegance pays USD$60 per case of Australian Bitters Company products.
Cheeky Vodka and flavor variants Coventry Estate Gin and flavor variants Geo Liqueurs in multiple variants Cheeky Espresso Martini in multiple variants	IBG owns and manufactures these brands (the BevMart Brands), as well as the BevMart.com.au website and business.	IBG paid as consideration to Sway USD$188,630.41, which represented 100% of the fully burdened costs and expenses incurred by Sway in developing the website and developing and creating formulations for each of the brands.

Loan Agreement between Australian Boutique Spirits Pty Ltd and Amit Beri as of June 30, 2021, as novated to Meena Beri on December 27, 2021

On June 30, 2021, ABS and Amit Beri entered into an unwritten loan agreement for the aggregate amount of AUD$2,853,105 for loans received from the Company between January 2020 through such date (the “Beri Loan”) bearing an interest rate of 4.52%. The repayment term was such that in lieu of a cash payment by Mr. Beri to ABS, ABS would offset the loan against the dividend declared for the period to June 30, 2021. In accordance with the Corporations Act (Cth), the Board declared a dividend of AUD$2,138,610 from ABS’ historical retained earnings as of June 30, 2021 and offset the dividend against the loan owing from Mr. Beri.

Subsequently on December 27, 2021, ABS, Mr. Beri and Meena Beri entered into a novation agreement (“Novation of Debt Agreement”) whereby the Beri Loan was novated to Ms. Beri such that the repayment of the remaining balance of AUD$960,759.60 was assumed by Ms. Beri, which is repayable upon demand by ABS.

Intellectual Property

Our success and future revenue growth depend, in part, on our ability to protect our intellectual property. We sell our products under trademarks, which we own or use under license. The chart below sets forth the intellectual property we own or license.

Brands	Summary	IP
Drummerboy	IBG owns this brand.	IBG owns all intellectual property rights, including formulations, associated with the brand Drummerboy.
Elegance Vodka	Sway Energy Corp. owned all intellectual property rights to Elegance Vodka until the brand was sold on June 29, 2022 around which time IBG ceased manufacturing this product.	N/A
Australis Gin	IBG owns this brand after repurchasing it from Sway Energy pursuant to the June 2021 Agreement.	IBG owns the intellectual property rights, including formulations, associated with the brand Australis Gin.
Twisted Shaker	IBG holds a royalty-free license to Twisted Shaker to manufacture, use and sell the product throughout the world, except the U.S., its territories and possessions.

IBG previously sold its intellectual property rights, including related formulations, associated with the Twisted Shaker brand to Sway.

Sway then granted IBG a royalty-free non-exclusive license to use its intellectual property rights associated with the Twisted Shaker brand to manufacture, use and sell Twisted Shaker throughout the world, except for the U.S., its territories and possessions, which are Sway’s exclusive territories. The license expires upon termination of the 2020 Manufacturing Agreement.

BitterTales

Sway owns this brand globally, but does not own the formulations.

With respect to formulations, IBG granted Sway a license to manufacture, use and sell all formulations of BitterTales within the USA and other countries located in Sway’s territories.

IBG granted to Elegance a non-exclusive, non-transferable and non-sublicensable license to make, use and sell all formulations with respect to the BitterTales brand of alcoholic products.
VOCO	IBG owns this brand and granted Sway a royalty-free license to use its intellectual property rights associated with VOCO to manufacture, use and sell the brand in the U.S., its territories and possessions.

IBG granted Sway a royalty-free non-exclusive, non-transferable and non-sublicensable license to the intellectual property rights associated with the VOCO brand to make, use and sell the brand in the U.S., its territories and possessions. The license expires upon termination of the 2020 Manufacturing Agreement.

Australian Bitters Company

Within Australia, CCEP owns the right to distribute the Australian Bitters Company brand and IBG has the exclusive right to manufacturer the product.

Outside Australia, IBG owns the brand and has the right to manufacture and distribute Australian Bitters Company products. With respect to the U.S., its territories and possessions, IGB has a distribution arrangement with Sway whereby Sway pays USD$60 per case.

ABS sold its right, title and interest to all brands, line extensions, and flavor line extensions associated with the Australian Bitters Company brand to Sway for sale and distribution in the U.S., its territories and possessions.

Elegance distributes Australian Bitters Company products in the U.S. for IBG.

Cheeky Vodka and flavor variants Coventry Estate Gin and flavor variants Geo Liqueurs in multiple variants Cheeky Espresso Martini in multiple variants	IBG owns and manufactures these brands.	IBG owns and manufactures these brands, as well as the BevMart.com.au website and business.

We have trademarks registered in Australia for “Twisted Shaker” (mark no. 2231533) and “Drummerboy” (mark no. 2235565). In the United States, we have a trademark registration for “Wired for Wine”.

We expect to register our trademarks in additional markets as we expand our distribution territories to protect our business interests and ensure our competitive position in our industry. We intend to vigorously protect our intellectual property rights, but there can be no assurance that our efforts will be successful. If we fail to adequately protect our proprietary rights, our competitive position could be impaired and we may lose valuable assets, generate reduced revenue, and incur costly litigation to protect our rights. Even if our efforts are successful, we may incur significant costs in defending our rights. For further details about our intellectual property, see “Risk Factors.”

Also included in our intellectual property are our domain and social channel ownerships. We own and operate the following domains: abspirits.com.au; australianboutiquespirits.com; beveragemart.com.au; bevmart.cn; bevmart.co.in; bevmart.co.nz; bevmart.co.uk; bevmart.com; bevmart.com.au; bevmart.in; cinderella-wine.com; cinderellawin.com; distyl.com; drinkdistyl.com; drinkpellicano.com; drinkpellicano.com.au; drinkriveria.com; drinkriveria.com.au; drummerboy.ca; drummerboy.co.uk; drummerboy.com; drummerboy.de; drummerboy.es; drummerboy.fr; innovationbev.com; lpt18.com; twistedshakercocktails.com; virginiablack.com.au; virginiablackwhiskey.com.au; winetilsoldou.com; wire4wine.com; wired4wine.com; wiredforcheese.com; wiredforcigars.com; wiredforjava.com; wiredforpot.com; wiredforspirits.com; wiredforwine.com; wiredonwine.com; wireforwine.com.

We operate the following social media handles.

●	Instagram: www.instagram.com/wiredforwine; www.instagram.com/drinkdrummerboy; www.instagram.com/bevmartau; www.instagram.com/bevmartus; www.instagram.com/australianboutiquespirits; www.instagram.com/twistedshakercocktails; www.instagram.com/innovationbeveragegroup

●	Facebook: www.facebook.com/bevmartau; www.facebook.com/bevmartus; www.facebook.com/twistedshakercocktails; www.facebook.com/wiredforwineus; www.facebook.com/drinkdrummerboy

●	Youtube:

o	Drummerboy: www.youtube.com/channel/UC-z4dp67m_I2--nwU5jtB8w
o	Bevmart - www.youtube.com/channel/UCDu32Yxt4OloteZZG2DrHRQ

●	TikTok: www.tiktok.com/@drinkdrummerboy

●	LinkedIn: www.linkedin.com/company/australian-boutique-spirits; www.linkedin.com/company/bevmart

Government Regulation

Australia

The conduct of our businesses, including the production, importation, under-bond storage/warehousing, distribution, sale, display, advertising, marketing, labeling, content, quality, safety, transportation, packaging, disposal, recycling and use of our products, as well as our employment and occupational health and safety practices and protection of personal information, are subject to various laws and regulations administered by federal, state and local governmental authorities in the state of New South Wales and the country of Australia. It is our policy to abide by the laws and regulations around the world that apply to our businesses. We are in compliance with the Australian Taxation Office (ATO) which regulates the manufacture, importation, licensing, distribution within Australia, and exportation of all products which we produce. We are in compliance with the state of New South Wales which regulates the sale of our alcohol products as a wholesale producer directly to consumers over the age of 18 years. (The legal alcohol consumption age in New South Wales, Australia is 18 years of age). We are in compliance with all state and federal licenses granted to us.

United States

The conduct of our businesses, including the production, importation, under-bond storage/warehousing, distribution, sale, display, advertising, marketing, labeling, content, quality, safety, transportation, packaging, disposal, recycling and use of our products, as well as our employment and occupational health and safety practices and protection of personal information, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States. It is our policy to abide by the laws and regulations around the world that apply to our businesses. We are in compliance with the federal government (FDA and ATF-TTB) and with each state’s local regulatory requirements for the sale of wine and spirits.

In addition, certain jurisdictions have either imposed, or are considering imposing, product labeling or warning requirements or other limitations on the marketing or sale of certain of our products as a result of ingredients or substances contained in such products or the audience to whom products are marketed. These types of provisions have required that we highlight perceived concerns about a product, warn consumers to avoid consumption of certain ingredients or substances present in our products, restrict the age of consumers to whom products are marketed or sold or limit the location in which our products may be available. It is possible that similar or more restrictive requirements may be proposed or enacted in the future.

In addition, certain jurisdictions have either imposed or are considering imposing regulations designed to increase recycling rates or encourage waste reduction. These regulations vary in scope and form from deposit return systems designed to incentivize the return of beverage containers, to extended producer responsibility policies and even bans on the use of some types of single-use plastics. It is possible that similar or more restrictive requirements may be proposed or enacted in the future.

Property and Facilities

The Company leases office space in two locations. We are headquartered in Seven Hills, New South Wales, Australia where we lease a distillery and beverage manufacturing facility, including office space, of approximately 2,000 square meters (approximately 21,528 square feet) (“Seven Hills Lease”). We lease a warehouse at 255 Highland Cross, Rutherford, New Jersey of approximately 1,500 square feet (“Highland Cross Lease”). The Seven Hills Lease commenced on July 1, 2018 and ends on April 21, 2024; the monthly lease payments are $13,916. The Highland Cross Lease was assumed in our acquisition of Reg Liquors, LLC d/b/a Wired For Wine.com. The Highland Cross Lease commenced on January 1, 2019 and expires on September 1, 2023; the monthly lease payments are $1,500 per month.

We believe that our existing facilities are generally adequate to meet our current of future needs, but we expect to seek additional space as needed to accommodate future growth.

Employees

As of January 31, 2023, we had 15 full time employees located in Australia and the United States.  These employees are engaged in manufacturing, sales and marketing, customer support, finance, and general management. We rely upon and engage consultants on a contract basis to provide services to assist us to carry on our technical development, administrative, shareholder communication and marketing activities.

Legal Proceedings

From time to time, we may be involved in various claims and legal proceedings relating to claims arising out of our operations. We are not currently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

The following table sets forth the name, age and position of each of our directors and executive officers as of the date of this prospectus. The address for our directors and executive officers is c/o Innovation Beverage Group Limited, 29 Anvil Rd, Seven Hills, New South Wales 2147, Australia.

Name	Age	Position
Dean Huge	67	Chief Executive Officer
Sahil Beri	35	Chief Operating Officer and Chairman
Eric Yu	42	Chief Financial Officer
Clive Coleman	44	Chief Commercial Officer
Kristopher Salinger	41	Director
Sally Cardillo	69	Director
Sameer Sethi	57	Director

Dean Huge has been the Chief Executive Officer since February 2022 and is primarily located in Fort Lauderdale, Florida, United States. During his 35-year career as a high-impact, hands-on finance executive, Dean Huge has built a track record of growing profitable operations and implementing successful turnarounds as CEO, CFO, Director, and Treasurer at public and private companies in industries including beverage, financial services, manufacturing, distribution, and SAAS. Most recently, Mr. Huge was CFO of Splash Beverage Group (NYSE American:SBEV) where within five years (between June 2017 to February 2022) he led the company from start-up to a NYSE uplisting. Prior to that, Mr. Huge, through D&H Energy Development, was a consultant for the creation of alternative energy projects in Ghana from May 2013 to April 2017. In 2012, he became CFO for Discovery Gold Corporation (OTCQB:DCGD.OB). From 2009 to 2012, Mr. Huge was a financial consultant for Pan Asia Group of Companies in Hong Kong and Shanghai, which included serving as CFO for China Chemical Corporation (OTCBB:CHCC.OB). During the period of 2000 to 2009, Mr. Huge was a business consultant for IPA Management Consultants and Major Marketing Concepts, Inc. helping companies organize their marketing and financial structure which included raising funds. Also during the same period, Mr. Huge contacted/closed major banks for the creation of reward programs which became enterprise solutions for cross selling of additional banking products and services. During the period of 1996 to 2000, Mr. Huge was Controller of D&H Wholesalers, Inc., an international wholesaler of non-perishable name brand products. During the period of 1993 to 1996, Mr. Huge worked for AK Trading as Chief Operating officer. Prior to that role, Mr. Huge served as Vice President of First Capital Resource Corporation, a financial company funding wholesalers’ accounts receivable. During the period of 1988 to 1990, he served as Chief Operating Officer for PACER Energy Corporation to turnaround of a delisted company, previously called National Royalty Corporation (NASDAQ:NROC). Mr. Huge was one of the first employees hired at Catalyst Energy Corporation where he was integrally involved in all aspects of financial management, controls, and SEC filings. From 1982 to 1984, Mr. Huge was an Associate/Accountant of special projects for A.G. Becker & Co., Inc., the commercial paper division of Becker Paribas.

Throughout his career, Mr. Huge has led multiple going-public transactions, including CFO and CEO, raised money through private placements, IPOs, RTOs, primary and secondary offerings, partnerships, and off-balance sheet funds. Mr. Huge’s experience spans the globe, including working at international investment bank of BNP Paribas and private equity and investment funds in New York, Hong Kong, and Shanghai. Mr. Huge obtained a Bachelor of Science in Accounting and a Bachelor of Science in Finance from Southern Illinois University.

Sahil Beri has been the Chief Operating Officer and Chairman of the Board of Directors since April 2022 and is primarily located in Sydney, NSW, Australia. From August 2018 through April 2022, Mr. Beri served as Innovation Beverage Group’s Australian Managing/Executive Director. Mr. Beri is a highly experienced executive officer, focused on operational excellence in the beverage industry with around 10 years of experience in multiple facets of the beverage industry, with a primary focus on creating and commercializing new innovative beverages. He has strong formulation, new product development, commercialization, and business development skills. Mr. Beri has in his career, across several beverage companies he has been involved in, launched a significant number of products. Prior to his role at Innovation Beverage Group, Mr. Beri was the Executive Director and Chief Technology Officer at Sway Energy Corporation between December 2019 through March 2022, where he was responsible for the creation of all beverage systems for formulations, manufacturing systems, new innovation development and commercialization for a range of alcohol and non-alcohol beverages. Between September 2016 and July 2018, Mr. Beri was the New Product Development Manager at Europa International Pty Ltd, another beverage company headquartered in Sydney, Australia. Between January 2017 till March 2020, Mr. Beri also served as a non-executive director on the board of Cannhealth Group Limited, an Australian nutraceutical company. Mr. Beri is a registered Pharmacist who completed his Master of Pharmacy in 2012 from the University of Newcastle, Australia and concurrently worked in both the beverage industry as well as the pharmaceutical industry for several years. Mr. Beri also completed his Master in Biochemistry in 2009 from Australia’s Bond University and a Bachelor of Arts and Science in 2008 from the University of Sydney, Australia.

Eric Yu has served as the Chief Financial Officer since July 2021 and is primarily located in Sydney, NSW, Australia. Mr. Yu has over 15 years of experience of working at the big four accounting firms, in large-scale management consulting companies and commercial corporations within the food and beverage industry. Mr. Yu has substantial experience in both private companies and public companies listed on the Australian Securities Exchange Ltd (ASX). He has worked in both Australia and China where he supported a wide range of businesses to manage end-to-end accounting functions and identify finance transformation, value creation and performance improvement opportunities. Before joining Innovation Beverage Group in July 2021, Mr. Yu was a Senior Manager with EY Oceania from August 2019 to July 2021 where he worked alongside advisory leaders and drew his skills in leading teams to support a diverse range of clients with their accounting needs and implementation of finance transformation initiatives. From June 2016 to February 2019, Mr. Yu was Head of Finance of the Bindaree Food Group where he lead a team that managed the full-cycle finance, internal control, capital raising, compliance and reporting of this vertically-integrated fast-moving consumer goods companies (FMCG) with an AUD$600 million annual turnover. Mr. Yu obtained his Masters of Accounting degree from the Australian National University. He is also a member of the Chartered Accountants Australia & New Zealand (CA ANZ).

Clive Coleman has served as the Chief Commercial Officer since October 2021 and is primarily located in Sydney, NSW, Australia. Mr. Coleman is a highly-experienced General Manager in the beverage industry with more than twenty (20) years of experience. He has strong commercial, marketing, and business development skills and a proven history of driving sales and profit growth. Most recently, from August 2019 to October 2021, Mr. Coleman was General Manager at Weston’s Australia where he was responsible for the P&L, and the sales, operations, and marketing team. From September 2017 to August 2019, he was the Regional Brand Director at Treasury Wines Estates where he led the brand and commercial strategy for the luxury, millennials, and refreshment portfolio. Other positions that Mr. Coleman has held include Head of Marketing and Export at Casella Family Brands (Yellowtail), and General Manager of Contemporary Brands at Carlton United Breweries.

Kristopher Salinger has served as a director since April 2022 and is primarily located in Miami, Florida, United States. He has over fifteen (15) years of investment banking and capital markets experience on Wall Street, having raised over $50 billion of common stock, debt and hybrid capital for corporate and sponsor clients. He is the Co-Founder, current director and Chief Financial Officer of Battery Future Acquisition Corp (NYSE: BFAC), a special purpose acquisition corporation targeting critical elements and technologies within the electric vehicle supply chain. From May 2016 to September 2021, Mr. Salinger was a Senior Vice President at Roth Capital Partners. Prior to his role at Roth Capital, Mr. Salinger spent six (6) years and was a Vice President at Citigroup in New York from October 2009 to February 2016, including within the Equity Capital Markets team that led the initial public offerings of General Motors, Facebook, Palo Alto Networks, Zillow, Allison Transmission and Delpha Automotive plc. Prior to his time at Citigroup, Mr. Salinger was an associate within the Debt & Hybrid Capital Markets group at ABN AMRO from March 2005 to February 2008. Mr. Salinger holds an Master of Business Administration and Bachelor of Commerce from the University of Sydney and a Master of Finance from the Securities Institute of Australia.

Sally Cardillo has served as a director since April 2022 and is primarily located in Hobe Sound, Florida, United States. Ms. Cardillo has over thirty (30) years of accounting experience having served as a Certified Public Accountant since 1988. Since her retirement in October 2016, she has provided accounting consultancy services to individuals and corporate clients. From 1988 to 2016, Ms. Cardillo was a CPA with Braund, Eiler and Vasko (“Braund Eiler”) and Herbein + Company, Inc., which acquired Braund Eiler in 2014. At the beginning of her career, Ms. Cardillo spent eleven (11) years in industrial engineering, production planning, and systems analysis for the Jones and Laughlin Steel Company in Pittsburgh, Pennsylvania. Then in 1988, she became a Certified Public Accountant and began providing accounting, consulting, and audit services for a variety of individual and corporate clients for the remainder of her career. Ms. Cardillo holds a Bachelor of Science in Mathematics from The Pennsylvania State University.

Sameer Sethi has served as a director since April 2022 and is primarily located in Sydney, NSW, Australia. Mr. Sethi is a Principal and Founder of Chess Finance and Capital Pty Limited, a financial group focused on delivering and executing strategic plans for the corporate and middle market organizations that also provides Financial Advisory, Structuring and Managing Investment & Syndication strategies in a diversified investment portfolio. These investments spread across Real Estate development (Residential and Industrial), Child Care, and Hospitality. Mr. Sethi has over twenty (20) years of experience with National Australia Bank, Sydney, where he held the position of Senior Business Manager in the Commercial Real Estate division and managed a business portfolio of AUD$600 million. He holds a Graduate Diploma in Business and Marketing Management from BIMTECH, New Delhi, India and a Bachelor of Arts in Psychology from Kurukshetra University, India.

2022 Equity Incentive Plan

Innovation Beverage Group adopted the 2022 Equity Incentive Plan (“Plan”) to provide an additional means through the grant of awards of ordinary shares and stock options to attract, motivate, retain and reward selected key employees and other eligible persons. The below is a summary of the Plan’s terms. As of the date of this prospectus, no awards have been granted under the Plan.

Shares Subject to the Equity Incentive Plan

A total of 4,904,496 shares of ordinary shares is available for the grant of awards under the Plan (the “Total Share Reserve”). Subject to adjustment as provided in the Plan, the Total Share Reserve automatically increases on January 1st of each calendar year, beginning on April 29, 2022 and ending on December 31, 2030 (each, an “Evergreen Date”) in an amount equal to 20% of the total number of shares of the Company’s ordinary shares outstanding on December 31st of the immediately preceding Evergreen Date (the “Evergreen Increase”). Notwithstanding the foregoing, the Board may act prior to the Evergreen Date of a given year to provide that there will be no Evergreen Increase for such year, or that the Evergreen Increase for such year will be a lesser number of shares of the Company’s ordinary shares than would otherwise occur pursuant to the preceding sentence. During the terms of any awards, the Company will keep available at all times the number of shares of Ordinary Shares required to satisfy such awards. Shares of ordinary shares available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. Any shares of ordinary shares subject to an award that expires or is cancelled, forfeited, or terminated without issuance of the full number of shares of ordinary shares to which the award related shall again be available for issuance of awards or delivery under the Plan.

Administration of the Equity Incentive Plan

The Plan is administered by a committee of one or more directors appointed by the Board to administer the Plan (the “Committee”) or, in the Board’s sole discretion, by the Board. As stated in the Plan, the Committee has the authority to: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more officers of the Company with respect to awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act; (e) to determine when awards are to be granted under the Plan and the applicable grant date; (f) from time to time to select, subject to the limitations set forth in this Plan, those eligible award recipients to whom awards shall be granted; (g) to determine the number of shares of ordinary shares to be made subject to each award; (h) to determine whether each option grant is to be an incentive stock option or a non-qualified stock option; (i) to prescribe the terms and conditions of each award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the award agreement relating to such grant; (j) to determine the target number of performance shares to be granted pursuant to a performance share award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of performance shares earned by a participant; (k) to amend any outstanding awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding award; provided, however, that if any such amendment impairs a participant’s rights or increases a participant’s obligations under his or her award or creates or increases a participant’s federal income tax liability with respect to an award, such amendment shall also be subject to the participant’s consent; (l) to determine the duration and purpose of leaves of absences which may be granted to a participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to employees under the Company’s employment policies; (m) to make decisions with respect to outstanding awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (n) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or award granted under, the Plan; and (o) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

Participation

Awards under the Plan may be granted to Employees, directors and consultants of Innovation Beverage Group and its subsidiaries and such other individuals designated by the committee who are reasonably expected to become employees, consultants and directors after the receipt of awards.

Types of Awards

Awards that may be granted under the plan include: (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted awards, (e) performance share awards, (f) cash awards, and (g) other equity-based awards.

Change in Control

In the event of a Change in Control (as defined in the Plan), (a) all outstanding options and stock appreciation rights shall become immediately exercisable with respect to 100% of the shares subject to such options or stock appreciation rights, and/or the Restricted Period (as defined in the Plan) shall expire immediately with respect to 100% of the outstanding shares of restricted stock or restricted stock units; and (b) with respect to performance share awards and cash awards, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. The Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of ordinary shares received or to be received by other shareholders of the Company in the event. In the case of any option or stock appreciation right with an exercise price (or exercise price in the case of a stock appreciation right) that equals or exceeds the price paid for a share of ordinary shares in connection with the Change in Control (as defined in the Plan), the Committee may cancel the option or stock appreciation right without the payment of consideration therefor.

Amendment and Termination

The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in the Plan relating to adjustments upon changes in ordinary shares, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

Compensation of Directors and Officers

The following table sets forth information regarding the compensation paid to our directors and our executive officers during the year ended December 31, 2022.

	Short Term Employment Benefits			Post Employment Benefits		Total
	Salary & fees	Cash bonus	Non monetary benefits	Super -annuation	Retirement benefits
	US$	US$	US$	US$	US$	US$

Directors
Sahil Beri	—	—	—	—	—	—
Sally Cardillo	—	—	—	—	—	—
Kris Salinger	—	—	—	—	—	—
Sameer Sethi	—	—	—	—	—	—
Amit Beri (1)	—	—	—	—	—	—
Meena Beri (2)	—	—	—	—	—	—
Total Directors	—	—	—	—	—	—

Officer
Amit Beri (1)	—	—	—	—	—	—
Dean Huge (3)	249,792	—	—	—	—	249,792
Tianyi Eric Yu	125,046	—	69,470	12,817	—	207,334
Clive Coleman	237,535	—	92,627	24,375	—	354,537
Total Officer	612,373	—	162,097	37,193	—	811,663
Totals	612,373	—	162,097	37,193	—	811,663

(1)	Amit Beri resigned as chief executive officer on February 24, 2022 and resigned as a director on April 29, 2022.
(2)	Meena Beri resigned as a director on April 29, 2022.
(3)	Dean Huge was appointed as chief executive officer on February 24, 2022.

Family Relationships

There are no family relationships among our directors and executive officers. There are no arrangements or understanding between or among our executive officers and directors pursuant to which any director or executive officer or is to be selected as a director or executive officer

Founder History

The Company was formed on April 20, 2018, and the founders were family members. Meena Beri is the mother of Amit Beri and Sahil Beri, who are brothers. Amit Beri was a former director and the former CEO from April 2018 through April 2022 and April 2018 through February 2022, respectively. Meena Beri was a former director from September 2018 through April 2022. Sahil Beri was the former Managing/Executive Director from August 2018 through April 2022, and is our current Chief Operating Officer and Chairman.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors and Board Committees

Corporate Governance

We are incorporated under the laws of Australia. Our governing documents consist of our Constitution and we have implemented a corporate governance framework that is guided by The Corporate Governance Principles and Recommendations (4th Edition) as published by the Australian Securities Exchange’s Corporate Governance Council.

 We qualify as a “foreign private issuer” as defined in Section 405 of the Securities Act. As a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose disclosure requirements as well as procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, the members of our board of directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules, to the extent applicable.

 The foreign private issuer exemption will also permit us to follow home country corporate governance practices or requirements instead of certain Nasdaq listing requirements required for U.S. domestic issuers, including the following:

●	We expect to rely on an exemption from the requirement that our independent directors meet regularly in executive sessions under Nasdaq listing rules. The Corporations Act does not require the independent directors of an Australian company to have such executive sessions, accordingly, we plan to claim this exemption.

●	We expect to rely on an exemption from the quorum requirements applicable to meetings of shareholders under Nasdaq listing rules. In compliance with Australian law, three shareholders present, in person or by proxy, attorney or a representative, shall constitute a quorum for a general meeting. Nasdaq listing rules require that an issuer provide for a quorum as specified in its by-laws for any meeting of the holders of ordinary shares, which quorum may not be less than 33 1/3% of the outstanding voting ordinary shares. Accordingly, because applicable Australian law and rules governing quorums at shareholder meetings differ from Nasdaq’s quorum requirements, we plan to claim this exemption.

●	We expect to rely on an exemption from the requirement to disclose third-party director and director nominee compensation under Nasdaq listing rules. The Corporations Act does not have a similar requirement, accordingly, we plan to claim this exemption.

●	We expect to rely on an exemption from the independence requirements for a majority of our board of directors as prescribed by Nasdaq listing rules. The Corporations Act does not require us to have a majority of independent directors although ASX Corporate Governance Principles and Recommendations do recommend a majority of independent directors. During fiscal 2021, we did not have a majority of directors who were “independent” as defined in the ASX Corporate Governance Principles and Recommendations, which definition differs from Nasdaq’s definition. Accordingly, because Australian law regarding director independence differ to the independence requirements under Nasdaq listing rules, we plan to claim this exemption.

See “Prospectus Summary — We are a “foreign private issuer” and may have disclosure obligations that are different from those of U.S. domestic reporting companies. As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which could limit the information publicly available to our shareholders.

 Board Composition and Election of Directors

Our board of directors (“Board”) currently consists of four (4) directors. Our Board will facilitate its exercise of independent supervision over management by ensuring that a majority of its members are “independent” following this offering. Under our Constitution, at each annual general shareholder meeting one-third of the directors, other than the Managing Director, or if their number is not a multiple of three, then the number nearest to one-third (rounded upwards in case of doubt) of the directors must retire.

Notwithstanding the above, no director, other than the Managing Director, shall hold office for a period in excess of 3 years, or until the third annual general meeting following his or her appointment, whichever is the longer, without submitting himself for re-election.

Under our Constitution, at the next shareholder annual general meeting, (i) all Board-appointed directors must present themselves for election and (ii) one third of shareholder-elected directors must present themselves for re-election. Accordingly, as each of our current directors was appointed by the Board, each stands for election at the next shareholder annual general meeting, which is anticipated to occur within five (5) months of the end of our fiscal year, December 31, 2022.

A retiring director remains in office until the relevant shareholder meeting and will be eligible for re-election at that meeting.

A director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to remove himself or herself from the meeting while discussions and voting with respect to the matter are taking place.

Meetings of Directors

Our board of directors is responsible for the stewardship of the Company and providing oversight as to the management of our business and affairs, including providing guidance and strategic oversight to management by, among other things:

●	Developing and reviewing the Company’s strategic and operating objectives, business plans and budgets as developed by the Board and management giving consideration to any recommendations made to the Board by any committees;
●	Overseeing the Company’s process for making timely and balanced disclosure of all material information concerning the Company that a reasonable person would expect to have a material effect on the price or value of the Company’s securities
●	Reviewing and approving the Company’s financial position, systems of risk management and internal compliance and control, codes of conduct and legal compliance and ensuring the integrity and effectiveness of those systems by conducting annual internal reviews of the systems including reviewing the results of any review by the Audit Committee;
●	Annually reviewing internal and external audit reports to ensure that, where deficiencies in controls or procedures have been identified, appropriate remedial action is taken by management.
●	Appointing and removing the Chief Executive Officer;
●	Monitoring and undertaking annual performance evaluations of the Chief Executive Officer and key senior executives;
●	Ensuring that the Company has an effective corporate governance system in place which includes ensuring that policies and procedures in place are consistent with the Company’s objectives and corporate governance standards;

Remuneration and Borrowing

The directors may receive such remuneration as our Board of Directors may determine from time to time. Each director is entitled to be repaid or prepaid for all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our Board of Directors or committees of our Board of Directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The Nomination and Remuneration Committee will assist the directors in reviewing and approving the compensation structure for the directors. Our Board of Directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock, and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Board Committees

In light of the Company’s size and nature, we believe that the current size of the board of directors is a cost effective and practical method of directing and managing the Company. As our activities develop in size, nature and scope, the size of the board, the formation of board committees and the implementation of additional corporate governance policies and structures will be reviewed.

To assist with the effective discharge of its duties, our board of directors established an Audit Committee and a Nomination and Remuneration Committee. The Audit Committee and Nomination and Remuneration Committee operate under their respective charters, each of which was approved by our board of directors.

Audit Committee

The members of our Audit Committee are Sally Cardillo, Sameer Sethi and Kristopher Salinger. Our board of directors has determined that Ms. Cardillo, Mr. Salinger and Mr. Sethi satisfy the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Ms. Cardillo is the chairperson of our Audit Committee. Our board of directors has determined that Ms. Cardillo is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit and Risk Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each member’s scope of experience and the nature of his or her employment.

The Audit Committee’s duties and responsibilities are specified in our Audit Committee Charter, and include, but not be limited to:

●	To (1) select and retain an independent registered public accounting firm to act as the Company’s independent auditors for the purpose of auditing the Company’s annual financial statements, books, records, accounts and internal controls over financial reporting, (2) set the compensation of the Company’s independent auditors, (3) oversee the work done by the Company’s independent auditors and (4) terminate the Company’s independent auditors, if necessary.

●	At least annually, to obtain and review a report by the Company’s independent auditors that describes (1) the accounting firm’s internal quality control procedures, (2) any material issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board review or inspection of the firm or by any other inquiry or investigation by governmental or professional authorities in the past five (5) years regarding one or more audits carried out by the firm and any steps taken to deal with any such issues, and (3) all relationships between the firm and the Company or any of its subsidiaries; and to discuss with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the auditors.

●	To assure the regular rotation of the lead audit partner at the Company’s independent auditors and consider regular rotation of the accounting firm serving as the Company’s independent auditors.

●	To review and discuss with the Company’s independent auditors (1) the auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (2) the overall audit strategy, (3) the scope and timing of the annual audit, (4) any significant risks identified during the auditors’ risk assessment procedures and (5) when completed, the results, including significant findings, of the annual audit.

●	To review and discuss with the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and management.

●	To review with management and the Company’s independent auditors: any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles; any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative GAAP methods; and the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements.

●	To review with management and the Company’s independent auditors the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company’s processes, controls and procedures and any special audit steps adopted in light of any material control deficiencies, and any fraud involving management or other employees with a significant role in such processes, controls and procedures, and review and discuss with management and the Company’s independent auditors disclosure relating to the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, and the independent auditors’ report on the effectiveness of the Company’s internal control over financial reporting and the required management certifications to be included in or attached as exhibits to the Company’s annual report on Form 20-F.

●	To review, approve and oversee any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis, and to develop policies and procedures for the Committee’s approval of related party transactions.

Nomination and Remuneration Committee

We established a Nomination and Remuneration Committee, which will be comprised of our non-executive directors Sally Cardillo, Sameer Sethi and Kristopher Salinger, all of whom the Board has determined to satisfy the independence requirements of our board charter. Ms. Cardillo is the chair of the Nomination and Remuneration Committee.

The Committee shall provide assistance to the Board in fulfilling its corporate governance and oversight responsibilities, however, ultimate responsibility for the Company's nomination and remuneration practices remains with the Board. The main functions and responsibilities of the Committee include the following:

●	assisting the Board in examining the selection and appointment practices of the Company;
●	ensuring remuneration arrangements are equitable and transparent and enable the Company to attract and retain executives and directors (executive and non-executive) who will create sustainable value for members and other stakeholders;
●	ensuring the Board is of an effective composition, size and commitment to adequately discharge its responsibilities and duties;
●	reviewing Board succession plans and Board renewal;
●	reviewing the processes for evaluating the performance of the Board, its committees and individual directors and ensuring that a fair and responsible reward is provided to executives and directors having regard to their performance evaluation;
●	reviewing levels of diversity within the Company and Board and reporting on achievements pursuant to any diversity policy developed by the Board;
●	reviewing the Company's remuneration, recruitment, retention and termination policies for the Board and senior executives; and
●	complying with all relevant legislation and regulations.

Code of Conduct

We have adopted a Code of Conduct applicable to all of our directors, officers and employees. We post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Conduct. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of, this prospectus.

Monitoring Compliance with the Code of Business Conduct and Ethics

Our board of directors is responsible for reviewing and evaluating the Code of Conduct periodically and will make any necessary changes thereto. Our board of directors is also charged with the monitoring of compliance with the Code of Conduct and will be responsible for considering any waivers of the Code of Conduct.

Interests of Directors

A director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to excuse himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors will also be required to comply with the relevant provisions of the Corporations Act regarding conflicts of interest and any material personal interest in a matter that relates to the affairs of the Company. Under the Corporations Act, the Company may be required to obtain approval of shareholders before providing certain financial benefits to directors, unless an exemption set out in the Corporations Act applies.

Complaint Reporting and Whistleblower Policy

In order to foster a climate of openness and honesty in which any concern or complaint pertaining to a suspected violation of the law, our Code of Conduct or any of our policies or any unethical or questionable act or behavior, the board of directors adopted a whistleblower policy that requires that our employees promptly report such violation or suspected violation. In order to ensure that violations or suspected violations can be reported without fear of retaliation, harassment or an adverse employment consequence, our whistleblower policy will contain procedures that are aimed to facilitate confidential, anonymous submissions by our employees.

RELATED PARTY TRANSACTIONS

We describe below related party transactions, since January 1, 2019, to which we were a party or will be a party, in which the amounts involved exceeded or will exceed USD$120,000 and any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

IBG was formed in April 2018 as a family-operated business by Amit Beri, the Chief Executive Officer, his brother, Sahil Beri, and his mother, Meena Beri. In addition to IBG, Amit Beri has also managed other companies, Elegance Brands Inc. (now Sway Energy Corp.) and Europa International Pty Ltd, with which IBG has entered into business agreements. The history and current status of these relationships are described in the following chart. The business agreements between the companies are related party transactions, and the agreements between them are described in this section.

Due to the previous common ownership and control by Amit Beri of Australian Boutique Spirits Pty Ltd (now known as Innovation Beverage Group Limited), Elegance Brands Inc. (now known as Sway Energy Corp.), and Europa International Pty Ltd (a liquidated company as of November 2020), there were potential conflicts of interest with respect to these related party transactions. In February 2022, he resigned as the CEO. Then in April 2022, Amit Beri transferred all of his ordinary shares in IBG and resigned as a director of IBG, and Meena Beri resigned as a director of IBG.

Currently, our Chief Operating Officer and Chairman of our board of directors is Sahil Beri, who is the brother of Amit Beri, the Chief Executive Officer and a director of Sway Energy Corp, which presents a potential conflict of interest.

	Australian Boutique Spirits (now Innovation Beverage Group Limited) (Incorporated in Australia on April 20, 2018)	Elegance Brands Inc. (now Sway Energy Corp.) (Incorporated in Delaware on October 30, 2017)	Europa International Pty Ltd (Incorporated in Australia on June 5, 2009. Liquidation proceeding commenced in September 2018, which completed in November 2020.)
Amit Beri	Director from April 2018 through April 2022.	Director from inception to present.	Director from inception at June 2009 through September 2012, then December 2017 through April 2018.
	CEO from April 2018 through February 2022.	CEO from inception to present.	CEO from 2008 through July 2018.
	At the time of formation, Amit Beri was issued 300 ordinary shares, which subsequent to a recapitalization of the Company on May 13, 2021, he then held 5,000,000 ordinary shares, or 42.29% of IBG. As of April 25, 2022, Amit Beri does not own any shares in IBG.	Amit Beri owns an aggregate of 58,917,477 shares in Class A and Class B common stock of Sway Energy Corp. (“Sway”), or 43.1% of Sway.	Amit Beri owned 300 ordinary shares in Europa International Pty Ltd (“Europa”), or 50% of Europa.
Sahil Beri	Managing/Executive Director from August 2018 through April 2022. Chairman, Director, April 2022 to present.	Executive Director from December 2019 through March 2022.	Sahil Beri was not a director at Europa.
	Chief Operating Officer from April 2022 till present.	Chief Technology Officer from December 2019 through March 2022.	Sahil Beri was not an executive officer at Europa.
	At the time of formation, Sahil Beri was issued 80 ordinary shares, which subsequent to a recapitalization of the Company on May 13, 2021, he then held 1,000,000 ordinary shares, or 8.23% of IBG, which he currently holds.	Sahil Beri owns an aggregate of 2,500,000 shares of Class A and Class B common stock of Sway, or 0.9% of Sway.	Sahil Beri did not own ordinary shares in Europa
Meena Beri	Director from September 2018 through April 2022.	Meena Beri was not an executive officer or director at Sway.	Director from June 2009 through May 2013.
	At the time of formation, Meena Beri was issued 220 ordinary shares, which subsequent to a recapitalization of the Company on May 13, 2021, she then held 4,000,000 ordinary shares, or 32.94% of IBG, which she currently holds.	Meena Beri has not held shares in Sway at any time.	Meena Beri owned 220 ordinary shares in Europa, or 36.7% of Europa.

Deed of Novation by and between Europa International Pty Ltd.,, Coca-Cola Amatil (Australia) Pty Ltd and Australian Boutique Spirits Pty Ltd

A description of the key terms of the Europa-CCA-ABS Novation Agreement may be found at “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Material Agreements.”

BevMart Agreement, and Termination of BevMart Agreement and Amendment to Manufacturing Agreement

On December 31, 2020, Australian Boutique Spirits Pty Ltd (“ABS”) (now known as Innovation Beverage Group) and Elegance Brands, Inc. (“Elegance Brands”) entered into a management, supply and license agreement (the “BevMart.com.au Agreement”) concerning the management and licensing of Bevmart.com.au, an online beverage retailer owned by Elegance Brands at the time.

The BevMart Agreement provided that ABS would have the sole and exclusive right to manage the BevMart.com.au business and the BevMart.com.au website. In addition, under the terms of the BevMart Agreement, Elegance Brands granted to ABS a non-exclusive and perpetual right and license to use all of Elegance Brands’ intellectual property in exchange for a royalty of 2.5% of the net retail sales from the BevMart.com.au website.

On June 14, 2021, ABS and Elegance Brands entered into the Termination of BevMart Agreement and Amendment to Manufacturing Agreement (the “June 2021 Amendment Agreement”) to terminate the BevMart Agreement and amend the terms of the Elegance Manufacturing Supply and License Agreement. Pursuant to the June 2021 Agreement, Elegance Brands waived any right to receive royalty payments and, in exchange for ABS’ payment to Elegance Brands of USD$188,631, which represented 100% of the costs and expenses incurred by Elegance Brands in relation to the development of BevMart.com.au and its formulations, ABS obtained the sole and exclusive right to own and operate the BevMart.com.au website and any other internet website established by Elegance Brands to enable BevMart to market the BevMart Brands online and the Australian Bitters Company brand-name products, produce the BevMart Brands and engage in the BevMart business in Australia. The “BevMart Brands” refers to (a) Cheeky Vodka and flavor variants, (b) Coventry Estate Gin and flavor variants, (c) Geo Liqueurs in multiple variants, and (d) Cheeky Espresso Martini in multiple variants. A table concerning intellectual property arrangements amended by the June 2021 Amendment Agreement may be found at “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Material Agreements.”

Share Purchase Agreement by and between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated December 3, 2019, as amended on April 8, 2020, May 19, 2020, July 27, 2020 and December 11, 2020.

Share Purchase Agreement by and between ABS and Elegance Brands, dated December 3, 2019, as amended on April 8, 2020, May 19, 2020, July 27, 2020 and December 11, 2020 (the “Share Purchase Agreement”) pursuant to which Elegance Brands intended to acquire 100% of the ordinary shares of ABS from its sole shareholder, Amit Beri. On March 12, 2021, ABS, Elegance Brands and Mr. Beri terminated the Share Purchase Agreement pursuant to a termination agreement (“Termination Agreement”), which provided for a refunding of an AUD$1,712,500 deposit made by Elegance Brands as the buyer to Mr. Beri as the sole shareholder of ABS that has been fully repaid as of the date of this prospectus.

Manufacturing, Supply and License Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated July 31, 2020, as amended (“2020 Manufacturing Agreement”) by that certain Amendment Agreement dated March 10, 2021 (“March 2021 Amendment Agreement”), that certain Termination of BevMart Agreement and Amendment to Manufacturing Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated June 14, 2021 (“June 2021 Amendment Agreement”) and that certain Amendment Agreement dated October 21, 2022 (“October 2022 Amendment Agreement”)

Upon termination of the 2020 Manufacturing Agreement, two licenses granted thereunder will expire: (i) IBG’s royalty-free license to Twisted Shaker to manufacture, use and sell the product throughout the world, except the U.S., its territories and possessions; and (ii) Sway’s royalty-free license to use the intellectual property rights associated with VOCO to manufacture, use and sell the brand in the U.S., its territories and possessions. For a description of the key terms of the 2021 Manufacturing Agreement, please see the section at “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Material Agreements.”

Loan Agreement between Australian Boutique Spirits Pty Ltd and Amit Beri as of June 30, 2021, as novated to Meena Beri on December 27, 2021

On June 30, 2021, ABS and Amit Beri entered into an unwritten loan agreement for the aggregate amount of AUD$2,853,105 for loans received from the Company between January 2020 through such date (the “Beri Loan”) bearing an interest rate of 4.52%. . The repayment term was such that in lieu of a cash payment by Mr. Beri to ABS, ABS would offset the loan against the dividend declared for the period to June 30, 2021. In accordance with the Corporations Act (Cth), the Board declared a dividend of AUD$2,138,610 from ABS’ historical retained earnings as of June 30, 2021 and offset the dividend against the loan owing from Mr. Beri.

Subsequently on December 27, 2021, ABS, Mr. Beri and Meena Beri entered into a novation agreement (“Novation of Debt Agreement”) whereby the Beri Loan was novated to Ms. Beri such that the repayment of the remaining balance of AUD$960,759.60 was assumed by Ms. Beri, which is repayable upon demand by ABS.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following section and tables set forth certain information with respect to the beneficial ownership of our ordinary shares based on 7,522,480 ordinary shares outstanding as of January 31, 2023:

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares,

●	each of our directors,

●	each of our named executive officers, and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any ordinary shares over which the individual has sole or shared voting power or investment power as well as any ordinary shares that the individual has the right to subscribe for within 60 days of January 31, 2023, through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all ordinary shares that they beneficially own, subject to applicable community property laws. None of the shareholders listed in the table are a broker-dealer or an affiliate of a broker dealer.

Applicable percentage ownership prior to the offering is based on 7,522,480 ordinary shares outstanding at January 31, 2023. The table also lists the percentage ownership after this offering based on 10,022,480 ordinary shares outstanding immediately after the completion of this offering, assuming no exercise of the underwriter’s option to purchase additional ordinary shares from us in this offering. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Innovation Beverage Group Limited, 29 Anvil Road, Seven Hills, New South Wales 2147, Australia.

	Beneficial Ownership Prior to Offering		Beneficial Ownership After Offering
Name of Beneficial Owner	Ordinary shares	Percentage	Ordinary shares	Percentage
5% Shareholders
Meena Beri	2,469,136	32.82%	2,469,136	24.64%
Sahil Beri, Chief Operating Officer and Director	617,284	8.21%	617,284	6.16%
Samstock SZRT LLC (1)	587,889	7.82%	587,889	5.87%
114 Assets Inc. (2)	1,993,827	26.5%	1,993,827	19.89%

Officers and Directors
Dean Huge, Chief Executive Officer	—	—%	—	—%
Sahil Beri, Chief Operating Officer and Director	—	—%	—	—%
Tianyi Eric Yu, Chief Financial Officer	19,596	* %	19,596	* %
Clive Coleman, Chief Commercial Officer	26,140	* %	26,140	* %
Kristopher (Kris) Laurens Salinger, Director	—	—%	—	—%
Sally Cardillo, Director	—	—%	—	—%
Sameer Sethi, Director	—	—%	—	—%
All officers and directors as a group	663,020	8.81%	663,020	6.62%
5% or greater beneficial owners	5,668,136	75.35%	5,668,136	56.55%

* Represents beneficial ownership of less than one percent (1%) of the outstanding ordinary shares.

(1)	The ordinary shares are indirectly held by the Samuel Zell Revocable Trust, an Illinois revocable trust (“Samuel Zell Trust”), which has discretionary authority to vote and dispose of the ordinary shares held by Samstock SZRT LLC. The beneficial owner of the Samuel Zell Trust is Samuel Zell. The Samuel Zell Trust has a business address of Two North Riverside Plaza, Suite 600, Chicago, Illinois 60654

(2)	The ordinary shares are indirectly held by 114 Trust, which is administered by Poonam Arora as Trustee who has full voting power over all trust assets. The beneficial owners of this trust are Elizabeth Lee Beri (50%) and Rohan Anil Beri (50%). The business address of 114 Assets Inc. is Lennox Paxton Chambers, 3 Bayside Executive Park, West Bay Street and Blake Road, Nassau, Bahamas.

As of January 31, 2023, there were twenty-two (22) holders of record entered in our share register. The number of individual holders of record is based exclusively upon our share register and does not address whether ordinary shares may be held by the holder of record on behalf of more than one person or institution who may be deemed to be the beneficial owner of ordinary shares in our company.

To our knowledge, other than as set forth above, no other shareholder beneficially owns more than 5% of our ordinary shares. Our company is not owned or controlled directly or indirectly by any government or by any corporation or by any other natural or legal person severally or jointly. Our major shareholders do not have any special voting rights.

DESCRIPTION OF SHARE CAPITAL AND CONSTITUTION

We are an Australian public limited company and governed by our Constitution and the Corporations Act 2001 (Cth). As of the date of this prospectus, our authorized share capital is comprised of ordinary shares. Our board of directors may determine the prices and terms for shares or other securities, and may further determine any other provision relating to such issue of shares or securities. We may also issue redeemable securities on such terms and in such manner as our board of directors shall determine.

On April 29, 2021, the Company’s Board of Directors and shareholders approved of a recapitalization of the Company by increasing the share capital from 600 ordinary shares to 10,000,000 ordinary shares, effective July 29, 2021.

On August 12, 2022, the Company’s shareholders approved of a reverse split of our ordinary shares determined at the discretion of the Board of Directors. On September 10, 2022, our Board of Directors approved a 1-for-1.62 reverse split of our ordinary shares, effective September 12, 2022, pursuant to which shareholders received one (1) ordinary share for every 1.62 ordinary shares held as of such date. The reverse split proportionally reduced the number of authorized share capital.

General

Australian law does not limit the authorized share capital that may be issued by a corporation and does not recognize the concept of par value. As of the date of this prospectus, the authorized share capital of Innovation Beverage Group was comprised of ordinary shares. As of January 31, 2023, the number of ordinary shares issued, outstanding and fully paid was 7,522,480, which reflects the reverse split of our ordinary shares, effective September 12, 2022. Subject to our Constitution, the Corporations Act, and the rules governing the listing of our securities on the Nasdaq Capital Market, our directors are entitled to issue shares in our capital, grant options over unissued shares, and settle the manner in which fractions of a share are to be dealt with. The directors may decide the persons to whom, and the terms on which, shares are issued or options are granted as well as the rights and restrictions that attach to those shares or options subject to our Constitution, the Corporations Act 2001 (Cth) and the rules governing the listing of our securities on the Nasdaq Capital Market.

Ordinary shares

Holders of our ordinary shares have the right to: attend and vote at all meetings of the company and on a show of hands or poll to vote for every share held; participate in the dividends (if any) determined by the directors to be paid on that share; participate in a winding up of the company - the right to repayment of the paid issue price of such share and to participate in the division of surplus assets or profits of the company and in this regard to rank equally with all other shareholders so entitled; and any other rights in the Corporations Act 2001 (Cth).

Voting Rights

Holders of our ordinary shares are entitled to receive notice of and to be present to vote and participate at general meetings. Subject to the Constitution and to any rights or restrictions attached to any shares, at a general meeting, on a show of hands, every holder present has one vote; and on a poll, each holder present has (i) one vote for each fully paid share held and a fraction of a vote for each partly paid share held equivalent to the proportion to which the share is paid up. Voting may be in person or by proxy, attorney or representative.

No business may be transacted at any general meeting, except the election of a chairperson and the adjournment of the meeting, unless a quorum is present when the meeting proceeds to business. Three or more holders present personally or separately represented by proxy representative or attorney shall be a quorum for a general meeting.

Dividend Rights

Holders of our ordinary shares are entitled to receive such dividends as may be declared by the directors, subject to and in accordance with the Corporations Act. The directors may declare and pay such interim and final dividends as, in their judgment, the financial position of the Company justifies and may fix the time for payment. The directors when declaring a dividend may pay any dividend required to be paid under the terms of issue of a share.

Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and V-Stock Transfer, LLC, as warrant agent, and the form of warrant certificate, both of which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant certificate.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (except in the case of a cashless exercise), by certified or official bank check payable to us, for the number of warrants being exercised. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the ordinary shares issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants solely via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Price. The exercise price of $4.15 per ordinary share purchasable upon exercise of the warrants is 100% of the assumed offering price of the units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

In addition, on the date that is 90 calendar days immediately following the initial issuance date of the warrants, the exercise price of the warrants will be reduced to the Reset Price provided that the Reset Price is less than the exercise price in effect on that date. The Reset Price is equal to the greater of (a) 50% of the Initial Exercise Price of the warrants on the issuance date or (b) 100% of the lowest volume weighted average price per ordinary share occurring on any day between the initial exercise date of the warrants and 90 calendar days following the issuance date of the warrants. The lowest Reset Price is $2.075 per ordinary share, which is 50% of assumed initial public offering price per unit of $4.15.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Fractional Shares. The Company will not issue fractions of warrants or distribute warrant certificates which evidence fractional warrants. Whenever any fractional warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall reflect a rounding of such fraction to the nearest whole warrant (rounded down).

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied for listing of our ordinary shares and intend to apply for listing of our tradeable warrants on The Nasdaq Capital Market under the symbols “IBG,” and “IBGWW,” respectively. No assurance can be given that our listing application will be approved.

Global Certificate. The warrants will be issued in registered form under a warrant agent agreement between the warrant agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., as nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. The holders of the warrants may also require us or any successor entity to purchase the warrants from the holders by paying to the holder an amount in cash (or other types or form of consideration in special circumstances listed in the warrant) equal to the Black Scholes value of the remaining unexercised portion of the warrant on the date of the fundamental transaction.

Home Country Practice. For so long as any of the warrants remains outstanding, the Company will elect to follow home country practice in lieu of any rules and regulations of the trading market that would limit the Company’s ability to effect the provisions of the warrants, including but not limited to shareholder approval rules related to the issuance of securities or adjustment of terms of this warrant for the benefit of warrant holders.

Rights as a Shareholder. The warrant holders do not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Governing Law. The warrants and the warrant agent agreement are governed by the law of the State of New York.

Underwriter’s Warrants

At the close of this offering, we have agreed to issue to Aegis or its designees warrants to purchase up to a total of 125,000 ordinary shares (equal to five percent (5%) of the ordinary shares sold in this offering), at an exercise price of $5.19 per unit (equal to 125% of the offering price per share in this offering). Such warrants are exercisable for a five-year period commencing six (6) months from the commencement of sales in the offering.

Rights of Non-Resident or Foreign Shareholders

There are no specific limitations in the Corporations Act which restrict the acquisition, ownership, or disposal of shares in an Australian company by non-resident or foreign shareholders. The Foreign Acquisitions and Takeovers Act 1975 (Cth) regulates investment in Australian companies and may restrict the acquisition, ownership, and disposal of our ordinary shares by non-resident or foreign shareholders.

History of Share Capital

During the last three years, the following changes have been made to our ordinary share capital.

On April 29, 2021, the Company’s Board of Directors and shareholders approved of a recapitalization of the Company by increasing the share capital from 600 ordinary shares to 10,000,000 ordinary shares, effective July 29, 2021.

From June 2019 through July 2021, Innovation Beverage Group made no issuances of share capital.

Between August 2021 and April 2022, as set out in detail under Item 7 “Recent Sales of Unregistered Securities,” Innovation Beverage Group issued 2,103,413 ordinary shares for an aggregate consideration of AUD$6,625,751 in connection with a private placement offering conducted in reliance on Regulation S or Regulation D (“Series A Financing”).

In connection with the Series A Financing, the holders entered into a shareholders’ deed, which will terminate upon this offering and admission of our ordinary shares on the Nasdaq Capital Market (“Shareholders’ Deed”). As set forth in the Shareholders’ Deed, the business of IBG is the sale, manufacture and distribution of a portfolio of alcohol brands within Australia and internationally. The Shareholders’ Deed contains the agreed upon voting rights of shareholders of the Company and the voting rights of any directors nominated to the Board.

Pursuant to the Shareholders’ Deed, the holders have, among other entitlements, the following voting rights:

●	each shareholder of at least 20% of the total number of issued and outstanding ordinary shares is entitled to appoint one director to the board of directors, and may appoint or replace such director upon notice to the Company; and
●	certain matters, outside the ordinary course of business, are reserved for shareholder vote, such as rights attached to shares, related party transactions, indebtedness, reorganization, issuance of new securities, and director compensation, and approval requires 80% or more of the votes cast on any such resolution; and
●	shareholders, by way of a simple majority, may nominate a person as an observer to the Board who is entitled to attend, as an observer, board meetings of the Company and is entitled to receive all documents and notices which a director of the Company receives.

On April 29, 2022, Innovation Beverage Group issued ordinary shares to two consultants for services rendered and one employee in an aggregate amount of 40,658 with an aggregate value of AUD$128,073.

On August 12, 2022, the Company’s shareholders approved of a reverse split of our ordinary shares determined at the discretion of the Board of Directors.

On September 6, 2022, we issued to one employee 10,582 ordinary shares (as adjusted to reflect the reverse split) with a value of AUD$33,333. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

On September 10, 2022, our Board of Directors approved a 1-for-1.62 reverse split of our ordinary shares, effective September 12, 2022, pursuant to which shareholders received one (1) ordinary share for every 1.62 ordinary shares held as of such date. The reverse stock split proportionally reduced the number of authorized share capital.

On December 6, 2022, we issued to one employee 19,608 ordinary shares with a value of AUD$61,765. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

Our Constitution

Innovation Beverage Group Limited (ACN 625 701 420) is a public company listed by shares registered under the Corporations Act 2001 (Cth). The Australian Securities and Investments Commission (“ASIC”) is Australia’s corporate regulator and is an independent government body. The Company’s corporate affairs are principally governed by our Constitution and the Corporations Act.

The Australian law applicable to our Constitution is not significantly different than a U.S company’s charter document. However, an important difference exists in that IBG does not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law.

Subject to restrictions on the issue of securities in our Constitution and the Corporations Act and any other applicable law, the Company may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that the Company’s Board determines.

The Company’s Constitution is similar in nature to the bylaws of a U.S corporation. It does not provide for or prescribe any specific objectives or purposes of Innovation Beverage Group Limited. It may be amended by special resolution which is 75% of the votes cast by shareholders of the company entitled to vote on the resolution and who vote at the meeting in person or by proxy (if proxies are allowed).

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia.

The material provisions of our Constitution are summarized below. This summary is not intended to be complete not to constitute a definitive statement of the rights and liabilities of the Company’s shareholders. The Company’s Constitution is filed as an exhibit to this registration statement.

Directors

The Company shall not have less than three (3) directors.

The shareholders of the Company may by ordinary resolution elect any natural person to be a director either as an addition to the existing directors or as otherwise provided in the Constitution. An election of directors must take place each annual general meeting.

Pursuant to our Constitution, at the Company’s annual general meeting in every year, one-third of the directors for the time being, or, if their number is not a multiple of 3, then the number nearest one-third (rounded upwards in case of doubt), must retire from office, provided always that no director except a Managing Director shall hold office for a period in excess of 3 years, or until the third annual general meeting following his or her appointment, whichever is the longer, without submitting himself for re-election. The directors to retire at an annual general meeting are those who have been longest in office since their last election.

The directors can also appoint a person to be a director in addition, to fill a casual vacancy.

Interested Directors

Subject to the Company’s Constitution and the Corporations Act, no director or proposed director is disqualified by that office from entering into a contract, agreement or arrangement with the Company or becoming or remaining a director of any company in which the Company is in any way interested or which is in any way interested in the Company.

A director who enters into a contract, agreement or arrangement in which the director has an interested or is a director of the other company with which the Company has entered into the contract, agreement or arrangement is not liable to account to the Company for any profits or remuneration realised by that director as a result of their being interested. No contract, agreement or arrangement in which a director is in any way interested, entered into by or on behalf of the Company can be avoided.

A director who, due to holding an office or property may have duties or interests whether directly or indirectly in conflict with their duties as director or the interests of the Company must declare at a meeting of the directors the fact and the nature, character and extent of the conflict.

A director who has a material personal interest in a matter that is being considered at a meeting of directors must not be present while the matter is being considered at the meeting or vote on that matter unless the directors who do not have a material person interest in the matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to the affairs of the Company, and states that the directors voting for the resolution are satisfied that the interest should not disqualify the director from considering or voting on the matter or ASIC has given a declaration or order in accordance with the Corporations Act that the director may be present or vote or the interest does not need to be disclosed pursuant to the Corporations Act.

The Corporations Act does, however, provide that where there is a financial benefit given to a related party (that includes a director), the shareholders must approve that transaction unless it falls within an exception. Examples of exceptions include where the transaction is at arm’s length and where it is in respect to remuneration, that the remuneration is reasonable.

A director is not required to hold shares in the Company to be qualified to hold that appointment.

Compensation

Each director is entitled to such remuneration out of the funds of the Company as the directors determine. However, the remuneration of nonexecutive directors may not exceed in aggregate in any year the amount fixed by the Company in a general meeting for that purpose. The remuneration payable by the Company to a director must not include a commission on, or percentage of operating revenue.

Additionally, the directors are entitled to be paid all travelling and other expenses properly incurred by them in connection with the affairs of the Company, including attending and returning from general meetings of the Company or meetings of the directors or of committees. If a director renders or is called upon to perform extra services in connection with the affairs of the Company, the directors may arrange for a special remuneration to be paid.

Borrowing

The directors may exercise all the powers of the Company to borrow or otherwise raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

Rights and restrictions on classes of shares

Subject to the Corporations Act, the rights attaching to the Company’s shares are detailed in our Constitution.

The Constitution provides that the directors may issue, allot or grant options in respect of, or otherwise dispose of, shares to such persons, for such price, on such conditions, at such times and with such preferred, deferred or other special rights or special restrictions, whether in relation to dividends, voting, return of capital, participation in the property of the Company on a winding up or otherwise.

Subject to the Corporations Act, any rights and restrictions attached to a class of shares, the Company may issue further shares on such terms and conditions as the shareholders resolve.

Dividend Rights

Subject to the Corporations Act, the Company’s Board may from time to time determine to pay any interim, special or final dividends to shareholders, fix the amount of dividend, the record date for determining entitlements to, and for payment of, a dividend and the method of payment of a dividend.

Voting Rights

Subject to the Company’s Constitution and any rights or restrictions attached to any shares or classes of shares, at a general meeting on a show of hands, every shareholder present has one vote and on a poll, every shareholder present has one vote for each fully paid share held by the shareholder and a fraction of a vote for each partly paid share held by a shareholder, equivalent to the proportion which the amount is paid up (not credited) on the share bears to the total amounts paid and payable. Shareholders may vote by proxy. The Constitution does not allow for cumulative voting.

Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent.

Power to buy back ordinary shares

The Company may buy back ordinary shares in itself in any manner permitted by the Corporations Act.

Rights to share in Company’s profits

Subject to any rights or restrictions attached to any shares or class of shares, the directors may capitalise and distribute among such of the shareholders as would be entitled to receive dividends and in the same proportions, any amount forming part of the undivided profits of the Company, representing profits arising from an ascertained accretion to capital or from a revaluation of the assets of the Company, arising from the realisation of any assets of the Company or otherwise available for distribution as a dividend. The directors may resolve that all or any part of the capitalised amount is to be applied in paying up in full at a price determined by the resolution any unissued shares in or other securities of the Company or in paying up any amounts unpaid on shares or other securities held by the shareholders.

Rights to share in any surplus in the event of liquidation

Subject to this Constitution and to the rights or restrictions attached to any shares or class of shares if the Company is wound up and the property of the Company available for distribution among the shareholders is more than sufficient to pay all of the debts and liabilities of the Company and the costs, charges and expenses of the winding up, the excess must be divided among the shareholders in proportion to the shares held by them, irrespective of the amounts paid or credited as paid on the shares. If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide among the shareholders the whole or any part of the property of the Company and determine how the division is to be carried out as between the shareholders or different classes of shareholders.

Redemption provisions

There are no redemption provisions in our Constitution in relation to Ordinary Shares. Under our Constitution and subject to the Corporations Act, any preference shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

Liability to further capital calls by the Company

The directors may make any calls from time to time upon shareholders in respect of all monies unpaid on partly-paid shares (if any), subject to the terms upon which any of the partly-paid shares have been issued. Each shareholder is liable to pay the amount of each call in the manner, at the time, and at the place specified by the directors. Calls may be made payable by instalment. Failure to pay a call will result in interest becoming payable on the unpaid amount and ultimately, forfeiture of those shares. As of the date of this prospectus, all of our issued shares are fully paid.

Restricted Securities

In the Constitution, Restricted Securities has the meaning given in the listing rules of any securities exchange as amended or replaced from time to time.

The holder of Restricted Securities cannot dispose of those Restricted Securities during the escrow period relating to those Restricted Securities except as permitted by the listing rules. The Constitution provides that the Company must refuse to acknowledge, deal with or accept a disposal (including registering a transfer of Restricted Securities) which is or might be in breach of the listing rules or any restriction agreement entered into by the Company under the listing rules relating to the escrow of Restricted Securities. During a breach of the listing rules relating to Restricted Securities, or a breach of a restriction agreement entered into by the Company under the listing rules relating to the escrow of Restricted Securities, the shareholder holding the Restricted Securities in question ceases to be entitled to any dividend or distribution, or any voting rights in respect of those Restricted Securities.

Variation or cancellation of share rights

All or any of the rights or privileges attached to the class of share may be varied, whether or not the Company is being wound up, only with the consent in writing of the holders of three quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class.

General meetings of Shareholders

The directors may, whenever they think fit, convene a general meeting. Subject to the Constitution and to the rights or restrictions attached to any shares or class of shares at least 28 days’ notice of a general meeting must be given to each person who is at the date of the notice a shareholder, a director or an auditor of the Company and the Securities Exchange. Section 249D of the Corporations Act also provides other mechanisms for the call of a meeting.

Ownership threshold

There are no provisions in the Constitution that require a shareholder to disclose ownership above a certain threshold. Section 671B(1) of the Corporations Act provides that a person who obtains a “substantial holding” being five percent (5%) in a listed public company to disclose the interest to the company within two (2) days of acquiring the interest and serve a copy of the disclosure on the relevant market operator.

Foreign Ownership Regulation

There are no limitations on the rights to own securities imposed by our Constitution. However, acquisitions and proposed acquisitions of shares in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975, or the FATA, which generally applies to acquisitions or proposed acquisitions by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company and by non-associated foreign persons that would result in such foreign person having an interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company. The Company is currently not classified as a foreign person or an Australian land corporation for the purposes of the FATA.

Whether prior approval of the Australian Federal Treasurer is required for an investor to be issued shares in the Company is an assessment which must be undertaken by each investor, as compliance with the FATA in those circumstances is the investor’s obligation. Separate and stricter rules apply for foreign government investors (defined by the FATA).

Generally, foreign government investors must seek prior FIRB approval where they acquire a direct interest in an entity or business. The term ‘direct interest’ has a very broad meaning under the Foreign Acquisitions and Takeovers Regulations 2015 and ranges from a 10% interest in an entity to an interest of any percentage in an entity which gives the foreign government investor the ability to influence or participate in the central management and control of the entity or business or determine its policy.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may take a number of actions including imposing civil or criminal penalties or ordering the divestiture of such person’s shares or interest in shares in the Company. The Australian Federal Treasurer may order divestiture pursuant to the FATA if he determines that the acquisition has resulted in that foreign person, either alone or together with other non-associated or associated foreign persons, controlling the Company and that such control is contrary to the national interest.

Stock Transfer Agent

VStock Transfer, LLC is our company’s stock transfer agent. The address for VStock Transfer is 18 Lafayette Place, Woodmere, New York, 11598 and the telephone number is (212) 828-8436.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. Some of our directors and executive officers are non-residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for you to: effect service of process within the United States upon our non-U.S. resident directors or on IBG; enforce in U.S. courts judgments obtained against our non-U.S. resident directors or IBG in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws; enforce in U.S. courts judgments obtained against our non-U.S. resident directors or IBG in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia.

The disclosure in this section is not based on the opinion of counsel.

ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our ordinary shares. Future sales of substantial amounts of our ordinary shares in the public market, including shares issued upon exercise of outstanding warrants, after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our ordinary shares to fall or impair our ability to raise equity capital in the future. We are unable to estimate the number of ordinary shares that may be sold in the future.

Upon the completion of this offering, we will have outstanding 10,002,872 ordinary shares. The amount of shares outstanding upon completion of this offering assumes no exercise of the underwriter’s option to purchase additional ordinary shares. All of the ordinary shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or ten percent (10%) shareholders.

Lock-Up

Our executive officers, directors and certain shareholders of ten percent (10%) and more of our outstanding ordinary shares have agreed with the underwriter not to offer, sell, dispose of or hedge our ordinary shares, subject to specified limited exceptions and extensions described elsewhere in this prospectus, during the period continuing through the date that is 180 days after the date of this prospectus, except with the prior written consent of Aegis on behalf of the underwriter.

Rule 144

Ordinary shares held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, as well as ordinary shares held by our current shareholders, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, beginning 180 days after our Form F-1 Registration Statement becomes effective, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of ordinary shares that does not exceed the greater of:

●	1% of the number of ordinary shares then outstanding, which will equal approximately [250,000] ordinary shares immediately after this offering (based on 7,522,480 ordinary shares outstanding as of January 31, 2023, and assuming no exercise of the warrants and no exercise by the underwriter of their over-allotment option to purchase additional ordinary shares), or

●	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

TAX MATTERS

The following sets forth the material Australian and U.S. federal income tax matters related to an investment in our ordinary shares and warrants. It is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not address all possible tax consequences relating to an investment in our ordinary shares.

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES OR WARRANTS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

United States Federal Income Taxation

The following discussion describes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the ordinary shares as of the date hereof. This discussion applies only to U.S. Holders (as defined below) that hold ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of ordinary shares and you are, for U.S. federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States,

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following does not represent a detailed description of the U.S. federal income tax consequences applicable to any particular investor or to persons subject to special tax treatment under the U.S. federal income tax laws, such as:

●	banks,

●	financial institutions,

●	insurance companies,

●	regulated investment companies,

●	real estate investment trusts,

●	broker-dealers,

●	traders that elect to mark to market,

●	U.S. expatriates,

●	tax-exempt entities,

●	persons liable for alternative minimum tax,

●	persons holding our ordinary shares as part of a straddle, hedging, conversion or integrated transaction or constructive sale,

●	persons that actually or constructively own 10% or more of our ordinary shares by vote or value,

●	persons required to accelerate the recognition of any item of gross income with respect to the ordinary shares as a result of such income being recognized on an “applicable financial statement” (as defined by the Code),

●	persons who acquired our ordinary shares pursuant to the exercise of any employee ordinary share option or otherwise as consideration for services, or

●	persons holding our ordinary shares through partnerships or other pass-through entities for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Prospective purchasers that are partners of a partnership holding ordinary shares should consult their tax advisors.

This discussion does not contain a detailed description of all the U.S. federal income tax consequences to a prospective purchaser in light of his, her or its particular circumstances and does not address the Medicare contribution tax on net investment income, U.S. federal estate and gift taxes, or the effects of any state, local or non-U.S. tax laws. Prospective purchasers are urged to consult their tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date actually or constructively received by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. However, we do not intend to calculate our earnings and profits in accordance with U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend. Such dividends will not be eligible for the dividends-received deduction allowed to corporations under the Code.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation will be treated as a qualified foreign corporation for this purpose if the dividends are paid on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the ordinary shares (which we will apply to list on the Nasdaq Capital Market) will be readily tradable on an established securities market in the United States once they are so listed. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares.

In addition, notwithstanding the foregoing, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a passive foreign investment company (a “PFIC”) in the taxable year in which such dividends are paid or in the preceding taxable year. As discussed under “— Passive Foreign Investment Company” below, we do not believe we were a PFIC for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard.

A U.S. Holder may be subject to withholding taxes on dividends paid on our ordinary shares. Subject to certain conditions and limitations (including a minimum holding period requirement), any withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ordinary shares will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of Dispositions of Ordinary Shares

For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of ordinary shares in an amount equal to the difference between the amount realized (in U.S. dollars) for the ordinary shares and your tax basis (in U.S. dollars) in the ordinary shares. Subject to the passive foreign investment company rules discussed below, such gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you will be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source gain or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on the past and projected composition of our income and assets, and the valuation of our assets, we do not believe we were a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard. In general, we will be a PFIC for any taxable year in which:

●	at least 75% of our gross income is passive income, or

●	at least 50% of the value of our assets (based on an average of the quarterly values of our assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

For this purpose, passive income generally includes dividends, interest, income equivalent to interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Cash is treated as an asset that produces or is held for the production of passive income. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The determination of whether we are a PFIC is made annually after the close of each taxable year. As a result, we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. In particular, because we have valued our goodwill based on the market price of our ordinary shares, our PFIC status will depend in large part on the market price of our ordinary shares. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold ordinary shares, you will generally continue to be subject to the special rules described below for all succeeding years during which you hold ordinary shares (even if we do not qualify as a PFIC in such subsequent years). However, if we cease to be a PFIC, you may avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your ordinary shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.

If we are a PFIC for any taxable year during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares,

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year. The tax liability for amounts allocated to such years cannot be offset by any net operating losses for such years, and gains realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the special tax rules discussed above. If you make an effective mark-to-market election for the ordinary shares, for each taxable year that we are a PFIC you will include in income an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the taxable year over your adjusted basis in such ordinary shares. You are allowed a deduction for the excess, if any, of your adjusted basis in the ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of the net amount previously included in income as a result of the mark-to-market election. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net amount of previously included income as a result of the mark-to-market election. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), which includes the Nasdaq Capital Market. If the ordinary shares are regularly traded on the Nasdaq Capital Market and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC. However, there can be no assurance that the ordinary shares will be traded in sufficient volumes to be considered “regularly traded” for purposes of the mark-to-market election. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ordinary shares are no longer regularly traded on a qualified exchange or other market, or the Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to avoid the special tax rules discussed above. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If we are a PFIC for any taxable year during which you hold ordinary shares and any of our non-U.S. subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. You will not be able to make the mark-to-market election described above in respect of any lower-tier PFIC. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If you hold ordinary shares in any year in which we are a PFIC, you will generally be required to file U.S. Internal Revenue Service Form 8621. You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or other disposition of our ordinary shares that are paid to you within the United States (and in certain cases, outside the United States) will be subject to information reporting to the U.S. Internal Revenue Service, unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend or interest income.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

Australian Taxation

In this section, we discuss the material Australian income tax, stamp (or transfer) duty and goods and services tax considerations related to the acquisition, ownership and disposal by the absolute beneficial owners of the ordinary shares. It is based upon existing Australian tax law as of the date of this registration statement, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law which may be important to particular investors in light of their individual investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies or tax-exempt organizations).

Prospective investors are urged to consult their tax advisors regarding the Australian and non-Australian income and other tax considerations of the acquisition, ownership and disposition of the ordinary shares. This summary is based upon the premise that the holder is not an Australian tax resident and is not carrying on business in Australia through a permanent establishment (referred to as a “Non-Australian Holder” in this summary). In addition, this summary does not discuss any non-Australian or state tax considerations, other than transfer duty.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder, and no representations with respect to the income tax consequences to any particular shareholder are made. This summary is not exhaustive of all Australian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Non-Australian residents may be liable to pay Australian tax on income derived from Australian sources. One mechanism by which that tax is paid (for non-residents who have no permanent establishment or fixed base in Australia or where the income is not connected with a permanent establishment or fixed base) is known as withholding tax. Dividends paid by a resident Australian company to a resident of the United States of America who is entitled to the benefits of the Australia/U.S. double tax treaty and is beneficially entitled to the dividends are subject to withholding tax at the rate of 15% to the extent the dividends are ‘unfranked’. The rate of withholding tax on dividends is normally 30%, but since the United States has concluded a double tax treaty agreement with Australia, the rate is reduced to 15% where the benefits of the treaty apply. It should be noted, however, that under Section 128B(3) of the Income Tax Assessment Act 1936 (Cth), to the extent that dividends paid to non-residents have been franked (generally where a company pays tax itself), such dividends are exempt from withholding tax. “Franked dividends” is the expression given to dividends when the profits out of which those dividends are paid have been taxed at company level and such tax is allocated to the dividend. Accordingly, an Australian company paying fully franked dividends to a non-resident is not required to deduct any withholding tax. Dividends on which withholding tax has been paid are generally not subject to any further Australian tax. In other words, the withholding tax should represent the final Australian tax liability in relation to those dividends.

The pertinent provisions of the double tax treaty between Australia and the United States provide that dividends are primarily liable for tax in the country of residence of the beneficial owner of the dividends. However, the source country, in this case Australia, may also tax them, but in such case the tax will be limited to 15% if the benefits of the treaty apply. Where the beneficial owner is a United States resident corporation that directly holds at least 10% of the voting power in us, the tax will be limited to 5%. The 15% limit does not apply to dividends derived by a resident of the United States of America who has a permanent establishment or fixed base in Australia, if the holding giving rise to the dividends is effectively connected with that establishment or base. Such dividends are taxed on a net assessment basis as business income or independent personal services income as the case may be.

We have not paid any cash dividends since our inception and we do not anticipate the payment of cash dividends in the foreseeable future. See “Item 8.A. Financial Statements and Other Financial Information–Dividend Policy.”

A Non-Australian Holder will not generally be subject to capital gains tax in Australia as the Non-Australian Holder is unlikely to have an indirect interest in Australian real property. An indirect interest in Australian real property will only occur where more than 50% of the market value of our assets are attributable to Australian real property.

Dual Residency

If an investor were a resident of both Australia and the United States under those countries’ domestic taxation laws, that investor may be subject to tax as an Australian resident. If, however, the shareholder is determined to be a United States resident for the purposes of Australia/U.S. double tax treaty, the Australian tax applicable would be limited by the Australia/U.S. double tax treaty. Shareholders should obtain specialist taxation advice in these circumstances.

Transfer Duty

Any transfer of shares through trading on the Nasdaq should not be subject to transfer duty.

Inheritance and Estate Taxes in Australia

Australia does not have estate or death duties. Generally, no capital gains tax liability is realized upon the inheritance of a deceased person’s shares. The disposal of inherited shares by beneficiaries, may, however, give rise to a capital gains tax liability.

Goods and Services Tax

The issue or transfer of shares will not incur Australian goods and services tax and does not require a stockholder to register for Australian goods and services tax purposes.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has not been a public market for our securities in the United States. The public offering price for our ordinary shares and warrants will be determined through negotiations between us and the underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. We offer no assurances that the initial public offering price will correspond to the price at which our securities will trade in the public market subsequent to this offering or that an active trading market for our securities will develop and continue after this offering.

UNDERWRITING

Aegis Capital Corp. is acting as the sole underwriter in this offering. We have entered into an underwriting agreement dated [ ], 2023 with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter named below and the underwriter named below has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following respective number of units.

Underwriter	Units
Aegis Capital Corp.
Total

Over-Allotment Option

If the underwriter sells more units than the total number set forth in the table above, we have granted the underwriter an option, exercisable one or more times in whole or in part, to purchase up to 375,000 additional ordinary shares at a price of $4.14 and/or warrants to purchase up to an aggregate of 375,000 ordinary shares at a price of $0.01, in any combinations thereof, less underwriting discount and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any.

Stabilization

In connection with the offering, the underwriter may purchase and sell shares and/or warrants in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

●	Short sales involve secondary market sales by the underwriter of a greater number of shares than they are required to purchase in the offering.

●	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the Underwriter’s over-allotment option.

●	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the Underwriter’s over-allotment option.

●	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●	To close a naked short position, the underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, the underwriter must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

●	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the ordinary shares. They may also cause the price of the ordinary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions in the over-the-counter market or otherwise. If the underwriter commence any of these transactions, they may discontinue them at any time.

Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriter by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the underwriter):

	Per Unit	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$
Underwriting discounts(8%_(1)	$

(1) Does not include (i) the warrant to purchase ordinary shares equal to five percent (5%) of the number of units sold in the offering, or (ii) certain out-of-pocket expenses, each as described below.

We have agreed to pay Aegis a non-accountable expense allowance of one percent (1%) of the gross proceeds of the offering.

We have also agreed to pay the following expenses relating to this offering: (a) all filing fees and expenses relating to the registration with the SEC of the securities sold in this offering; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on the Nasdaq Stock Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as Aegis may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Aegis’s counsel) unless such filings are not required in connection with the Company’s proposed listing with Nasdaq; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as Aegis may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Aegis; (h) the fees and expenses of the Company’s accountants; and (i) $100,000 for reasonable legal fees and disbursements for Aegis’s counsel.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and non-accountable expense allowance, will be approximately $500,000.

Underwriter’s Warrant

We have agreed to issue warrants to the underwriter to purchase a number of ordinary shares equal to five percent (5.0%) of the total number of shares sold in this offering at an exercise price equal to 125% of the public offering price of the shares sold in this offering. These warrants will be exercisable at any time, and from time to time, in whole or in part, commencing six (6) months after the commencement of sales in the offering and ending five (5) years after the commencement of sales in the offering, at a price per share equal to 125% of the public offering price per share, in compliance with FINRA Rule 5110(g)(8(A). The warrants also provide for customary anti-dilution provisions, one-time demand registration rights and unlimited “piggyback” registration rights with respect to the registration of the ordinary shares underlying the warrants. In accordance with FINRA Rule 5110(g)(8)(C) & (D), the demand registration rights will have a duration of 5 (five) years from the commencement of sales of the public offering and the “piggyback” registration rights will have a duration of 7 (seven) years from the commencement of sales of the public offering. The ordinary shares underlying the warrants are being registered under this Registration Statement.

The underwriter warrants and the underlying shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the underwriter warrants nor any of our shares issued upon exercise of the underwriter warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the effective date of this Registration Statement pursuant to which the underwriter warrants are being issued, subject to certain exceptions. The warrants to be received by the underwriter and related persons in connection with this offering  fully comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1).

Right of First Refusal

In addition, the Company agrees that it shall provide the underwriter the right of first refusal for twenty-four (24) months from the closing of this offering to act as sole book-running manager, sole underwriter or sole placement agent for any public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities during such period of the Company or any subsidiary of the Company; provided, however, that the underwriter shall not be entitled to have such right of first refusal if this offering is not consummated.

Pricing of the Offering

Prior to this offering, there has been no public market for the ordinary shares or warrants. In determining the initial public offering price of the units, we and the underwriter consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the underwriter;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the underwriter and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriter can assure investors that an active trading market will develop for our ordinary shares or warrants, or that the shares or warrants will trade in the public market at or above the initial public offering price.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriter may be required to make for these liabilities.

Securities Issuance Standstill

We have agreed not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our ordinary shares, whether any such transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, without the prior written consent of the underwriter, for a period of 180 days from the effective date of the registration statement of which this prospectus is a part.

Lock-Up Agreements

In addition, our directors, executive officers and certain holders of more than ten percent (10%) of our ordinary shares will enter into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, agree not to: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive ordinary shares (including ordinary shares which may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the foregoing securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares; or (4) publicly disclose the intention to do any of the foregoing.

The lock-up restrictions described in the immediately preceding paragraph do not apply with respect to any transfer:

(i)	as a bona fide gift or gifts,

(ii)	to any trust for the direct or indirect benefit of the holder or the immediate family of the holder,

(iii)	if the holder is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of the holder or (2) distributions of our ordinary shares or any security convertible into or exercisable for our ordinary shares to limited partners, limited liability company members or stockholders of the holder,

(iv)	if the holder is a trust, transfers to the beneficiary of such trust,

(v)	by testate succession or intestate succession; or

(vi)	pursuant to the underwriting agreement;

provided, in the case of clauses (i)-(v), that (x) such transfer will not involve a disposition for value, (y) the transferee agrees in writing with the underwriter to be bound by the terms of a lock-up agreement, and (z) no filing by any party under Section 16(a) of the Exchange Act will be required or will be made voluntarily in connection with such transfer. Furthermore, notwithstanding the foregoing, the holder may transfer ordinary shares in a transaction not involving a public offering or public resale; provided that (x) the transferee agrees in writing with the underwriter to be bound by the terms of a lock-up agreement, and (y) no filing by any party under Section 16(a) of the Exchange Act is required or is made voluntarily in connection with such transfer.

Tail Financing

We have agreed to the same compensation arrangement of underwriting discount and non-accountable expense allowance, as well as issuance of underwriter warrants, for any capital raising financing, private or public, of equity or equity-linked securities (“Tail Financing”) to the extent that such financing or capital is provided to the Company by funds whom Aegis had contacted, or introduced to the Company, during the term of the engagement agreement with the underwriter, if such Tail Financing is consummated at any time within the six month period following the expiration or termination such engagement agreement.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of units to selling group members for sale to their online brokerage account holders. The units to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our ordinary shares. Specifically, the underwriter may sell more ordinary shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ordinary shares available for purchase by the underwriter under option to purchase additional ordinary shares. The underwriter can close out a covered short sale by exercising the option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of ordinary shares compared to the price available under the option to purchase additional shares. The underwriter may also sell ordinary shares in excess of the option to purchase additional ordinary shares, creating a naked short position. The underwriter must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriter are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our ordinary shares in this offering because the underwriter repurchases those ordinary shares in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, our ordinary shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our ordinary shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriter may engage in passive market making transactions in our ordinary shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the ordinary shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriter and is affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation: (a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation; (b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or (c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of any securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities that either (i) have been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of the securities may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation: (a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation; (b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or (c) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”), provided that no such offer of ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, this prospectus is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, persons who are outside the United Kingdom or persons in the United Kingdom (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.

Australia

This document: (a) does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”); (b) has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and (c) may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of the securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 –1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Item 13. Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the placement discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, FINRA and Nasdaq, all amounts are estimates.

U.S. Securities and Exchange Commission registration fee	$1,440.77
FINRA filing fee	$2,523
Nasdaq listing fee	$50,000
Legal fees and expenses	$339,500
Accounting fees and expenses	$75,000
Transfer agent fees and expenses	$0
Printing fees and expenses	$29,000
Miscellaneous	$2536
Total	$500,000

LEGAL MATTERS

The validity of the ordinary shares and warrants to be issued in this offering and certain legal matters relating to the offering as to Australian law will be passed upon for us by K&L Gates, Melbourne, Victoria, Australia. Certain matters as to U.S. federal law and New York state law in connection with this offering will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Kaufman & Canoles, P.C., Richmond, Virginia, has acted as counsel for the underwriter with respect to this offering.

EXPERTS

The financial statements of Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Limited) for the six months ended June 30, 2022 and for the fiscal years ended December 31, 2021 and 2020 and of Reg Liquors, LLC (d/b/a Wired For Wine) for the fiscal years ended December 31, 2020 and 2019, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the reports herein of Accell Audit & Compliance, P.A., an independent registered public accounting firm, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the units offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the units offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports (including an annual report on Form 20-F, which we will be required to file within 120 days from the end of each fiscal year), and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INNOVATION BEVERAGE GROUP LIMITED

(FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LTD)

F-1

Innovation Beverage Group Limited
(Formerly Australian Boutique Spirits Pty Limited)

CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended

June 30, 2022

F-2

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED) FOR THE SIX MONTHS ENDED JUNE 30, 2022

F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Innovative Beverage Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Innovative Beverage Group Limited (the Company) as of June 30, 2022 and December 31, 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the six months ended June 30, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and December 31, 2021, and the results of its operations and its cash flows for the six months ended June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinions.

/s/ Accell Audit & Compliance, P.A.

We have served as the Company’s auditor since 2021.

Tampa, Florida

October 3, 2022

3001 N. Rocky Point Dr. East, Suite 200 • Tampa, Florida 33607 • +1.813.367.3527

F-4

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$70,244	$1,559,172
Accounts receivable	1,011,242	995,666
Inventory, at cost	1,441,080	1,070,275
Prepaid expenses	243,048	180,133
Total current assets	2,765,614	3,805,246
Deposits	35,270	36,762
Finance right of use asset	23,798	29,621
Operating right of use asset	261,106	330,759
Due from related parties	756,033	697,127
Equipment, net	174,738	189,272
Intangible assets, net	404,972	421,565
Goodwill	951,802	951,802
Deferred tax asset	45,247	50,895
Total assets	$5,418,580	$6,513,049

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,962,456	$1,505,899
Deferred revenue	162,192	170,832
Notes payable	630,250	708,063
Current portion of finance lease liability	13,796	23,631
Current portion of operating lease liability	147,870	143,015
Total current liabilities	2,916,564	2,551,440
Accrued employee benefits, non-current	21,687	18,237
Finance lease liability, less current portion	2,695	5,593
Operating lease liability, less current portion	147,516	243,186
Total liabilities	3,088,462	2,818,456
Commitments and contingencies (Note 9)
Stockholders’ equity
Ordinary share, no par value; no authorization limit; 7,496,340 and 7,280,031 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively
	4,723,111	3,942,069
Accumulated other comprehensive loss	(153,885)	(44,441)
Accumulated deficit	(2,239,108)	(203,035)
Total stockholders’ equity	2,330,118	3,694,593
Total liabilities and stockholders’ equity	$5,418,580	$6,513,049

The accompanying notes are an integral part of these consolidated financial statements.

F-5

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

	For the six months ended
	June 30, 2022	June 30, 2021
		(unaudited)

Revenues, net	$2,032,890	$1,331,599

Cost of goods sold	1,082,457	357,965

Gross profit	950,433	973,634

Operating expenses
Other general and administrative	992,281	206,587
Salary and wages	826,785	311,950
Sales and marketing	381,022	155,560
Contracted services	813,611	—
Total operating expenses	3,013,699	674,097

Income (loss) from operations	(2,063,266)	299,537

Other income (expenses):
Other	36,896	24,573
Interest income	4,785	46,793
Interest expense	(11,278)	(37,238)
Total other income (expenses)	30,403	34,128

Income (loss) before taxes	(2,032,863)	333,665

Income tax expense	(3,210)	(86,753)

Net income (loss)	(2,036,073)	246,912
Other comprehensive income (loss):
Foreign currency translation adjustment	(109,444)	(19,848)

Total comprehensive income (loss)	$(2,145,517)	$227,064

Basic and diluted income (loss) per share	$(0.28)	$0.04

Weighted average shares outstanding - basic and diluted	7,360,850	6,172,840

The accompanying notes are an integral part of these consolidated financial statements.

F-6

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2022

	Ordinary		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
	Shares	Amount
Balance December 31, 2021	7,280,031	$3,942,069	$(44,441)	$(203,035)	$3,694,593
Sale of ordinary shares, net of issuance costs	191,211	690,532	—	—	690,532
Issuance of ordinary shares for services	25,098	90,510	—	—	90,510
Foreign currency translation adjustment	—	—	(109,444)	—	(109,444)
Net loss	—	—	—	(2,036,073)	(2,036,073)
Balance June 30, 2022	7,496,340	$4,723,111	$(153,885)	$(2,239,108)	$2,330,118

The accompanying notes are an integral part of these consolidated financial statements.

F-7

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
CONSOLIDATED STATEMENT OF CASH FLOWS

	For the six months ended
	June 30, 2022	June 30, 2021 (unaudited)
Cash Flows from Operating Activities
Net loss	$(2,036,073)	$246,912
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	134,437	72,686
Stock compensation	90,510	—
Changes in operating assets and liabilities
Accounts receivable	(15,576)	(220,911)
Inventory, at cost	(370,805)	(226,550)
Prepaid expenses	(62,915)	150
Operating right of use assets	(90,815)	(86,382)
Deferred tax asset	5,648	14,168
Deposits	1,492	(2,234)
Accounts payable and accrued expenses	456,557	(58,335)
Deferred revenue	(8,640)	—
Income tax payable	—	317,901
Accrued employee benefits, non-current	3,450	(286)
Net cash from operating activities	(1,892,730)	57,119
Cash Flows from Investing Activities
Purchase of equipment	(9,935)	(19,324)
Purchase of intangibles	(17,899)	(7,948)
Net activity on due from related parties	(58,906)	(289,557)
Net cash from investing activities	(86,740)	(316,829)
Cash Flows from Financing Activities
Issuance of ordinary share, net of issuance costs	690,532	—
Payments on finance lease liability	(12,733)	(13,917)
Net payments on notes payable	(77,813)	(9,827)
Net cash from financing activities	599,986	(23,744)
Impact of changes in foreign currency on cash	(109,444)	(19,848)
Change in cash and cash equivalents	(1,488,928)	(303,302)
Cash and cash equivalents at beginning of period	1,559,172	403,486
Cash and cash equivalents at end of period	$70,244	$100,184
Supplemental Cash Flow Information
Cash paid for interest	$2,146	$3,073
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-8

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of operations

Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Limited) (“IBG” or the “Company”) is a developer, manufacturer and exporter of a growing portfolio of alcoholic and non-alcoholic brands of beverages. Our distribution capabilities include sales to large distributors and high-margin direct-to-consumer sales. IBG is located in Seven Hills, New South Wales, Australia.

IBG has partnered with Coca Cola Europacific Partners (CCEP), the world’s largest Coca-Cola bottler, to exclusively distribute IBG Bitters in Australia while retaining the rights throughout the rest of the world.

IBG focuses on direct-to-consumer (DTC) sales through its network of technology-focused retail marketplaces and established BevMart, a DTC marketplace, in Australia in May 2021 and in the United States in November 2021. On November 3, 2021, IBG acquired 100% of the outstanding equity interests in REG Liquors, LLC d/b/a Wired for Wine (“W4W”), located in Stockton, New Jersey. W4W and BevMart USA, LLC are wholly owned subsidiaries of IBG.

Effective July 1, 2021, and September 12, 2022, the Company effectuated a 1 to 16,667 stock split and a 1 to 1.62 reverse stock split respectively. All shares throughout these consolidated financial statements have been adjusted to reflect the splits.

2. Summary of significant accounting policies

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Presentation and Principles of Consolidation

The consolidated financial statements, which include the accounts of IBG, and its subsidiaries, BevMart USA, LLC and W4W (collectively, the “Group”) are prepared in conformity with U.S. GAAP. All significant intercompany balances and transactions have been eliminated. The consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements have been prepared using the accrual basis of accounting and presented in U.S. dollars. The year end is December 31.

Concentration of Credit Risk

Financial instruments that potentially subject the Group to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Group places its cash in what it believes to be credit-worthy financial institutions. The Group controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Group routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Revenue Recognition

The Group recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized upon the Group’s satisfaction of a single performance obligation when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Group expects to receive in exchange for those goods. The Group applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Group satisfies each performance obligation. The Group’s main revenue stream is from sales of products. The Group recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Group’s performance obligations are transferred to customers at a point in time, typically upon delivery.

F-9

Revenue is measured as the amount of consideration the Group expects to receive in exchange for transferring goods. The amount of consideration the Group receives and revenue the Group recognizes varies with changes in customer incentives the Group offers to its customers. These incentives and discounts include cash discounts, price allowance, volume-based rebates, product placement fees and other financial support items such as trade promotions, displays, new products, consumer incentives and advertising assistance. Sales tax and other similar taxes are excluded from revenue. Cost associated with shipping and handling activities are included in Other general and administrative expenses as revenue is recognized. The Group estimates the amount of variable consideration by using the “expected value” method, which considers factors such as experiences with products, predictability of market conditions and competition, the current stage in the product life cycle and historical, current, and projected demand. The Group evaluated those factors and concluded that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur and no constraint was necessary on the variable consideration as of June 30, 2022 and 2021. The Group has extensive historical experience with producing and delivering standard products to its contracted customers with a pre-determined price. The Group performs similar analysis on variable consideration and the related constraint (or lack thereof) at each reporting period.

The Group’s revenue stream is mainly from (1) Creating, marketing and scaling lifestyle focused beverage brands with a focus on Bitters, Non-Alcohol Spirits, Bottles cocktails and other high margin innovative products exclusively developed at IBG and sold via large distribution partners in Australia and around the globe and (2) Sales of wine and spirits via IBG’s owned on-line marketplaces namely wiredforwine.com, bevmart.com and bevmart.com.au. The Group has 21 days payment terms for brand products sales. E-commerce sales are direct-to-consumers. The Group typically provides warranties for general replacement of defects that existed at the time of sale, as required by law. Based on historical information, management does not believe a sales return or warranty allowance is necessary and no allowance for either has been recorded as of June 30, 2022 or December 31, 2021.

Fair Value Measurements

Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the consolidated balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Group are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Cash and Cash Equivalents

The Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Group had no cash equivalents at June 30, 2022 or December 31, 2021.

Intangible Assets

The Group’s intangible assets consisted of customer contracts, software development costs and a liquor license. The customer contracts and liquor license were acquired in a business combination. Useful lives of intangible assets are determined after considering the specific facts and circumstances related to each intangible asset. Factors that will be considered when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, the long-term strategy for using the asset, any laws or other local regulations that could impact the asset, the historical performance of the asset, the long-term strategy for using the asset, any laws or other local regulations that could impact the useful life of the asset, and other economic factors, including competition and specific market conditions. Indefinite life intangibles are reviewed for impairment when circumstances suggest there could be an impairment, but at least annually.

F-10

A summary of the estimated useful lives applied to the Group’s intangible assets is as follows:

	Customer contracts	Liquor license	Software Development costs
Useful lives	Finite (15 years)	Finite (15 years)	Finite (5 years)

Goodwill

Goodwill is the excess of the consideration transferred over the fair value of the acquired assets and assumed liabilities in a business combination. The Group assesses goodwill for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired, by comparing its carrying value to the reporting unit’s fair value. For the six months ended June 30, 2022, the Group determined that there was no goodwill impairment.

Sales and Marketing

The Group follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Group has recognized $381,022 and $155,560 (unaudited) in sales and marketing expenses for the six months ended June 30, 2022 and 2021, respectively.

Equipment

Equipment is carried at historical cost. Depreciation is calculated on the straight-line method over the estimated useful lives of 10 years.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Group has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Inventory

Raw materials and finished goods are stated at the lower of cost and net realizable value on a ‘first in first out’ basis. Cost comprises of direct materials and delivery costs, direct labor, import duties and other taxes, and an appropriate allocation of variable and fixed overhead expenditure based on normal operating capacity. Costs of purchased inventory are determined after deducting rebates and discounts received or receivable.

Cost comprises purchase and delivery costs, net of rebates and discounts received or receivable. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Accounts Receivable

The Group has applied the simplified approach to measuring expected credit losses, which uses a lifetime expected loss allowance. To measure the expected credit losses, trade receivables have been grouped based on days overdue. Account balances deemed to be uncollectible are charged to bad debt expense and included in the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

F-11

Earnings Per Ordinary Share

The Group computes earnings per ordinary share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per ordinary share is computed by dividing net income or loss by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding, plus the issuance of ordinary shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Comprehensive Income (loss)

ASC Topic 220 (SFAS No. 130) establishes standards for reporting comprehensive income and its components. Comprehensive income or loss is defined as the change in equity during a period from transactions and other events from non-owner sources.

Foreign Currencies

The Group determined that its functional currency is the U.S. dollar since the U.S. dollar is the currency of the environment in which the Group primarily generates and expends cash. Foreign currency transaction gains and losses represent gains and losses resulting from transactions entered into in a currency other than the functional currency of the Group. These transaction gains and losses are included in results of operations.

Leases

Operating lease right of use (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Group uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is presented on the statements of operations.

Finance lease right of use assets represents the right to use the leased asset for the lease term and finance lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. The initial liability for a finance lease will subsequently be adjusted to reflect interest expense incurred (increase of the liability), and lease payments made (decrease of the liability). Interest should be recognized equal to an amount that produces a constant periodic discount rate on the remaining balance of the liability during the lease term (i.e., the effective interest method). The ROU asset should be amortized on a straight-line basis from the commencement date to the earlier of the end of the useful life of the ROU asset or the end of the lease term. If, however, ownership of the ROU asset is transferred to the lessee at the end of the lease term or it is reasonably certain the lessee will exercise a purchase option for the ROU asset, then the lessee should amortize the ROU asset from commencement of the lease to the end of the useful life of the ROU asset.

COVID-19 Disclosure

The 2022 operations reflect the impact of COVID-19 throughout the periods. Restrictions continued to impact the Group’s global operations, with key sales channels remaining in varied states of impact and recovery. During the pandemic, non e-commerce sales channels experienced varying levels of disruption. COVID-19 also caused a shortage of certain raw materials, prolonged logistics and delayed progress on the Company’s fund raising.

Recent Accounting Pronouncements

On June 16, 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326). The new guidance requires organizations to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts.

The new guidance; (i) eliminates the probable initial recognition threshold in current GAAP and, instead, reflects an organization’s current estimate of all expected credit losses over the contractual term of its financial assets, (ii) broadens the information that an entity can consider when measuring credit losses to include forward-looking information, (iii) increases usefulness of the financial statements by requiring timely inclusion of forecasted information in forming expectations of credit losses, (iv) increases comparability of purchased financial assets with credit deterioration (PCD assets) with other purchased assets that do not have credit deterioration as well as originated assets because credit losses that are expected will be recorded through an allowance for credit losses for all assets, (v) increases users’ understanding of underwriting standards and credit quality trends by requiring additional information about credit quality indicators by year of origination (vintage), and (vi) aligns the income statement recognition of credit losses, for available-for-sale debt securities, with the reporting period in which changes occur by recording credit losses (and subsequent changes in credit losses) through an allowance rather than a write down.

F-12

The new guidance affects organizations that hold financial assets and net investments in leases that are not accounted for at fair value with changes in fair value reported in net income. It affects loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash.

This guidance is effective for public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application is permitted. The Group will adopt beginning January 1, 2023. The Group does not believe the adoption of this pronouncement will have a material impact on its consolidated financial statements

The Group has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

3. Business acquisition

On November 3, 2021, IBG acquired 100% of the outstanding equity interests in W4W in exchange for $1,348,762 in cash. Of the consideration, $600,000 shall be paid to seller of W4W within 30 days of the Group listing its shares on a known public exchange or within 12 months of this note, whichever is sooner and is currently recorded in notes payables (Note 8). This outstanding balance bears no interest. There were no related equity issuances for the acquisition of W4W. IBG analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination. The preliminary purchase price allocation of the purchase consideration to net assets acquired is as follows:

Accounts receivable	$20,970
Inventory	323,649
Prepaid expenses	15,464
Current assets	360,083
Equipment	2,552
Intangible asset	66,119
Goodwill	951,802
Total assets	1,380,556
Accounts payable and accrued expenses	(30,000)
Other liabilities	(1,794)
Total liabilities	(31,794)
Purchase consideration	$1,348,762

Management is in the process of completing the full purchase price allocation. The current allocation is based on the preliminary fair value of the identifiable tangible assets and liabilities, as of the acquisition date.

The following unaudited pro forma financial results reflects the historical operating results of the Group, including the unaudited pro forma results of W4W for the six months ended June 30, 2021, as if the business combination had occurred as of January 1, 2021. The pro forma financial information set forth below reflects adjustments to the historical data of the Group to give effect to W4W acquisition as if the acquisition had occurred on January 1, 2021. The pro forma information presented below does not purport to represent what the actual results of operations would have been for the periods indicated, nor does it purport to represent the Group’s future results of operations. The following table summarizes the Group’s results of operations for the six months period ended June 30, 2021 (on an unaudited pro forma basis):

Net revenue	$2,819,329
Net income	$96,394
Net income per share- basic and diluted	$0.02
Weighted average number of shares of ordinary stock outstanding- basic and diluted	6,172,840

F-13

The calculations of pro forma net revenue and pro forma net income give effect to the business combinations for the period from January 1, 2021 until the respective closing date for (i) the historical net revenue and net income, as applicable, of the acquired businesses, (ii) incremental depreciation and amortization for each business combination based on the fair value of property, equipment and identifiable intangible assets acquired and the related estimated useful lives, and (iii) recognition of accretion of discounts on obligations with extended payment terms that were assumed in the business combinations.

4. Inventories

The composition of the Group’s inventories at June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022	December 31, 2021
Raw materials	$565,493	$414,958
Finished goods	875,587	655,317
Inventories, at cost	$1,441,080	$1,070,275

5. Equipment

Equipment consisted of the following at June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021
Equipment	$274,893	$264,958
Less: accumulated depreciation	(100,155)	(75,686)
Equipment, net	$174,738	$189,272

Depreciation expense was $24,469 and $16,453 (unaudited) for the six months ended June 30, 2022 and 2021 respectively.

6. Intangible assets

	June 30, 2022	December 31, 2021
Contract rights	$431,924	$431,924
Software development costs	55,320	37,421
Liquor license	66,119	66,119
	553,363	535,464
Less: accumulated amortization	(148,391)	(113,899)
Intangible assets – net	$404,972	$421,565

Amortization expense was $34,492 and $0 (unaudited) for the six months ended June 30, 2022 and 2021, respectively.

F-14

7. Lease right-of-use assets and lease liabilities

Operating leases

The Group leases office space in Australia (“Seven Hills”) and in New Jersey (“Highland Cross”). The Seven Hills lease commenced on July 1, 2018 and ends on June 30, 2024, with monthly lease payments of $17,603 AUD (approximately $12,500 USD). The Highland Cross lease was assumed in the acquisition of W4W. The lease commenced on January 1, 2019 and expires on September 1, 2023, with monthly lease payments of $1,500.

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 5.95% (Seven Hills) and 2.95% (Highland Cross), as the interest rate implicit in most of the leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term. During the six months ended June 30, 2022 and 2021, the Group recorded $79,799 and $65,734 (unaudited), respectively as operating lease expense which is included in other general and administrative expenses on the consolidated statement of operations.

Operating right of use assets are summarized below:

	As of June 30, 2022
	Seven Hills	Highland Cross	Total
Office Lease	$659,997	$37,735	$697,732
Less accumulated amortization	(425,449)	(11,177)	(436,626)
Operating right of use asset	$234,548	$26,558	$261,106

	As of December 31, 2021
	Seven Hills	Highland Cross	Total
Office Lease	$659,997	$37,735	$697,732
Less accumulated amortization	(364,155)	(2,818)	(366,973)
Operating right of use asset	$295,842	$34,917	$330,759

Operating lease liabilities are summarized below:

	As of June 30, 2022
	Seven Hills	Highland Cross	Total
Office Lease	$274,793	$20,593	$295,386
Less: current portion	(129,870)	(18,000)	(147,870)
Long term portion	$144,923	$2,593	$147,516

	As of December 31, 2021
	Seven Hills	Highland Cross	Total
Office Lease	$357,012	$29,189	$386,201
Less: current portion	(125,686)	(17,329)	(143,015)
Long term portion	$231,326	$11,860	$243,186

F-15

Operating lease liabilities are summarized below:

	Seven Hills	Highland Cross	Total
12-month period ending June 30, 2023	$143,511	$18,000	$161,511
12-month period ending June 30, 2024	150,543	3,001	153,544
Total future minimum lease payments	294,054	21,001	315,055
Less imputed interest	(19,261)	(408)	(19,669)
PV of payments	$274,793	$20,593	$295,386

Finance leases

The Group leases three pieces of equipment under finance leases with combined monthly payments of $3,059 AUD (approximately $2,200 USD). Two leases mature in December 2022 and the third one matures in December 2023.

Finance right of use assets are summarized below:

	As of June 30, 2022	As of December 31, 2021
Equipment lease	$77,519	$77,519
Less accumulated amortization	(53,721)	(47,898)
Finance right of use asset	$23,798	$29,621

Amortization expense was $5,823 and $10,630 (unaudited) for the six months ended June 30, 2022 and 2021, respectively.

Finance lease liabilities are summarized below:

	As of June 30, 2022	As of December 31, 2021
Equipment lease	$16,491	$29,224
Less: current portion	(13,796)	(23,631)
Long term portion	$2,695	$5,593

F-16

Equipment Lease
12-month period ending June 30, 2023	$14,377
12-month period ending June 30, 2024	2,743
Total future minimum lease payments	17,120
Less imputed interest	(629)
PV of payments	$16,491

8. Notes payable

Notes payable are summarized below:

	As of	As of
	June 30,	December 31,
	2022	2021
Notes payable
Loan 1 (a)	$—	$94,328
Loan 2 (b)	30,250	13,735
Loan 3 (c)	600,000	600,000
Total notes payable	$630,250	$708,063

(a) Loan 1

The Group entered into a loan with a face value of $250,000 AUD. The loan is interest free and payable on demand. During the year end December 31, 2021, the Group entered into an agreement to offset $120,000 AUD ($85,256 USD based on the spot rate on the date of the agreement) against the Due from Related Party balance. On April 22, 2022, the group paid off the outstanding balance in the amount of AUD $130,000 ($95,355 USD based on the spot rate on the date of the payment).

(b)    Loan 2

During the six months ended June 30, 2022, the Group entered into an unsecured insurance financing arrangement with a face value of $48,408 AUD due on April 30, 2023, repaid borrowings in the amount of $8,842 AUD and recorded $1,281 AUD in interest expense related to this note.

During the year ended December 31, 2021, the Group entered into an unsecured insurance financing arrangement with a face value of $53,071 AUD due on April 30, 2022. During the year ended December 31, 2021, the Group repaid borrowings in the amount of $26,022 AUD and recorded $2,499 AUD in interest expense related to this note. The remaining balance of this loan of $13,735 AUD was repaid during the six months ended June 30, 2022.

(c)   Loan 3

On November 3, 2021, IBG acquired 100% of the outstanding equity interests in W4W in exchange for $1,348,762 in cash. Of the consideration, $600,000 shall be paid to seller of W4W within 30 days of the Group listing its shares on a known public exchange or within 12 months from November 3, 2021, whichever is sooner. This outstanding balance bears no interest. Any imputed interest would be immaterial due to the expected short-term nature of the loan.

9. Commitments and contingencies

During the normal course of business, the Group may be exposed to litigation. When the Group becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Group evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Group determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of June 30, 2022, the Group is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

F-17

10. Income taxes

A reconciliation of the effective tax rate to the statutory rate is shown below:

	June 30, 2022	June 30, 2021 (unaudited)
Australian income (loss) before taxes	$(1,040,696)	$333,665
United States income (loss) before taxes	(992,167)	—
Loss before taxes	$(2,032,863)	$333,665
Expected Australian income tax benefit at statutory rate of 25% (June 30, 2021: 26%)	$(260,174)	$86,753
Expected United States income tax benefit at statutory rate of 21%	(208,355)	—
Increase (decrease) in income taxes resulting from:
Valuation allowance for unrecognized deferred tax assets - tax losses	469,717	—
Other items, net	2,022	—
Income tax expense	$3,210	$86,753

The tax effects of temporary differences that gave rise to the deferred tax assets and liabilities are as follows:

	June 30, 2022	December 31, 2021
Deferred tax assets (liabilities):
Equipment	$(3,163)	$(2,807)
Leases	(5,911)	(2,105)
Customer contracts	33,587	28,298
Superannuation	5,497	6,268
Accrued expenses	8,789	9,433
Foreign currency changes	1,026	1,124
Accrued employee benefits, non-current	5,422	10,684
Net deferred tax asset	$45,247	$50,895

As of June 30, 2022, the Group had approximately $470,000 net operating loss or tax credit carryforwards. As of June 30, 2022 and December 31, 2021, the Group had no provision for uncertain tax positions and no provisions for penalties or interest. In addition, the Group does not believe that there are any uncertain tax benefits that could be recognized in the near future that would impact the Group’s effective tax rate.

F-18

11. Reportable segments

a.    The Group currently has two reportable geographic segments – Australia and United States. All inter-segment revenues are eliminated.

Summary information with respect to the Group’s geographic operating segments is as follows:

	Six Months Ended
	June 30, 2022	June 30, 2021 (unaudited)
Revenue
Australia	$1,090,981	$1,331,599
United States	941,909	—
Total revenue	$2,032,890	$1,331,599

	Six Months Ended
	June 30, 2022	June 30, 2021 (unaudited)
Income (loss) from operations
Australia	$(1,044,917)	$299,537
United States	(1,018,349)	—
Total income from operations	$(2,063,266)	$299,537

A reconciliation of the Group’s geographic segment operating income to consolidated earnings before income taxes is as follows:

	Six Months Ended
	June 30, 2022	June 30, 2021 (unaudited)
Income (loss) from operations	$(2,063,266)	$299,537
Other	36,896	24,573
Interest income	4,785	46,793
Interest expense	(11,278)	(37,238)
Income (loss) before income taxes	(2,032,863)	333,665
Income tax expense	(3,210)	(86,753)
Net income (loss)	$(2,036,073)	$246,912

F-19

	Six Months Ended
	June 30, 2022	June 30, 2021 (unaudited)
Depreciation and Amortization
Australia	$123,900	$72,686
United States	10,537	—
Total	$134,437	$72,686

	Six Months Ended
	June 30, 2022	June 30, 2021 (unaudited)
Capital Expenditures
Australia	$27,834	$27,272
Equipment	9,935	19,324
Intangibles	17,899	7,948
United States	—	—
Equipment	—	—
Intangibles	—	—
Total	$27,834	$27,272

	As Of
	June 30, 2022	December 31, 2021
Total Assets
Australia	$5,460,008	$6,370,454
United States	744,228	1,491,358
Eliminations	(785,656)	(1,348,763)
Total	$5,418,580	$6,513,049

b.   Set out below is the disaggregation of the Group’s revenue based on the two distribution channels, brand products and e-commerce products1.

	Six Months Ended
	June 30, 2022	June 30, 2021 (unaudited)
Revenue
Brand products – Australia	$999,099	$1,322,048
Brand products – United States	—	—
Total brand products	999,099	1,322,048
E-commerce - Australia	91,882	9,551
E-commerce - United States	941,909	—
Total e-commerce products	1,033,791	9,551
Total revenue	$2,032,890	$1,331,599

1 This is based on geographical segment of reporting entity’s operation, rather than sales destination.

F-20

12. Customer Concentration

During the six months ended June 30, 2022, the Group had net sales to each of two major customers that constituted in excess of 10% of its net sales. Net sales to these two customers represented approximately 36.7% and 12.5% of the Group’s net sales for the six months ended June 30, 2022. During the six months ended June 30, 2021, the Group had net sales to one major customer represented approximately 96.8% of the Group’s net sales.

At June 30, 2022, two customers constituted at least 10% of the Group’s gross trade accounts receivable. The groups trade account s receivable balances for these customers represent approximately 18.4% and 80.1% of the Group’s gross trade accounts receivable, respectively, at June 30, 2022. At June 30, 2021, one major customer represent approximately 96.0% of the Group’s gross trade accounts receivable.

13. Related party disclosures

Note 1 provides information about the Group’s structure, including details of the subsidiaries and the holding company.

At June 30, 2022, the Company had accounts receivable and accounts payable balances with a related company in the amounts of $801,174 (December 31, 2021: $718,586) and $164,456 (December 31, 2021: $172,642), respectively. During the six months ended June 30, 2022 and 2021, the Company recorded revenue of $253,521 and $0, respectively, from the related company.

Two unwritten loans were granted to a shareholder during the years as per below table. There is related party receivable of $756,033 USD outstanding as of June 30, 2022. Interest is charged at 4.52% and 0% respectively. Outstanding balances at the year end is unsecured and settlement generally occurs in cash.

Loan A issuance, interest, and repayment schedule (in AUD) (Interest 4.52%)

Opening balance Dec 2021	$960,760
Loan issued:	—
Interest income accrued	6,047
Total repayment by 30 June 2022	—
Closing balance Jun 2022	$966,807

Loan B issuance, interest, and repayment schedule (in USD) (Interest 0%) [1]

Opening balance Dec 2021	$—
Loan issued	90,000
Interest income accrued	—
Total repayment by 30 June 2022	—
Closing balance Jun 2022	$90,000

14. Subsequent events

In accordance with ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to June 30, 2022, through the date when the consolidated financial statements were available to be issued and has determined that it does not have any additional material subsequent events to disclose in these financial statements.

1 US$75,000 loan was repaid by the shareholder on August 30, 2022.

F-21

Innovation Beverage Group Limited

(Formerly Australian Boutique Spirits Pty Limited)

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2021 and 2020

F-22

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Innovation Beverage Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Ltd) (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the formerly provide a reasonable basis for our opinions.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the board of directors and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Business Acquisition

As described in Note 3 to the Company’s consolidated financial statements, the Company completed a business combination during the year. The Company accounted for the acquisition in accordance with ASC 805, Business Combinations.

We identified the Company’s accounting for the business acquisitions as a critical audit matter. The principal considerations for our determination of this critical audit matter related to the high degree of subjectivity in the Company’s judgments in determining the qualitative factors. Auditing these judgments and assumptions by the Company involves auditor judgment due to the nature and extent of audit evidence and effort required to address these matters.

The primary procedures we performed to address these critical audit matters included the following:

•	We obtained the acquisition agreements and performed the following procedures:

-           Reviewed agreements for all relevant terms, consideration and other relevant information.

-           Tested supporting documentation related to the acquired companies in determining the identifiable assets and liabilities.

-           Reviewed the guidance related to ASC 805 to determine the acquisitions were appropriately accounted for by the Company.

/s/ Accell Audit & Compliance, P.A.

We have served as the Company’s auditor since 2022. Tampa, Florida

September 15, 2022

F-24

	December 31,	December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$1,559,172	$403,486
Accounts receivable	995,666	15,036
Inventory, at cost	1,070,275	428,449
Prepaid expenses	180,133	11,564
Total current assets	3,805,246	858,535

Deposits	36,762	39,021
Finance right of use asset	29,621	50,880
Operating right of use asset	330,759	423,849
Due from related parties	697,127	1,884,577
Equipment, net	189,272	163,164
Intangible assets, net	421,565	—
Goodwill	951,802	—
Deferred tax asset	50,895	34,986
Total assets	$6,513,049	$3,455,012

Commitments and contingencies (Note 9)

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,505,899	$1,219,662
Deferred revenue	170,832	—
Notes payable	708,063	197,777
Current portion of finance lease liability	23,631	32,489
Current portion of operating lease liability	143,015	118,267
Total current liabilities	2,551,440	1,568,195

Accrued employee benefits, non-current	18,237	12,001
Finance lease liability, less current portion	5,593	26,545
Operating lease liability, less current portion	243,186	383,903
Total liabilities	2,818,456	1,990,644

Stockholders' equity
Ordinary shares, no par value; no authorization limit; 7,280,031 and 6,172,840 ordinary shares issued and outstanding at December 31, 2021 and 2020, respectively	3,942,069	420
Accumulated other comprehensive income (loss)	(44,441)	103,073
Retained earnings (accumulated deficit)	(203,035)	1,360,875
Total stockholders' equity	3,694,593	1,464,368
Total liabilities and stockholders' equity	$6,513,049	$3,455,012

The accompanying notes are an integral part of these consolidated financial statements.

F-25

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the years ended
	December 31,
	2021	2020

Revenues, net	$3,748,281	$2,181,754

Cost of goods sold	1,255,877	441,710

Gross profit	2,492,404	1,740,044

Operating expenses
Other general and administrative	910,319	354,713
Salary and wages	800,186	492,189
Sales and marketing	424,992	24,438
Contracted services	302,740	183,416
Total operating expenses	2,438,237	1,054,756

Income from operations	54,167	685,288

Other income (expenses):
Other income/(expense)	(5,775)	109,812
Interest income	72,446	36,877
Interest expense	(32,549)	(6,145)
Total other income (expenses)	34,122	140,544

Income before taxes	88,289	825,832

Income tax expense	56,526	230,066

Net income	31,763	595,766
Other comprehensive income (loss):
Foreign currency translation adjustment	(147,514)	82,824
Total other comprehensive income (loss)	$(115,751)	$678,590

Basic and diluted earnings per ordinary share	$0.00	$0.10

Weighted average shares outstanding - basic and diluted	6,449,014	6,172,840

The accompanying notes are an integral part of these consolidated financial statements.

F-26

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

			Accumulated Other	Retained Earnings
			Comprehensive	(Accumulated
	Ordinary Shares		Income (Loss)	Deficit)	Total
	Shares	Amount

Balance December 31, 2019	6,172,840	$420	$20,249	$765,109	$785,778

Foreign currency translation adjustment	—	—	82,824	—	82,824

Net income	—	—		595,766	595,766

Balance December 31, 2020	6,172,840	420	103,073	1,360,875	1,464,368

Sale of ordinary shares, net of issuance costs	1,107,191	3,941,649	—	—	3,941,649

Dividends	—	—	—	(1,595,673)	(1,595,673)

Foreign currency translation adjustment	—	—	(147,514)	—	(147,514)

Net income	—	—		31,763	31,763

Balance December 31, 2021	7,280,031	$3,942,069	$(44,441)	$(203,035)	$3,694,593

The accompanying notes are an integral part of these consolidated financial statements.

F-27

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	December 31,
	2021	2020
Cash Flows from Operating Activities
Net income	$31,763	$595,766

Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	158,242	46,273
Changes in operating assets and liabilities
Accounts receivable	(959,660)	101,559
Inventory, at cost	(318,177)	(285,921)
Prepaid expenses	(154,517)	(967)
Operating right of use assets	(21,888)	76,633
Deferred tax assets	(14,497)	(1,773)
Deposits	2,259	(3,526)
Accounts payable and accrued expenses	255,816	500,749
Deferred revenue	170,832	(37,607)
Accrued employee benefits, non-current	6,236	12,001
Net cash (used in) provided by operating activities	(843,591)	1,003,187

Cash Flows from Investing Activities
Net cash paid to acquire business	(748,762)	—
Purchase of equipment	(46,318)	(4,255)
Purchase of intangibles	(469,667)	—
Payments to related parties	(493,479)	(704,571)
Net cash used in investing activities	(1,758,226)	(708,826)

Cash Flows from Financing Activities
Issuance of ordinary shares, net of issuance costs	3,941,649	—
Payments on finance lease liability	(32,174)	(27,835)
Net payments on notes payable	(4,458)	—
Net borrowings on notes payable	—	22,627
Net cash provided by (used in) financing activities	3,905,017	(5,208)

Impact of changes in foreign currency on cash	(147,514)	82,824

Change in cash and cash equivalents	1,155,686	371,977
Cash and cash equivalents at beginning of year	403,486	31,509
Cash and cash equivalents at end of year	$1,559,172	$403,486

Supplemental Cash Flow Information
Cash paid for interest	$32,549	$6,145
Cash paid for income taxes	$158,202	$—

Non-cash financing and investing activities:
Residual consideration to be paid for business acquisition	$600,000	$—
Note payable settled via offset in due from related party	$85,256	$—
Dividends in settlement of amounts due from related party	$1,595,673	$—
Assets acquired via finance lease	$—	$19,515

The accompanying notes are an integral part of these consolidated financial statements.

F-28

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of operations

Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Limited) (“IBG” or the “Company”) is a developer, manufacturer and exporter of a growing portfolio of alcoholic and non-alcoholic brands of beverages. Our distribution capabilities include sales to large distributors and high-margin direct-to-consumer sales. IBG is located in Seven Hills, New South Wales, Australia.

IBG has partnered with Coca Cola Europacific Partners (CCEP), the world’s largest Coca-Cola bottler, to exclusively distribute IBG Bitters in Australia while retaining the rights throughout the rest of the world.

IBG focuses on direct-to-consumer (DTC) sales through its network of technology-focused retail marketplaces and established BevMart, a DTC marketplace, in Australia in May 2021 and in the United States in November 2021. On November 3, 2021, IBG acquired 100% of the outstanding equity interests in REG Liquors, LLC d/b/a Wired for Wine (“W4W”), located in Stockton, New Jersey. W4W and IBG USA, LLC are wholly owned subsidiaries of IBG.

Effective July 1, 2021 and September 12, 2022, the Company effectuated a 1 to 16,667 stock split and a 1 to 1.62 reverse stock split respectively. All shares throughout these financial statements have been adjusted to reflect the splits.

2.	Summary of significant accounting policies

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Presentation and Principles of Consolidation

The consolidated financial statements, which include the accounts of IBG, and its subsidiaries, IBG USA LLC and W4W (collectively, the “Group”) are prepared in conformity with U.S. GAAP, with the results of operations of W4W included from November 3, 2021. All significant intercompany balances and transactions have been eliminated. The consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting and presented in U.S. dollars. The year end is December 31.

Concentration of Credit Risk

Financial instruments that potentially subject the Group to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Group places its cash in what it believes to be credit-worthy financial institutions. The Group controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Group routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Revenue Recognition

The Group recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized upon the Group’s satisfaction of a single performance obligation when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Group expects to receive in exchange for those goods. The Group applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Group satisfies each performance obligation. The Group’s main revenue stream is from sales of products. The Group recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Group’s performance obligations are transferred to customers at a point in time, typically upon delivery.

F-29

Revenue is measured as the amount of consideration the Group expects to receive in exchange for transferring goods. The amount of consideration the Group receives and revenue the Group recognizes varies with changes in customer incentives the Group offers to its customers. These incentives and discounts include cash discounts, price allowance, volume-based rebates, product placement fees and other financial support items such as trade promotions, displays, new products, consumer incentives and advertising assistance. Sales tax and other similar taxes are excluded from revenue. Cost associated with shipping and handling activities are included in expenses as revenue is recognized. The Group estimates the amount of variable consideration by using the “expected value” method, which considers factors such as experiences with products, predictability of market conditions and competition, the current stage in the product life cycle and historical, current, and projected demand. The Group evaluated those factors and concluded that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur and no constraint was necessary on the variable consideration as of 31 December, 2021. The Group has extensive historical experience with producing and delivering standard products to our contracted customers with pre-determined price. The Group performs similar analysis on variable consideration and the related constraint (or lack thereof) at each reporting period.

The Group’s revenue stream is mainly from (1) Creating, marketing and scaling lifestyle focused beverage brands with a focus on Bitters, Non-Alcohol Spirits, Bottles cocktails and other high margin innovative products exclusively developed at IBG and sold via large distribution partners in Australia and around the globe and (2) Sales of wine and spirits via IBG’s owned on-line marketplaces namely wiredforwine.com, bevmart.com and bevmart.com.au. The Group has 21 days payment terms for brand products sales. E- commerce sales are direct-to-consumers. The Group typically provides warranties for general replacement of defects that existed at the time of sale, as required by law. Based on historical information, management does not believe a sales return or warranty allowance is necessary and no allowance for either has been recorded on December 31, 2021 or 2020.

Fair Value Measurements

Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the consolidated balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Group are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Cash and Cash Equivalents

The Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Group had no cash equivalents at December 31, 2021 and 2020.

Intangible Assets

At December 31, 2021, the Group’s intangible assets consisted of customer contracts, software development costs and a liquor license. The customer contracts and liquor license were acquired in a business combination. Useful lives of intangible assets are determined after considering the specific facts and circumstances related to each intangible asset. Factors that will be considered when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, the long-term strategy for using the asset, any laws or other local regulations that could impact the asset, the historical performance of the asset, the long-term strategy for using the asset, any laws or other local regulations that could impact the useful life of the asset, and other economic factors, including competition and specific market conditions. Indefinite life intangibles are reviewed for impairment when circumstances suggest there could be an impairment, but at least annually.

F-30

A summary of the estimated useful lives applied to the Group’s intangible assets is as follows:

	Customer contracts	Liquor license	Software Development costs
Useful lives	Finite (15 years)	Finite (15 years)	Finite (5 years)

Goodwill

Goodwill is the excess of the consideration transferred over the fair value of the acquired assets and assumed liabilities in a business combination. The Group assess goodwill for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired, by comparing its carrying value to the reporting unit’s fair value. For the year ended December 31, 2021 and 2020, the Group determined that there was no goodwill impairment.

Sales and Marketing

The Group follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Group has recognized $424,992 and $24,438 in sales and marketing expenses for the years ended December 31, 2021 and 2020, respectively.

Equipment

Equipment is carried at historical cost. Depreciation is calculated on the straight-line method over the estimated useful lives of 10 years.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Group has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Inventory

Raw materials and finished goods are stated at the lower of cost and net realizable value on a ‘first in first out’ basis. Cost comprises of direct materials and delivery costs, direct labor, import duties and other taxes, and an appropriate allocation of variable and fixed overhead expenditure based on normal operating capacity. Costs of purchased inventory are determined after deducting rebates and discounts received or receivable.

Cost comprises purchase and delivery costs, net of rebates and discounts received or receivable. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Accounts Receivable

The Group has applied the simplified approach to measuring expected credit losses, which uses a lifetime expected loss allowance. To measure the expected credit losses, trade receivables have been grouped based on days overdue. Account balances deemed to be uncollectible are charged to bad debt expense and included in the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

F-31

Earnings Per Ordinary Share

The Group computes earnings per ordinary share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per ordinary share is computed by dividing net income or loss by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding, plus the issuance of ordinary shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Comprehensive Income (loss)

ASC Topic 220 (SFAS No. 130) establishes standards for reporting comprehensive income and its components. Comprehensive income or loss is defined as the change in equity during a period from transactions and other events from non-owner sources.

Foreign Currencies

The Group determined that its functional currency is the U.S. dollar since the U.S. dollar is the currency of the environment in which the Group primarily generates and expends cash. Foreign currency transaction gains and losses represent gains and losses resulting from transactions entered into in a currency other than the functional currency of the Group. These transaction gains and losses are included in results of operations.

Leases

Operating lease right of use (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Group uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is presented on the statements of operations.

Finance lease right of use assets represents the right to use the leased asset for the lease term and finance lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. The initial liability for a finance lease will subsequently be adjusted to reflect interest expense incurred (increase of the liability), and lease payments made (decrease of the liability). Interest should be recognized equal to an amount that produces a constant periodic discount rate on the remaining balance of the liability during the lease term (i.e., the effective interest method). The ROU asset should be amortized on a straight-line basis from the commencement date to the earlier of the end of the useful life of the ROU asset or the end of the lease term. If, however, ownership of the ROU asset is transferred to the lessee at the end of the lease term or it is reasonably certain the lessee will exercise a purchase option for the ROU asset, then the lessee should amortize the ROU asset from commencement of the lease to the end of the useful life of the ROU asset.

COVID-19 Disclosure

The 2021 and 2020 operations reflect the impact of COVID-19 throughout the periods. Restrictions continued to impact the Group’s global operations, with key sales channels remaining in varied states of impact and recovery. During the pandemic, non e-commerce sales channels experienced varying levels of disruption. COVID-19 also caused a shortage of certain raw materials, prolonged logistics and delayed progress on the Company’s fund raising.

Recent Accounting Pronouncements

On June 16, 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326). The new guidance requires organizations to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts.

The new guidance; (i) eliminates the probable initial recognition threshold in current GAAP and, instead, reflects an organization’s current estimate of all expected credit losses over the contractual term of its financial assets, (ii) broadens the information that an entity can consider when measuring credit losses to include forward-looking information, (iii) increases usefulness of the financial statements by requiring timely inclusion of forecasted information in forming expectations of credit losses, (iv) increases comparability of purchased financial assets with credit deterioration (PCD assets) with other purchased assets that do not have credit deterioration as well as originated assets because credit losses that are expected will be recorded through an allowance for credit losses for all assets, (v) increases users’ understanding of underwriting standards and credit quality trends by requiring additional information about credit quality indicators by year of origination (vintage), and (vi) aligns the income statement recognition of credit losses, for available-for-sale debt securities, with the reporting period in which changes occur by recording credit losses (and subsequent changes in credit losses) through an allowance rather than a write down.

F-32

The new guidance affects organizations that hold financial assets and net investments in leases that are not accounted for at fair value with changes in fair value reported in net income. It affects loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash.

For public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application is permitted. The Group will adopt beginning January 1, 2023. The Group does not believe the adoption of this pronouncement will have a material impact on its consolidated financial statements

The Group has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

3.	Business acquisition

On November 3, 2021, IBG acquired 100% of the outstanding equity interests in W4W in exchange for $1,348,762 in cash. Of the consideration, $600,000 shall be paid to seller of W4W within 30 days of the Group listing its shares on The Nasdaq Capital Market or within 12 months of this note (i.e. November 3, 2022), whichever is sooner and is currently recorded in notes payables (Note 8).  This outstanding balance bears no interest. There were no related equity issuances for the acquisition of W4W. IBG analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination. The preliminary purchase price allocation of the purchase consideration to net assets acquired is as follows:

Accounts receivable	$20,970
Inventory	323,649
Prepaid expenses	15,464
Current assets	360,083

Equipment	2,552
Intangible asset	66,119
Goodwill	951,802
Total assets	1,380,556

Accounts payable and accrued expenses	(30,000)
Other liabilities	(1,794)
Total liabilities	(31,794)
Purchase consideration	$1,348,762

Management is in the process of completing the full purchase price allocation. The current allocation is based on the preliminary fair value of the identifiable tangible assets and liabilities, as of the acquisition date.

The following unaudited pro forma financial results reflects the historical operating results of the Group, including the unaudited pro forma results of W4W for the years ended December 31, 2021 and 2020, respectively, as if the business combination had occurred as of January 1, 2020. The pro forma financial information set forth below reflects adjustments to the historical data of the Group to give effect to W4W acquisition as if the acquisition had occurred on January 1, 2020. The pro forma information presented below does not purport to represent what the actual results of operations would have been for the periods indicated, nor does it purport to represent the Group’s future results of operations. The following table summarizes on an unaudited pro forma basis the Group’s results of operations for the years ended December 31, 2021 and 2020:

	2021	2020
Net revenue	$5,919,405	$5,956,854
Net income	$31,286	$982,798
Net income per share- basic and diluted	$0.00	$0.16
Weighted average number of shares of ordinary shares outstanding- basic and diluted	6,449,014	6,172,840

F-33

The calculations of pro forma net revenue and pro forma net income give effect to the business combinations for the period from January 1, 2020 until the respective closing date for (i) the historical net revenue and net income, as applicable, of the acquired businesses, (ii) incremental depreciation and amortization for each business combination based on the fair value of property, equipment and identifiable intangible assets acquired and the related estimated useful lives, and (iii) recognition of accretion of discounts on obligations with extended payment terms that were assumed in the business combinations.

4.	Inventories

The composition of the Group’s inventories at December 31, 2021 and 2020 are as follows:

	December 31,	December 31,
	2021	2020

Raw materials	$414,958	$63,768
Finished goods	655,317	364,681
Inventories, at cost	$1,070,275	$428,449

5.	Equipment

Equipment consisted of the following at December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020

Equipment	$264,958	$215,766
Less: Accumulated depreciation	(75,686)	(52,602)
Equipment, net	$189,272	$163,164

Depreciation expense was $23,084 and $23,845 for the years ended December 31, 2021 and 2020, respectively.

6.	Intangible assets

Intangible assets consisted of the following at December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020

Contract rights	$431,924	$—
Software development costs	37,421	—
Liquor license	66,119	—
	535,464	—
Less: accumulated amortization	(113,899)	—
Intangible assets net	$421,565	$—

Amortization expense was $113,899 and $0 for the years ended December 31, 2021 and 2020, respectively.

F-34

7.	Lease right-of-use assets and lease liabilities

Operating leases

The Group leases office space in Australia (“Seven Hills”) and in New Jersey (“Highland Cross”). The Seven Hills lease commenced on July 1, 2018 and ends on June 30, 2024, with monthly lease payments of $13,916 AUD (approximately $10,000 USD). The Highland Cross lease was assumed in the acquisition of W4W. The lease commenced on January 1, 2019 and expires on September 1, 2023, with monthly lease payments of $1,500.

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 5.95% (Seven Hills) and 2.95% (Highland Cross), as the interest rate implicit in most of the leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term. During the years ended December 31, 2021 and 2020, the Group recorded $163,414 and $154,352 as operating lease expense which is included in other general and administrative expenses on the statements of income.

Operating right of use assets are summarized below:

	As of December 31, 2021
	Seven Hills	Highland Cross	Total
Office Lease	$659,997	$37,735	$697,732
Less accumulated amortization	(364,155)	(2,818)	(366,973)

Operating right of use asset	$295,842	$34,917	$330,759

As of
December 31,
2020
Seven Hills
Office Lease	$659,997
Less accumulated amortization	(236,148)
Operating right of use asset	$423,849

Operating lease liabilities are summarized below:

	As of December 31, 2021
	Seven Hills	Highland Cross	Total

Office Lease	$357,012	$29,189	$386,201
Less: current portion	(125,686)	(17,329)	(143,015)

Long term portion	$231,326	$11,860	$243,186

As of December 31, 2020
Seven Hills
Office Lease	$502,170
Less: current portion	(118,267)
Long term portion	$383,903

F-35

Operating lease liabilities are summarized below:

	Seven Hills	Highland Cross	Total
Year ending December 31, 2022	$149,484	$18,000	$167,484
Year ending December 31, 2023	155,463	12,000	167,463
Year ending December 31, 2024	80,581	—	80,581
Total future minimum lease payments	385,528	30,000	415,528
Less imputed interest	(28,516)	(811)	(29,327)
PV of payments	$357,012	$29,189	$386,201

Finance leases

The Group leases three pieces of equipment under finance leases with combined monthly payments of $3,059 AUD (approximately

$2,200 USD). Two leases mature in December 2022 and the third one matures in December 2023. Finance right of use assets are summarized below:

	As of December 31, 2021	As of December 31, 2020

Equipment lease	$77,519	$77,519
Less accumulated amortization	(47,898)	(26,639)
Finance right of use asset	$29,621	$50,880

Amortization expense was $21,259 and $22,428 for the years ended December 31, 2021 and 2020, respectively.

Finance lease liabilities are summarized below:

	As of December 31, 2021	As of December 31, 2020

Equipment lease	$29,224	$59,034
Less: current portion	(23,631)	(32,489)
Long term portion	$5,593	$26,545

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Equipment Lease
Year ending December 31, 2022	$26,635
Year ending December 31, 2023	6,354
Total future minimum lease payments	32,989
Less imputed interest	(3,765)
PV of payments	$29,224

8.	Notes payable

	As of December31, 2021	As of December 31, 2020
Notes payable
Loan 1 (a)	$94,328	$192,550
Loan 2 (b)	13,735	5,227
Loan 3 (c)	600,000	—
Total notes payable	$708,063	$197,777

(a) Loan 1

The Group entered into a loan with a face value of $250,000 AUD. The loan is interest free and payable on demand. During the year end December 31, 2021, the Group entered into an agreement to offset $120,000 AUD ($85,256 USD based on the spot rate on the date of the agreement) against the Due from Related Party balance (Note 12).

(b) Loan 2

During the year ended December 31, 2021, the Group entered into an unsecured insurance financing arrangement with a face value of $53,071 AUD due on April 30, 2022. During the year ended December 31, 2021, the Group repaid borrowings in the amount of $26,022 and recorded $2,499 in interest expense related to this note.

(c) Loan 3

On November 3, 2021, IBG acquired 100% of the outstanding equity interests in W4W in exchange for $1,348,762 in cash. Of the consideration, $600,000 shall be paid to seller of W4W within 30 days of the Group listing its shares on The Nasdaq Capital Market or within 12 months from November 3, 2021 (i.e. November 3, 2022), whichever is sooner.  This outstanding balance bears no interest. (Note 3).

9.	Commitments and contingencies

During the normal course of business, the Group may be exposed to litigation. When the Group becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Group evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Group determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2021 and 2020, the Group is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

F-37

10.	Income taxes

A reconciliation of the effective tax rate to the statutory rate is shown below:

	December 31, 2021	December 31, 2020

Australian income before taxes	$177,668	$825,832
United States loss before taxes	(89,379)	—
Income before taxes	$88,289	$825,832

Expected Australian income tax expense at statutory rate of 26% (December 31, 2020: 27.5%)	$46,194	$227,104
Expected United States income tax expense at statutory rate of 21%	(18,770)	—
Increase (decrease) in income taxes resulting from:
Entertainment	932	155
Unrecognized deferred tax assets - tax losses	23,174	—
Deferred tax rate change	2,035	—
Other items, net	2,961	2,807
Income tax expense	$56,526	$230,066

The tax effects of temporary differences that gave rise to the deferred tax assets and liabilities are as follows:

	December 31, 2021	December 31, 2020
Deferred tax assets (liabilities):
Equipment	$(2,807)	$6,471
Leases	(2,105)	(2,326)
Customer contracts	28,298	—
Superannuation	6,268	3,566
Accrued expenses	9,433	15,197
Annual leave	5,942	7,696
Foreign currency changes	1,124	1,262
Accrued employee benefits, non-current	4,742	3,120
Net deferred tax asset	$50,895	$34,986

As of December 31, 2021 and 2020, the Group had no material net operating loss or tax credit carryforwards. As of December 31, 2021 and 2020, the Group had no provision for uncertain tax positions and no provisions for penalties or interest. In addition, the Group does not believe that there are any uncertain tax benefits that could be recognized in the near future that would impact the Group’s effective tax rate.

F-38

11.	Reportable segments

a. The Group currently has two reportable geographic segments - Australia and United States. All inter-segment revenues are eliminated.

Summary information with respect to the Group’s geographic operating segments is as follows:

	Years Ended December 31,
	2021	2020

Revenue
Australia	3,193,127	2,181,754
United States	555,154	—
Total revenue	$3,748,281	$2,181,754

	Years Ended December 31,
	2021	2020

Income (loss) from operations
Australia	$143,547	$685,288
United States	(89,380)	—
Total income from operations	$54,167	$685,288

A reconciliation of the Group’s geographic segment operating income to consolidated earnings before income taxes is as follows:

	Years Ended December 31,
	2021	2020

Income from operations	$54,167	$685,288
Other income (expense)	(5,775)	109,812

Interest income	72,446	36,877
Interest expense	(32,549)	(6,145)
Income before income taxes	88,289	825,832
Income tax expense	56,526	230,066
Net income	$31,763	$595,766

F-39

	Years Ended December 31,
	2021	2020

Depreciation and Amortization
Australia	$156,697	$46,273
United States	1,545	—
Total	$158,242	$46,273

	Years Ended December 31,
	2021	2020

Capital Expenditures
Australia	$515,985	$4,255
United States	—	—
Total	$515,985	$4,255

	December 31, 2021	December 31, 2020

Total Assets
Australia	$6,370,454	$3,455,012
United States	1,491,358	—
Eliminations	(1,348,763)	—
Total	$6,513,049	$3,455,012

b.   Set out below is the disaggregation of the Group’s revenue based on the two distribution channels, brand products and e-commerce products1.

	Years Ended December 31,
	2021	2020

Revenue
Brand products Australia	$3,007,228	$2,181,754
Brand products United States	—	—
Total brand products	3,007,228	2,181,754

E-commerce - Australia	185,900	—
E-commerce - United States	555,153	—
Total e-commerce products	741,053	—

Total revenue	$3,748,281	$2,181,754

1 This is based on geographical segment of reporting entity’s operation, rather than sales destination.

F-40

12. Customer Concentration

During the year ended December 31, 2021, the Group had net sales to each of two major customers that constituted in excess of 10% of its net sales. For the year ended December 31, 2021, net sales to these two customers respectively represented approximately 70.9% (Year 2020: 58.3%) and 22.7% (Year 2020: 22.2%) of the Group’s net sales, respectively

At December 31, 2021, two customers constituted at least 10% of the Group’s gross trade accounts receivable. , At December 31, 2021, the group’s trade accounts receivable balances for these customers represent approximately 18.6% (December 31, 2020: 0%) and 81.2% (December 31, 2020: 0%) of the Group’s gross trade accounts receivable, respectively.

13.	Related party disclosures

Note 1 provides information about the Group’s structure, including details of the subsidiaries and the holding company.

At December 31, 2021, the Company had accounts receivable and accounts payable balances with a related company in the amounts of $718,586 (December 31, 2020: $0) and $172,642 (December 31, 2020: $50,801), respectively. During the year ended December 31, 2021 and 2020, the Company recorded revenue of $725,859 and $483,797, respectively, from this related company.

For the period between January 2020 through August 2021, the former chief executive officer (“CEO”) borrowed an aggregate of AUD$2,853,105 from the Company. There are related party receivable of USD$697,127 outstanding as of December 31, 2021, and USD$1,884,577 outstanding as of December 31, 2020. Interests is charged at 4.52% per annum. A portion of the loan amount was offset against the dividend declared in the amount of AUD$2,138,610 for the period to June 30, 2021. Subsequently on December 27, 2021, the remaining balance of the loan as at that date, AUD$960,760, was novated to the CEO’s mother, a former director of the Company. Outstanding balances at the year end are unsecured and settlement generally occurs in cash.

Loan issuance, interest, and repayment schedule (in AUD)

Opening balance	$1,684,279
Loan issued:
Jan-20	35,000
Feb-20	14,000
Mar-20	20,000
May-20	38,000
Jun-20	50,000
Aug-20	10,000
Sep-20	420,000
Oct-20	586,362
Nov-20	25,000
Dec-20	20,000
Interest income accrued	53,127
Total repayment during 2020	(508,900)
Closing balance Dec 2020	$2,446,868

Loan issued:
Jan-21	$20,000
Feb-21	266,000
Mar-21	50,000
Apr-21	20,000
Jun-21	500
Jul-21	100,500
Aug-21	230,000
Interest income accrued	96,407	60,642 was accrued by 30 June 2021
Loan offset (Note 8(a))	(120,000)
Dividends issued as repayment of loan	(2,138,610)
Total repayment during 2021	(10,905)	10,905 was repaid by 30 June 2021
Closing balance Dec 2021	$960,760

14.	Subsequent events

Subsequent to year end, the Group paid off its note payable (see note 8 – Loan 1) in the amount of $94,328. The Company also issued 191,211 shares of ordinary share for $690,532. The Company changed its name to Innovation Beverage Group Limited effective from June 2022.

In accordance with ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2020, through the date when the financial statements were available to be issued, and has determined that it does not have any additional material subsequent events to disclosure in these financial statements.

F-41

Innovation Beverage Group Limited

(Formerly Australian Boutique Spirits Pty Limited)

Unaudited Pro Forma Combined Financial Information

For the Years Ended

December 31, 2020 and 2021

F-42

INNOVATION BEVERAGE GROUP LIMITED

(FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2021

F-43

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 3, 2021, Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Limited) (“IBG”) acquired 100% of the outstanding equity interests in REG Liquors, LLC d/b/a Wired for Wine (“W4W”) in exchange for $1,348,762 in cash. As a result of the Exchange Agreement, W4W became a wholly owned subsidiary of IBG. There were no related equity issuances for the acquisition of W4W.

The unaudited pro forma condensed combined statements of operations are based on the historical statements of IBG and combine the results of operations giving effect to the transactions as if it occurred on January 1,2020 and reflecting the pro forma adjustments expected to have a continuing impact on the combined results.

The following unaudited pro forma condensed combined statements of operations reflect the historical operating results of IBG and its controlled entities (collectively the “Group”), including the unaudited pro forma results of W4W for the years ended December 31, 2020 and 2021, as if the business combination had occurred as of January 1, 2020. The pro forma financial information set forth below reflects adjustments to the historical data of the Group to give effect to W4W acquisition as if the acquisition had occurred on January 1, 2020. The pro forma information presented below does not purport to represent what the actual results of operations would have been for the periods indicated, nor does it purport to represent the Group’s future results of operations.

F-44

INNOVATION BEVERAGE GROUP LIMITED
(FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the year ended December 31, 2020

	IBGL	REG Liquors, LLC	Pro Forma Adjustments	Pro Forma Combined

Revenues, net	$2,181,754	$3,775,100	$—	$5,956,854

Cost of goods sold	441,710	2,420,181	—	2,861,891

Gross profit	1,740,044	1,354,919	—	3,094,963

Operating expenses
Other general and administrative	354,713	681,499	6,177	1,042,389
Salary and wages	492,189	58,149	—	550,338
Sales and marketing	24,438	219,732	—	244,170
Contracted services	183,416	—	—	183,416
Total operating expenses	1,054,756	959,380	6,177	2,020,313

Income from operations	685,288	395,539	(6,177)	1,074,650

Other income (expenses):
Depreciation	—	(74)	74	—
Amortization	—	(6,103)	6,103	—
Other income/(expense)	109,812	—	—	109,812
Interest income	36,877	—	—	36,877
Interest expense	(6,145)	(2,330)	—	(8,475)
Total other income (expenses)	140,544	(8,507)	6,1771	138,214

Income before taxes	825,832	387,032	—	1,212,864

Income tax expense	230,066	—	—	230,066

Net income	595,766	387,032	—	982,798
Other comprehensive income (loss):
Foreign currency translation adjustment	82,824	—	—	82,824
Total other comprehensive income (loss)	$678,590	$387,032	—	$1,065,622

Basic and diluted earnings per share	$0.10	—	—	$0.16

Weighted average shares outstanding- basic and diluted	6,172,840	—	—	6,172,840

1 Reclassification of depreciation and amortisation from other income (expenses) to Operating expenses to align with IBGL’s presentation.

F-45

INNOVATION BEVERAGE GROUP LIMITED
(FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the year ended December 31, 2021

	IBGL[2]	REG Liquors, LLC (for the period ended September 30 2021)	REG Liquors, LLC (for the period between October 1 and November 2 2021)	Pro Forma Combined

Revenues, net	$3,748,281	$1,948,887	$222,237	$5,919,405

Cost of goods sold	1,255,877	1,344,094	149,344	2,749,315

Gross profit	2,492,404	604,793	72,893	3,170,090

Operating expenses
Other general and administrative	910,319	150,794	21,901	1,083,014
Salary and wages	800,186	28,873	3,207	832,266
Sales and marketing	424,992	434,328	48,260	907,580
Contracted services	302,740	—	—	302,740
Total operating expenses	2,438,237	613,995	73,368	3,125,600

Income from operations	54,167	(9,202)	(475)	44,490

Other income (expenses):
Depreciation	—	(55)	55	—
Amortization	—	(4,577)	4,577	—
Gain on forgiveness of PPP loan	—	9,200	—	9,200
Other income/(expense)	(5,775)	—	—	(5,775)
Interest income	72,446	—	—	72,446
Interest expense	(32,549)	—	—	(32,549)
Total other income (expenses)	34,122	4,568	4,6323	43,322

Income before taxes	88,289	(4,634)	4,157	87,812

Income tax expense	56,526	—	—	56,526

Net income/(loss)	31,763	(4,634)	4,157	31,286
Other comprehensive income (loss):
Foreign currency translation adjustment	(147,514)	—	—	(147,514)
Total other comprehensive income (loss)	$(115,751)	$(4,634)	$4,157	$(116,228)

Basic and diluted earnings per share	$0.00	—	$—	$0.00

Weighted average shares outstanding basic and diluted	6,449,014	—	—	6,449,014

2 IBGL results include the amounts of REG Liquors, LLC (i.e., post-acquisition).

3 Reclassification of depreciation and amortisation from other income (expenses) to Operating expenses to align with IBGL’s presentation.

F-46

REG LIQUORS, LLC

D/B/A WIRED FOR WINE

FINANCIAL STATEMENTS AND

Independent auditors’ report

As of December 31, 2020 and 2019

F-47

INDEPENDENT AUDITORS’ REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Audit Committee

Innovation Beverage Group Limited

Report on Financial Statements

We have audited the accompanying financial statements of Reg Liquors, LLC (D/B/A Wired for Wine) (the “Company”), which comprise of the balance sheets as of December 31, 2020 and 2019, and the related statements of operations and member’s equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the Companies’ preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Reg Liquors, LLC (D/B/A Wired for Wine) as of December 31, 2020 and 2019, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

June 15, 2022

3001 N. Rocky Point Dr. East, Suite 200 ● Tampa, Florida 33607 ● 813.367.3527

F-48

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)

BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

	2020	2019

ASSETS
Current assets
Cash and cash equivalents	$294,000	$44,239
Accounts receivable, net	46,645	53,335
Inventory, at cost	435,572	459,817
Prepaid expenses	4,128	3,373
Total current assets	780,345	560,764

Property and equipment, net	2,607	2,681
Right of use asset	44,584	61,304
Intangible assets, net	70,696	76,799

Total assets	$898,232	$701,548

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities
Accounts payable and accrued expenses	$350,682	$358,447
Line of credit	—	167,549
Current portion of operating lease liability	18,000	18,000
Paycheck Protection Program loan	9,200	—
Member loan payable	38,432	46,393
Total current liabilities	416,314	590,389

Operating lease liability, less current portion	27,981	44,254

Total liabilities	444,295	634,643

MEMBERS' CAPITAL	453,937	66,905

Total liabilities and members' capital	$898,232	$701,548

See accompanying notes to the financial statements and independent auditors’ report.

F-49

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)

STATEMENTS OF OPERATIONS AND MEMBER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

Revenues, net	$3,775,100	$2,434,696

Cost of goods sold	2,420,181	1,873,231

Gross profit	1,354,919	561,465

Selling, general and administrative expenses	959,380	677,787

Income from operations	395,539	(116,322)

Other expenses
Interest expense	2,330	5,107
Depreciation	74	73
Amortization	6,103	6,104
Total other expenses	8,507	11,284

Net income (loss)	387,032	(127,606)

Beginning member's capital	66,905	194,511

Ending member's capital	$453,937	$66,905

See accompanying notes to the financial statements and independent auditors’ report.

F-50

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$387,032	$(127,606)
Adjustment to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	6,177	6,177
Changes in operating assets and liabilities:
Accounts receivable, net	6,690	(4,880)
Inventory	24,245	(115,173)
Prepaid expenses	(755)	377
Right of use asset	16,720	16,720
Accounts payable and accrued expenses	(7,765)	147,780
Lease liabilities	(16,273)	(15,769)
Net change from operating activities	416,071	(92,374)

CASH FLOWS FROM FINANCING ACTIVITIES:
Activity on line of credit, net	(167,549)	106,000
Proceeds from Paycheck Protection Program loan	9,200	—
Repayments of member loan payable	(7,961)	(11,625)
Net change from operating activities	(166,310)	94,375

NET CHANGE IN CASH AND CASH EQUIVALENTS	249,761	2,001
CASH AND CASH EQUIVALENTS, beginning of period	44,239	42,238
CASH AND CASH EQUIVALENTS, end of period	$294,000	$44,239

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Adoption of lease accounting standard	$—	$78,023

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

See accompanying notes to the financial statements and independent auditors’ report.

F-51

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 1 BUSINESS ORGANIZATION

REG Liquors, LLC d/b/a Wired for Wine (the “Company”) was formed in August 2016 as a Limited Liability Company and is an online distributor of wine. The Company is a wholly-owned subsidiary of Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Ltd) effective from November 3, 2021. The Company is located in Stockton, New Jersey, with warehouse operations in Rutherford, New Jersey.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable.

Cash and cash equivalents are deposited in various financial institutions. At times, amounts on deposit may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Concentration of Market Risk

During the years ended December 31, 2020 and 2019, the Company has two and four vendors, respectively, that represented approximately 36% and 98%, respectively, of all inventory purchases. A major supplier is considered one that represents more than 10% of total annual purchases.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. The Company adopted this ASU on January 1, 2019, using the modified retrospective approach. The impact of adopting this ASU was not material to the financial statements.

F-52

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

Revenue is recognized when, or as, the Company satisfies its performance obligations by transferring promised goods to customers. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

The amount of revenue recognized reflects the consideration to which the Company expects to be entitled in exchange for those promised goods.

Leases

On January 1, 2019, the Company adopted ASU 2016-02, Leases (Topic 842). Based on this standard, the Company determines if an agreement is a lease at inception. Operating lease right of use (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is presented on the statements of operations.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivables are expected payments from vendors under their rebate incentive programs. Management does not expect any amounts to be written off as uncollectible. Therefore, no allowance for doubtful accounts has been provided for as of December 31, 2020 or 2019; however, actual write-offs might occur.

Inventory

Inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value and consists entirely of finished goods.

Property and Equipment

Property and equipment are stated at historical cost, less accumulated depreciation. Expenditures for additions and improvements that substantially extend the useful life of property and equipment or increase its operating effectiveness are capitalized. Repair and maintenance costs are expenses as incurred. The Company depreciates the cost of property and equipment over the estimated useful lives of the assets, currently at 39 years, using the straight-line method.

Intangible Assets

Intangible assets consist of the Company’s liquor license, which is stated at historical cost, less accumulated amortization. The Company amortizes the liquor license over its term of 15 years, using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or circumstances warrant such a review pursuant to the provisions Accounting Standards Codification (“ASC”) 360 Property, Plant, and Equipment.

Income Taxes

The Company is a single member limited liability company under the Internal Revenue Code. Accordingly, the financial statements do not include a provision for federal income taxes. The Company’s earnings and losses are included in the member’s personal income tax return and the income tax thereon, if any, is paid by the member. Management has evaluated tax positions in accordance with FASB ASC 740, Income Taxes, and has not identified any tax positions, other than being taxed as a pass through entity, that require disclosure. No separate tax return is filed by the Company.

F-53

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2020 and 2019 amounted to $219,732 and $194,679, respectively.

Subsequent Events

In accordance with FASB ASC 855, Subsequent Events, the Company evaluated subsequent events through June 15, 2022; the date the financial statements were available for issue.

NOTE 3 PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2020 and 2019:

	Estimated Useful Life (in years)	2020	2019

Improvements	39	2,874	2,874
Less: Accumulated depreciation		(267)	(193)
		$2,607	$2,681

Related depreciation expense for the years ended December 31, 2020 and 2019 was $74 and $74, respectively.

NOTE 4 INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2020 and 2019:

Related amortization expense for the years ended December 31, 2020 and 2019 was $6,103 and $6,103, respectively.

NOTE 5 LIne of Credit

The Company had a $1,000,000 line of credit with a bank that matured October 31, 2020. The balance at December 31, 2020 and 2019 was $0 and $167,549, respectively.

F-54

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 6 Paycheck Protection Program Loan

During 2020, the Company received a $9,200 Paycheck Protection Program loan. The loan accrues interest at 1% annually. The Company was notified in August 2021 that the loan and accrued interest was forgiven in full.

NOTE 7 mEMBER’S CAPITAL

At December 31, 2020 and 2019, the Company had a single member who owned all of the membership interest in the Company.

Note 8 related party transactions

At December 31, 2020 and 2019, the Company had a non-interest bearing on-demand loan to its member for $38,432 and $46,393, respectively.

NOTE 9 Commitments

Warehouse lease

The Company leases warehouse facilities in New Jersey. The lease is $1,500 per month through September 2023. Rent expense for each of the years ended December 31, 2020 and 2019 was $18,000. At December 31, 2020 and 2019, the Company had a right of use asset of $44,584 and $61,304, respectively, and a corresponding liability of $45,981 and $62,254, respectively. The schedule below is the future minimum rent payments under the operating lease.

NOTE 10 Contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. Certain insurance policies held by the Company may reduce the cash outflows with respect to an adverse outcome of certain of these litigation matters.

NOTE 11 Concentrations of risks and uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency of COVID-19 outbreak. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic.

The 2020 operations reflect the impact of COVID-19 throughout the period. Restrictions continued to impact the Company’s operations, with key sales channels remaining in varied states of impact and recovery. During the pandemic, non e-commerce sales channels experienced varying levels of disruption. COVID-19 also caused a shortage of certain raw materials and prolonged logistics

Management continues actively monitoring the impact of the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.

F-55

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 12 subsequent events

The ownership of the Company changed on November 3, 2021, with the sale of the business to an unrelated third party, Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Ltd).

F-56

REG LIQUORS, LLC

D/B/A WIRED FOR WINE

FINANCIAL STATEMENTS

As of SEPTEMBER 30, 2021

F-57

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)

BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	Unaudited
ASSETS
Current assets
Cash and cash equivalents	$225,866	$294,000
Accounts receivable, net	21,285	46,645
Inventory, at cost	406,655	435,572
Prepaid expenses	3,821	4,128
Member loan receivable	829	—
Total current assets	658,456	780,345

Property and equipment, net	2,552	2,607
Right of use asset	32,045	44,584
Intangible assets, net	66,119	70,696
Total assets	$759,172	$898,232

Commitments and contingencies

LIABILITIES AND MEMBER’S CAPITAL
Current liabilities
Accounts payable and accrued expenses	$282,185	$350,682
Current portion of operating lease liability	18,000	18,000
Paycheck Protection Program loan	—	9,200
Member loan payable	—	38,432
Total current liabilities	300,185	416,314

Operating lease liability, less current portion	15,436	27,981
Total liabilities	315,621	444,295

MEMBER’S CAPITAL	443,551	453,937

Total liabilities and members’ capital	$759,172	$898,232

See accompanying notes to the unaudited financial statements.

F-58

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)

STATEMENTS OF OPERATIONS AND MEMBER’S EQUITY

UNAUDITED

	For the nine months ended
	September 30,
	2021	2020

Revenues, net	$1,948,887	$2,891,527

Cost of goods sold	1,344,094	1,983,937

Gross profit	604,793	907,590

Operating expenses
Selling, general and administrative expenses	613,995	734,921

Income from operations	(9,202)	172,669

Other income (expenses):
Payroll protection program loan forgiven	9,200	—
Depreciation	(55)	(55)
Amortization	(4,577)	(4,577)
Total other income (expenses)	4,568	(4,632)

Net income (loss)	(4,634)	168,037

Beginning member’s capital	453,937	66,905
Member distribution	(5,752)	—

Beginning member’s capital	$443,551	$234,942

 See accompanying notes to the unaudited financial statements.

F-59

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)

STATEMENTS OF CASH FLOWS

UNAUDITED

	For the nine months ended
	September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,634	$(168,037)
Adjustment to reconcile net income to net
cash flows from operating activities:
Depreciation and amortization	4,632	4,632
Payroll protection program loan forgiven	(9,200)	—
Changes in operating assets and liabilities:
Accounts receivable	25,360	53,335
Inventory	28,917	—
Prepaid expenses	307	(3,283)
ROU Asset	12,539	—
Accounts payable	(68,497)	(148,245)
Lease liability	(12,545)	—
Cash flows from operating activities	(13,853)	(261,598)

CASH FLOWS FROM INVESTING ACTIVITIES:
Member loan receivable	(829)	—
Cash flows from investing activities	(829)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from PPP loan	—	9,200
Line of credit activity, net	—	(132,106)
Repayments of member loan	(53,452)	411,657
Cash flows from financing activities	(53,452)	288,751

NET CHANGE IN CASH AND CASH EQUIVALENTS	(68,134)	27,153
CASH AND CASH EQUIVALENTS, beginning of period	294,000	44,239
CASH AND CASH EQUIVALENTS, end of period	225,866	71,392

Supplemental Cash Flow Information
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

See accompanying notes to the unaudited financial statements.

F-60

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

UNAUDITED

NOTE 1 BUSINESS ORGANIZATION

REG Liquors, LLC d/b/a Wired for Wine (the “Company”) was formed in August 2016 as a Limited Liability Company and is an online distributor of wine. The Company is a wholly-owned subsidiary of Innovation Beverage Group Pty Limited (formerly Australian Boutique Spirits Pty Ltd) effective from November 3, 2021, and is located in Stockton, New Jersey, with warehouse operations in Rutherford, New Jersey.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable.

=-

Cash and cash equivalents are deposited in various financial institutions. At times, amounts on deposit may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. The Company adopted this ASU on January 1, 2019, using the modified retrospective approach. The impact of adopting this ASU was not material to the financial statements.

Revenue is recognized when, or as, the Company satisfies its performance obligations by transferring promised goods to customers. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Leases

On January 1, 2019, the Company adopted ASU 2016-02, Leases (Topic 842). Based on this standard, the Company determines if an agreement is a lease at inception. Operating lease right of use (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is presented on the statements of operations.

F-61

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

UNAUDITED

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivable are expected payments from vendors under their rebate incentive programs. Management does not expect any amounts to be written off as uncollectible. Therefore, no allowance for doubtful accounts has been provided for as of September 30, 2021 and December 31, 2020; however, actual write-offs might occur.

Inventory

Inventory is stated at the lower of cost (determined using the first-in, first-out method) or market and consists entirely of finished goods.

Property and Equipment

Property and equipment are stated at historical cost, less accumulated depreciation. Expenditures for additions and improvements that substantially extend the useful life of property and equipment or increase its operating effectiveness are capitalized. Repair and maintenance costs are expenses as incurred. The Company depreciates the cost of property and equipment over the estimated useful lives of the assets, currently at 39 years, using the straight-line method.

Intangible Assets

Intangible assets consist of the Company’s liquor license, which is stated at historical cost, less accumulated amortization. The Company amortizes the liquor license over its term of 15 years, using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or circumstances warrant such a review pursuant to the provisions Accounting Standards Codification (“ASC”) 360 Property, Plant, and Equipment.

Income Taxes

The Company is a single member limited liability company under the Internal Revenue Code. Accordingly, the financial statements do not include a provision for federal income taxes. The Company’s earnings and losses are included in the member’s personal income tax return and the income tax thereon, if any, is paid by the member. Management has evaluated tax positions in accordance with FASB ASC 740, Income Taxes, and has not identified any tax positions, other than being taxed as a pass through entity, that require disclosure. No separate tax return is filed by the Company.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the nine-months ended September 30, 2021 and 2020 amounted to $80,187 and $188,380, respectively.

Subsequent Events

In accordance with FASB ASC 855, Subsequent Events, the Company evaluated subsequent events through June 17, 2022; the date the financial statements were available for issue.

F-62

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

UNAUDITED

NOTE 3 PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2021 and December 31, 2020:

	Estimated Useful Life (in years)	September 30, 2021	December 31, 2020
Improvements	39	$2,874	$2,874
Less: Accumulated depreciation		(322)	(267)
		$2,552	$2,607

Related depreciation expense for the nine months ended September 30, 2021 and 2020 was $55.

NOTE 4 INTANGIBLE ASSETS

Intangible assets consisted of the following at September 30, 2021 and December 31, 2020:

	Estimated Useful Life (in years)	September 30, 2021	December 31, 2020
Liquor license	15	$91,549	$91,549
Less: Accumulated amortization		(25,430)	(20,853)
		$66,119	$70,696

Related amortization expense for the nine months ended September 30, 2021 and 2020 was $4,577.

NOTE 5 Paycheck Protection Program Loan

During 2020, the Company received a $9,200 Paycheck Protection Program loan. The loan accrues interest at 1% annually. The Company was notified in August 2021 that the loan and accrued interest was forgiven in full. As a result, the Company recorded a gain on the forgiveness of PPP loan in the amount of $9,200.

NOTE 6 Commitments

Warehouse lease

The Company leases warehouse facilities in New Jersey. The lease is $1,500 per month through September 2023. Rent expense for the nine months ended September 30, 2021 and 2020 was $13,500. At September 30, 2021 and December 31, 2020, the Company had a right of use asset of $32,045 and $44,584, respectively, and a corresponding liability of $33,436 and $45,981, respectively. The schedule below is the future minimum rent payments under the operating lease.

F-63

REG LIQUORS, LLC (D/B/A WIRED FOR WINE)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

UNAUDITED

Year ending December 31:
2021	$4,500
2022	18,000
2023	13,500
Total future minimum lease payments	36,000
Less imputed interest	(2,564)
Total operating lease liability	$33,436

NOTE 7 Contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. Certain insurance policies held by the Company may reduce the cash outflows with respect to an adverse outcome of certain of these litigation matters.

NOTE 8 Concentrations of risks and uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as a virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for the fiscal year 2021.

NOTE 9 subsequent events

The ownership of the Company changed on November 4, 2021, with the sale of the business to an unrelated third party.

F-64

Subject To Completion, Date February 9, 2023

2,500,000 Units

Each Unit Consisting of

One Ordinary Share and One Warrant to Purchase One Ordinary Share

PROSPECTUS

Innovation Beverage Group LIMItEd

 Aegis Capital Corp.

Sole Bookrunning Manager

Through and including _________, 2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in the ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

[BACK COVER OF PROSPECTUS]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Australian law

Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors for liabilities and costs incurred while acting as a director or officer of the company, subject to restrictions imposed under the Corporations Act which provides that a company or a related body corporate of the company must not indemnify an officer or director against any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the company;

●	a liability for certain pecuniary penalty orders or compensation orders;

●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

●	as to legal costs, legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

o	in defending or resisting proceedings in which the officer or director is found to have a liability for which they could not be indemnified by reason of the limitations on indemnification set out above;

o	in defending or resisting criminal proceedings in which the officer or director is found guilty;

o	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

o	in connection with proceedings for relief to the officer or director under the Corporations Act, in which the court denies the relief.

Constitution

Our Constitution provides, except to the extent prohibited by law including under the Corporations Act, for the indemnification of every person who is or has been an officer or a director of the Company against any liability (other than conduct involving a lack of good faith on the part of the officer) incurred by that person as an officer or director. This includes any liability incurred by that person in their capacity as an officer or director of a subsidiary of the Company where the Company requested that person to accept that appointment.

SEC Position

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the underwriting agreement for this offering, the form of which is filed as Exhibit 1.1 to this registration statement, the underwriter will agree to indemnify our directors and officers and persons controlling us, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter.

Item 7. Recent Sales of Unregistered Securities

Set forth below is information regarding ordinary shares issued by us during the last three years, which were not registered under the Securities Act. Innovation Beverage Group believes that each of such issuances was exempt from registration under the Securities Act in reliance on Regulation S or Regulation D under the Securities Act. Except for the Series A Financing which was underwritten locally by an Australian broker, none of the below described transactions involved any underwriter, underwriting discounts and commissions or commissions, or any public offering.

On August 16, 2021, in connection with our Series A Financing, we issued  952,381 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$3,000,000, to an accredited investor in reliance on Regulation D.

On September 11, 2021, in connection with our Series A Financing, we issued 158,730 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$500,000, to a non-U.S. person in reliance on Regulation S.

On November 18, 2021, in connection with our Series A Financing, we issued 301,587 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$950,000, to a non-U.S. person in reliance on Regulation S.

On November 25, 2021, in connection with our Series A Financing, we issued 111,111 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$350,000, to a non-U.S. person in reliance on Regulation S.

On November 25, 2021, in connection with our Series A Financing, we issued 158,730 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$500,000, to a non-U.S. person in reliance on Regulation S.

On December 14, 2021, in connection with our Series A Financing, we issued 111,111 ordinary shares at AUD$3.15 per share for a total purchase price of AUD$350,000 to an institutional investor in reliance on Regulation D.

On February 11, 2022, in connection with our Series A Financing, we issued 3,175 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$10,001, to an accredited investor in reliance on Regulation D.

On February 13, 2022, in connection with our Series A Financing, we issued 6,349 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$19,999, to a non-U.S. person in reliance on Regulation S.

On February 14, 2022, in connection with our Series A Financing, we issued 3,000 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$9,450, to a non-U.S. person in reliance on Regulation S.

On February 14, 2022, in connection with our Series A Financing, we issued 2,000 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$6,300, to a non-U.S. person in reliance on Regulation S.

On February 16, 2022, in connection with our Series A Financing, we issued 15,873 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$50,000, to a non-U.S. person in reliance on Regulation S.

On April 29, 2022, in connection with our Series A Financing, we issued 47,619 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$166,963, to a non-U.S. person in reliance on Regulation S.

On April 29, 2022, in connection with our Series A Financing, we issued 35,273 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$111,110, to a non-U.S. person in reliance on Regulation S.

On April 29, 2022, in connection with our Series A Financing, we issued 31,746 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$100,000, to a non-U.S. person in reliance on Regulation S.

On April 29, 2022, in connection with our Series A Financing, we issued 63,492 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$200,000, to an accredited investor in reliance on Regulation D.

On April 29, 2022, in connection with our Series A Financing, we issued 111,111 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$350,000, to a non-U.S. person in reliance on Regulation S.

On April 29, 2022, in connection with our Series A Financing, we issued 25,397 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$80,000, to a non-U.S. person in reliance on Regulation S.

On April 29, 2022, we issued to an employee 31,746 ordinary shares at a price of AUD$3.15 per share with an aggregate value of AUD$100,000.

On April 29, 2022, we issued an aggregate of 8,912 ordinary shares to two consultants for their rendered services at a price of AUD$3.15 per share with an aggregate value of AUD$28,073.

On September 6, 2022, we issued to an employee 10,582 ordinary shares (as adjusted to reflect the reverse split) at a price of AUD$3.15 per share with an aggregate value of AUD$33,333.

On September 10, 2022, our Board of Directors approved a 1-for-1.62 reverse split of our ordinary shares, effective September 12, 2022, having obtained shareholder approval on August 12, 2022. Pursuant to the reverse split, our shareholders received one (1) ordinary share for every 1.62 ordinary shares held as of such date.

On December 6, 2022, we issued to an employee 19,608 ordinary shares at a price of AUD$3.15 per share with an aggregate value of AUD$61,765.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.”

EXHIBIT INDEX

Exhibit No.	Exhibit Title
1.1	Form of Underwriting Agreement
3.1*	Constitution of Innovation Beverage Group Limited
4.1*	Shareholders’ Deed
4.2*	Specimen Certificate for Ordinary Shares
4.3	Specimen Certificate for Warrant
4.4	Form of Warrant Agent Agreement
5.1*	Opinion of Australian Counsel of the Registrant as to the validity of the ordinary shares
5.2*	Opinion of Sichenzia Ross Ference LLP
10.1*	Rutherford, NJ Sublease for REG Liquors, LLC Property, dated October 1, 2013
10.2*	Sydney Lease Deed for Seven Hills Facility
10.3*	Transfer of Lease, Mortgage or Charge (lease registered number AH858213) between Europa International Pty Ltd and Australian Boutique Spirits Pty Ltd, dated October 29, 2018
10.4*	Executive Services Agreement between Australian Boutique Spirits Pty Ltd, Beri Beverages Pty Ltd and Sahil Beri, dated November 1, 2021
10.5*	Contract of Employment between Australian Boutique Spirits Pty Ltd and Tianyi Eric Yu, dated July 1, 2018
10.6*	Consulting Agreement between Australian Boutique Spirits Pty Ltd and Great Plains Development, Inc., dated February 15, 2022
10.7*	Contract of Employment between Australian Boutique Spirits Pty Ltd and Clive Coleman, dated July 1, 2018
10.8*	Non-Executive Director’s Agreement between Australian Boutique Spirits Pty Ltd and Sally E. Cardillo, dated April 29, 2022
10.9*	Non-Executive Director’s Agreement between Australian Boutique Spirits Pty Ltd and Sameer Sethi, dated April 29, 2022
10.10*	Non-Executive Director’s Agreement between Australian Boutique Spirits Pty Ltd and Kristopher Salinger, dated April 29, 2022
10.11*	Deed of Novation by and among Europa International Pty Ltd, Coca-Cola Amatil (Australia) Pty Ltd, and Australian Boutique Spirits Pty Ltd, dated July 2, 2018
10.12*	Manufacturing Agreement between Europa International Pty Ltd and Coca-Cola Amatil (Australia) Pty Ltd, dated December 22, 2016.
10.13*	Notice Under 2016 Europa Manufacturing Agreement dated January 9, 2019.
10.14*	Manufacturing Agreement between Europa International Pty Ltd and Coca-Cola Amatil (Australia) Pty Ltd, dated June 9, 2017.
10.15*	Manufacturing Supply and License Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated July 31, 2020
10.16*+	Amendment Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated March 10, 2021
10.17*	Termination of BevMart Agreement and Amendment to Manufacturing Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021
10.18*+	Novation of Debt Agreement between Amit Beri and Meena Beri, dated December 27, 2021
10.19*	2022 Equity Incentive Plan
10.20	Form of Lock-Up Agreement
10.21*	Amendment Agreement between Innovation Beverage Group Limited and Sway Energy Corp., dated October 21, 2022
14*	Code of Ethics and Business Conduct
21.1*	List of Subsidiaries
23.1	Consent of Accell Audit and Compliance, PA for Innovation Beverage Group Limited
23.2	Consent of Accell Audit and Compliance, PA for Reg Liquors, LLC (d/b/a Wired for Wine)
23.3*	Consent of Sichenzia Ross Ference LLP (Included in Exhibit 5.2)
24.1	Power of Attorney (included in signature pages)
99.1*	Consent of IWSR
99.2*	Audit Committee Charter
99.3*	Nomination and Remuneration Committee Charter
99.3	Registrant’s Representation Pursuant to Requirements of Form 20-F, Item 8.A.4
107	Filing Fee Table

* Previously Filed.

+ Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that Innovation Beverage Group Limited treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, United States on February 9, 2023.

INNOVATION BEVERAGE GROUP LIMITED
By:	/s/ Dean Huge
Name:	Dean Huge
Title:	Chief Executive Officer (Principal Executive Officer)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Dean Huge, acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1, or other appropriate form, and all amendments thereto, including post-effective amendments, of Innovation Beverage Group Limited, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
/s/ Dean Huge	Chief Executive Officer (Principal Executive Officer)	February 9, 2023
Dean Huge
/s/ Tianyi Eric Yu	Chief Financial Officer (Principal Financial Officer and Controller)	February 9, 2023
Tianyi Eric Yu
/s/ Sahil Beri	Chief Operating Officer and Chairman	February 9, 2023
Sahil Beri
/s/ Clive Coleman	Chief Commercial Officer	February 9, 2023
Clive Coleman
/s/ Sally Cardillo	Director	February 9, 2023
Sally Cardillo
/s/ Kristopher Laurens Salinger	Director	February 9, 2023
Kristopher Laurens Salinger
/s/ Sameer Sethi	Director	February 9, 2023
Sameer Sethi

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in the State of Florida, United States on February 9, 2023.

Authorized U.S. Representative
Dean Huge
By:	/s/ Dean Huge
Name:	Dean Huge
Title:	Chief Executive Officer